Exhibit 10.1

STOCK PURCHASE AGREEMENT

Between

IMATION CORP. AND NXSN ACQUISITION CORP.

Dated as of November 22, 2016

TABLE OF CONTENTS

1.	Definitions	1

2.	Purchase and Sale of Company Shares	9

3.	Representations and Warranties of the Purchaser	11

4.	Representations and Warranties of the Seller	14

5.	Pre-Closing Covenants	26

6.	Post-Closing Covenants	32

7.	Conditions to Obligation to Close	36

8.	Remedies for Breaches of This Agreement	38

9.	Tax Matters	42

10.	Termination	46

11.	Miscellaneous	47

LIST OF EXHIBITS, ANNEXES AND SCHEDULES

Exhibit A – Form of Purchaser Note

Exhibit B – Form of Security Agreement

Exhibit C – Form of Equity Commitment Letter

Exhibit D – Form of Contribution Agreement

Exhibit E – Form of Stockholders Agreement

Exhibit F – Form of Preferred Stock Purchase Agreement

Exhibit G – Form of A&R Charter

General Schedules

Purchaser Schedules

Seller Schedules

STOCK PURCHASE AGREEMENT

This Stock Purchase Agreement (this “Agreement”) entered into as of November 22, 2016, by and between Imation Corp., a Delaware corporation (the “Seller”) and NXSN Acquisition Corp., a Delaware corporation (the “Purchaser”). The Purchaser and the Seller are each referred to as a “Party” and collectively as the “Parties.”

WHEREAS, the Seller owns 1,000 shares of Common Stock (collectively, “Company Shares”) of Nexsan Corporation, a Delaware corporation (the “Company”), which Company Shares represent all of the issued and outstanding capital stock of the Company;

WHEREAS, the Seller owns all of the issued and outstanding capital stock of Connected Data; and

WHEREAS, the Seller wishes to contribute to the Company all of the issued and outstanding capital stock of Connected Data, and thereinafter, sell to the Purchaser the Company Shares on the terms and subject to the conditions set forth herein.

NOW, THEREFORE, in consideration of the premises and the mutual promises herein made, and in consideration of the representations, warranties, and covenants herein contained, the Parties agree as follows.

1.          Definitions.

“A&R Charter” means the amended and restated certificate of incorporation of the Purchaser in the form of Exhibit G hereto.

“Accounting Firm” means any nationally recognized accounting firm mutually agreeable to the Parties.

“Accredited Investor” has the meaning set forth in Rule 501(a) of Regulation D promulgated under the Securities Act.

“Adverse Consequences” means all Proceedings, Orders, damages, dues, penalties, fines, costs, amounts paid in settlement, Liabilities, obligations, Taxes, liens, losses, expenses, and fees, including court costs and attorneys’ fees and expenses, other than any special, consequential, incidental, exemplary, punitive or indirect damages, including lost profits or revenues, diminution in value or damages based on any type of multiple.

“Affiliate” means, with respect to any Person, any other Person who directly or indirectly (through one or more intermediaries), controls, is controlled by or under common control with such Person. For purposes of this definition, “control” (including, with correlative meanings, the terms “controlled by” and "under common control with”), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise. Without limiting the foregoing, (A) prior to the Closing, the Company and each Subsidiary of the Company shall be Affiliates of Seller, and (B) from and after the Closing, the Company and each Subsidiary of the Company shall be Affiliates of the Purchaser, and (C) the Seller and the Purchaser shall not be Affiliates.

“Affiliated Group” means any affiliated group within the meaning of Code §1504(a) or any similar group defined under a similar provision of Law.

“Applicable Rate” means the prime rate of interest publicly announced from time to time by Citibank, N.A. plus 3% per annum.

“Bylaws” has the meaning set forth in §5(n).

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“Closing” has the meaning set forth in §2(c) below.

“Closing Date” has the meaning set forth in §2(c) below.

“Closing Statement” has the meaning set forth in §2(f)(i) below.

“COBRA” means the requirements of Part 6 of Subtitle B of Title I of ERISA and Code §4980B and of any similar state Law.

“Code” means the Internal Revenue Code of 1986, as amended.

“Common Stock” means the common stock of the Company.

“Company” has the meaning set forth in the recitals of this Agreement.

“Company Acquisition Agreement” has the meaning set forth in §5(h) below.

“Company Acquisition Proposal” has the meaning set forth in §5(g)(iii) below.

“Company Agreements” means any written or oral contract, instrument, agreement, lease, commitment, obligation, plan, or arrangement (or group of related agreements) to which the Company or any of its Subsidiaries is a party or by which it or its property may be bound, including all Leases, and all licensing, reseller, development, marketing, support and alliance agreements, and any agreements which relate primarily to the business, assets, liabilities, Intellectual Property, financial condition, operations or prospects of the Company or such Subsidiary.

“Company Shares” has the meaning set forth in the recitals of this Agreement.

“Company Superior Proposal” has the meaning set forth in §5(g) below.

“Company Working Capital” means, as of the Closing Date,

(i) the sum of the Company’s and its Subsidiaries’ (including Connected Data’s) (A) accounts receivable (net of allowances for doubtful accounts), (B) prepaid expenses (but not including any prepaid amounts due to Seller or any Affiliate of the Seller), (C) Inventory (net of allowances) and (D) other current assets (but not including (1) cash, cash equivalents, and marketable securities, and (2) any amounts due from Seller or any Affiliate of the Seller), minus

(ii) the sum of the Company’s and its Subsidiaries’ (including Connected Data’s) accounts payable, accrued liabilities, deferred revenue (current portion) and other current liabilities (but not including any payables, liabilities or other amounts due or owed to the Seller or any Affiliate of the Seller), calculated in accordance with GAAP and any accounting methods, practices, principles, policies, classifications, judgments and valuation and estimation methodologies set forth in §1 of the General Schedules.

“Competitive Business” has the meaning set forth in §6(g) below.

“Confidential Information” means, with respect to any Party, any information of or concerning the businesses and affairs of such Party and its Affiliates, other than information that (a) is or becomes generally available to and known by the public (other than as a result of any breach of this Agreement), or (b) is lawfully acquired by another Party or its Affiliates or Representatives from a source that was not subject to a confidentiality obligation (whether by contract, as fiduciary or otherwise) with respect to such information. For the avoidance of doubt, all information of or concerning the businesses and affairs of Company and its Subsidiaries shall be Confidential Information of the Purchaser from and after the Closing subject to §11(q).

“Connected Data” means Connected Data, Inc., a California corporation.

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“Contribution Agreement” means the agreement between the Company and the Seller dated as of the date of the Closing, in the form of Exhibit C.

“DGCL” means the Delaware General Corporation Law.

“Employee Benefit Plan” means any “employee benefit plan” (as such term is defined in ERISA §3(3)) and any other employee benefit plan, program or arrangement of any kind.

“Employee Pension Benefit Plan” has the meaning set forth in ERISA §3(2).

“Employee Welfare Benefit Plan” has the meaning set forth in ERISA §3(1).

“Employment Agreements” has the meaning set forth in §2(d)(i)(B).

“Environmental, Health, and Safety Requirements” shall mean all federal, state, local and foreign statutes, regulations, ordinances and other provisions having the force or effect of law, all judicial and administrative orders and determinations, all contractual obligations and all common law concerning public health and safety, worker health and safety, and pollution or protection of the environment, including without limitation all those relating to the presence, use, production, generation, handling, transportation, treatment, storage, disposal, distribution, labeling, testing, processing, discharge, release, threatened release, control, or cleanup of any hazardous materials, substances or wastes, chemical substances or mixtures, pesticides, pollutants, contaminants, toxic chemicals, petroleum products or by-products, asbestos, polychlorinated biphenyls, noise or radiation, each as amended and as now or hereafter in effect.

“Equity Commitment Letters” means those commitment letters in the form of Exhibit B hereto pursuant to which, subject to the terms and conditions thereof, the Equity Investors commit to provide equity financing to the Purchaser, with such commitments being satisfied by the purchase of Series A Preferred Stock under the Preferred Stock Purchase Agreement and any confirmations, acknowledgments, guarantees and other ancillary documents relating thereto.

“Equity Investor” means each Person (other than the Purchaser) who executes an Equity Commitment Letter committing to the purchase of Series A Preferred Stock pursuant to the Preferred Stock Purchase Agreement, or who enters into the Preferred Stock Purchase Agreement committing to purchase Series A Preferred Stock.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“ERISA Affiliate” means each entity which is treated as a single employer with the Company for purposes of Code §414.

“Fiduciary” has the meaning set forth in ERISA §3(21).

“Final Working Capital” means the Company Working Capital (a) as set forth in the Closing Statement delivered by the Purchaser and accepted by the Seller; (b) as set forth in the Closing Statement delivered by the Purchaser, if Seller fails to timely deliver Notice of Dispute in accordance with §2(f)(ii); (c) as finally determined by the Accounting Firm pursuant to §2(f)(iii); or (d) as modified by any agreement among the Purchaser and the Seller.

“Financial Statement” has the meaning set forth in §4(h) below.

“Firm” means Winston & Strawn LLP.

“Fraud” means any intentional act or omission knowingly committed by a Party with the intent to deceive and mislead another Person.

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“Funded Equity Commitments” means the aggregate amount, determined as of any given time, of (i) equity commitments represented by duly executed Equity Commitment Letters that have been delivered to Seller as of such time (not including the amount of any such commitments that have been satisfied by the purchase of Series A Preferred Stock under the Preferred Stock Purchase Agreement), and (ii) amounts that have been received by the Purchaser (and that would otherwise be immediately available for investment in the Company and its Subsidiaries) as of such time from the issuance and sale of shares of Series A Preferred Stock pursuant to the Preferred Stock Purchase Agreement.

“GAAP” means United States generally accepted accounting principles as in effect from time to time.

“General Schedules” means the disclosure schedules jointly prepared and delivered by the Seller and the Purchaser concurrently with the execution and delivery of this Agreement, which disclosure schedules are arranged in sections, subsections and paragraphs corresponding to the numbered and lettered sections, subsections and paragraphs in this Agreement, other than those in §3 and §4.

“Go-Shop Period” has the meaning set forth in §5(g)(ii) below.

“Governmental Entity” means any transnational, domestic or foreign, federal, state or local governmental authority, department, court, agency or official, including any political subdivision thereof (including the IRS).

“Income Tax” means any Tax that is based on, or computed with respect to, net income or earnings (and any franchise Tax or Tax on doing business imposed in lieu thereof) and all related interest and penalties.

“Income Tax Return” means any Tax Return relating, or with respect, to Income Taxes.

“Indemnified Party” means any Purchaser Party, Seller Party or other Person (as applicable) entitled to indemnification pursuant to §8 of this Agreement.

“Indemnifying Party” means any of the Purchaser, the Seller or other Person (as applicable) who has an obligation to indemnify and hold harmless any Indemnified Party pursuant to §8 of this Agreement.

“Intellectual Property” means (a) all inventions (whether patentable or unpatentable and whether or not reduced to practice), and all patents, patent applications, and patent disclosures, together with all reissuances, continuations, continuations in part, revisions, extensions, and reexaminations thereof, (b) all trademarks, service marks, trade dress, logos, trade names, and corporate names and including all goodwill associated therewith, and all applications, registrations, and renewals in connection therewith, (c) all copyrightable works, all copyrights, and all applications, registrations, and renewals in connection therewith, (d) all mask works and all applications, registrations, and renewals in connection therewith, (e) all trade secrets and confidential business information (including research and development, know-how, formulas, compositions, manufacturing and production processes and techniques, technical data, designs, drawings, specifications, customer and supplier lists, pricing and cost information, and business and marketing plans and proposals), (f) all computer software (including databases and related documentation), (g) all other similar intellectual property rights, and (h) all copies and tangible embodiments thereof (in whatever form or medium).

“Interest Rate” shall have the meaning set forth in the Purchaser Note.

“Knowledge” means actual knowledge of Robert Fernander, Danny Zheng and Geoff Barrall.

“Laws” means, collectively, all international, foreign, federal, state and local statutes, treaties, rules, regulations, ordinances, codes and principles of common law, including the interpretation or administration thereof by any Governmental Entity charged with the enforcement, interpretation or administration thereof, in each case having the force of law.

“Leased Real Property” means all leasehold or subleasehold estates and other rights to use or occupy any land, buildings, structures, improvements, fixtures or other interest in real property held by any of the Company or its Subsidiaries.

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“Leases” means all leases, subleases, licenses, concessions and other agreements (written or oral), including all amendments, extensions, renewals, guaranties and other agreements with respect thereto, pursuant to which any of the Company or its Subsidiaries holds any Leased Real Property, including the right to all security deposits and other amounts and instruments deposited by or on behalf of the Company or its Subsidiaries thereunder.

“Liability” means any liability (whether absolute or contingent, whether accrued or unaccrued, or whether liquidated or unliquidated), including any liability for Taxes.

“Material Adverse Change” means a material adverse change in, or effect on, the business, financial condition, operations, results of operations or prospects of the Company and its Subsidiaries taken as a whole, excluding any event, occurrence, fact, condition or change, directly or indirectly, arising out of or attributable to: (a) general economic, regulatory or political conditions (or changes therein) or conditions (or changes therein) in the financial, credit or securities markets (including changes in interest or currency exchange rates) in any country or region in which the Company and its Subsidiaries, as applicable, operate; (b) any natural or man-made disaster or act of war, armed hostilities or terrorism, or the escalation or worsening thereof; (c) condition, change, event, occurrence or effect generally affecting the industries in which the Company and its Subsidiaries operate; (d) any action required or permitted by this Agreement or any action taken (or omitted to be taken) with the written consent of or at the written request of the Purchaser or its Affiliates; (e) the announcement, pendency or completion of the Transactions, including losses or threatened losses of employees, customers, suppliers, distributors or others having relationships with the Company or any of its Subsidiaries; (f) any changes in applicable Laws or accounting rules (including GAAP) or the enforcement, implementation or interpretation thereof; or (g) any failure by the Company or any of its Subsidiaries to meet any internal or published projections, forecasts or revenue or earnings predictions (provided that the underlying causes of such failures (subject to the other provisions of this definition) shall not be excluded).

“Multiemployer Plan” has the meaning set forth in ERISA §3(37).

“Notice of Dispute” has the meaning set forth in §2(f)(ii).

“Order” means any order, award, decision, injunction, judgment, ruling, decree, charge, writ, subpoena or verdict entered, issued, made or rendered by any Governmental Entity.

“Ordinary Course of Business” means the ordinary course of business consistent with past custom and practice (including with respect to quantity and frequency).

“Partnership” has the meaning set forth in §3(b)(i).

“Party” has the meaning set forth in the preface above.

“PBGC” means the Pension Benefit Guaranty Corporation.

“Person” means an individual, a partnership, a corporation, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, or a Governmental Entity.

“Post-Closing Tax Period” means any Tax period beginning after the Closing Date.

“Pre-Closing Tax Period” means any Tax period ending on or before the Closing Date.

“Preferred Stock Purchase Agreement” means an agreement, substantially in the form of Exhibit F hereto, among the Purchaser and the Equity Investors providing for the issuance and sale of Series A Preferred Stock to the Equity Investors.

“Proceeding” means any action, suit, proceeding, hearing, investigation, charge, complaint, claim, demand, arbitration, audit, or judicial or administrative proceeding.

“Prohibited Transaction” has the meaning set forth in ERISA §406 and Code §4975.

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“Proxy Statement” has the meaning set forth in §5(l) below.

“Purchase Price” has the meaning set forth in §2(b) below.

“Purchaser” has the meaning set forth in the preface above.

“Purchaser Common Stock” means the common stock, $0.01 par value per share, of the Purchaser.

“Purchaser Note” has the meaning set forth in §2(b) below.

“Purchaser Parties” means, collectively, the Purchaser, the Purchaser’s Affiliates (including the Company and the Company’s Subsidiaries) and the Purchaser’s Representatives; provided, that “Purchaser Parties” shall not include the Seller or the Seller’s controlled Affiliates (other than the Company and the Company’s Subsidiaries).

“Purchaser Schedules” means the disclosure schedules delivered by the Purchaser concurrently with the execution and delivery of this Agreement, together with any Schedule Supplement delivered hereinafter, which disclosure schedules are arranged in sections, subsections and paragraphs corresponding to the numbered and lettered sections, subsections and paragraphs in §3 of this Agreement.

“Purchaser Shares” has the meaning set forth in §2(b) below.

“Purchaser Tax Losses” means, collectively: (a) Seller Indemnified Taxes; (b) any reasonable fees and out-of-pocket expenses of attorneys or other tax advisors, arising out of or incident to the imposition, assessment or assertion of any Seller Indemnified Tax; and (c) any Tax (and related costs) imposed on the Purchaser, any of its Affiliates, or the Company and its Subsidiaries as a result of a breach of any covenant of the Seller in §9; it being understood that “Purchaser Tax Loss” means any of the foregoing.

“Recommendation Change” has the meaning set forth in §5(h) below.

“Reference Balance Sheet” means, collectively, the combined unaudited balance sheets of the Company and its Subsidiaries (including Connected Data) as of September 30, 2016.

“Reportable Event” has the meaning set forth in ERISA §4043.

“Representative” means, with respect to any Person, any and all directors, officers, employees, consultants, financial advisors, counsel, accountants and other agents of such Person.

“Requisite Vote” means the adoption of this Agreement, each other Transaction Document and the Transactions by the affirmative vote or consent of the holders of a majority of the issued and outstanding shares of the Seller’s capital stock entitled to vote thereon.

“Review Period” has the meaning set forth in §2(f)(ii).

“Schedule Supplement” has the meaning set forth in §5(f).

“Schedules” means, collectively, the Purchaser Schedules, the Seller Schedules and the General Schedules; it being understood that the term “Schedule” means any of the foregoing.

“Securities Act” means the Securities Act of 1933, as amended.

“Securities Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Security Agreement” means the guaranty and security agreement between the Company and the Seller dated as of the date of the Closing, substantially in the form of Exhibit E.

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“Security Interest” means any mortgage, pledge, lien, encumbrance, charge, or other security interest, other than (a) those set forth in the Financial Statements, (b) mechanic’s, materialmen’s, carriers’, workmen’s, warehousemen’s, repairmen’s and similar liens, (c) liens for Taxes not yet due and payable or that are being contested in good faith by appropriate proceedings, (d) liens securing rental payments under capital lease arrangements, (e) requirements and restrictions of zoning, licensing, permitting, building and other similar Laws, or easements, encroachments, overlaps, overhangs, or any other matter which would be disclosed by an accurate survey or physical inspection of the property, (f) lien, encumbrance or other security interest incurred or deposits made in connection with workers’ compensation, unemployment insurance, and other types of social security or to secure the performance of tenders or statutory obligations, (g) those arising under federal or state securities Laws or a Person’s organizational documents, and (h) other liens arising in the Ordinary Course of Business and not incurred in connection with the borrowing of money.

“Seller” has the meaning set forth in the preface above.

“Seller Affiliated Group” means any Affiliated Group the common parent of which is the Seller.

“Seller Indemnified Taxes” means any Liability (a) for any Taxes of the Company and its Subsidiaries with respect to any Pre-Closing Tax Period, (and the portion of any Straddle Period ending on the Closing Date as determined pursuant to §9(b)), and (b) for any Income Tax of a Seller Affiliated Group for which the Company or any of its Subsidiaries is liable under Treasury Regulation Section 1.1502-6 (or any analogous provision of state or local Law), in each case, excluding any (x) Taxes included in the computation of Final Working Capital, (y) Taxes attributable to or resulting from any breach by Purchaser or its Affiliates of the covenants and agreements contained in §9 of this Agreement, and (z) Transfer Taxes.

“Seller Parties” means, collectively, the Seller, the Seller’s Affiliates and the Seller’s Representatives; provided, that “Seller Parties” shall not include the Company, the Company’s Subsidiaries, the Purchaser or the Purchaser’s controlled Affiliates.

“Seller Schedules” means the disclosure schedules delivered by the Seller concurrently with the execution and delivery of this Agreement, together with any Schedule Supplement delivered hereinafter, which disclosure schedules are arranged in sections, subsections and paragraphs corresponding to the numbered and lettered sections, subsections and paragraphs in §4 of this Agreement.

“Seller Stockholders” means, collectively, the holders of capital stock of the Seller.

“Seller Stockholders Meeting” has the meaning set forth in §5(k) below.

“Seller Tax Losses” means (a) any Tax of the Company or any of its Subsidiaries that is not a Seller Indemnified Tax, (b) any reasonable fees and out-of-pocket expenses of attorneys or other tax advisors, arising out of or incident to the imposition, assessment or assertion of any Tax that is not a Seller Indemnified Tax, and (c) any Tax (and related costs) imposed on the Seller or any of its Affiliates as a result of a breach of any covenant of the Purchaser in §9; it being understood that “Seller Tax Loss” means any of the foregoing.

“Seller Tax Matter” means (a) amending a Tax Return of the Company or any Subsidiary of the Company for a Pre-Closing Tax Period or Straddle Period; (b) making or revoking an election on any Tax Return filed after the Closing Date that adversely affects the Taxes or Tax Returns of the Company or any Subsidiary of the Company for a Pre-Closing Tax Period (or Straddle Period); (c) extending or waiving the applicable statute of limitations with respect to a Tax of the Company or any Subsidiary of the Company for a Pre-Closing Tax Period or Straddle Period; (d) filing any ruling request with any Governmental Entity that relates to Taxes or Tax Returns of the Company or any Subsidiary of the Company for a Pre-Closing Tax Period or Straddle Period; or (e) entering (or pursuing) any voluntary disclosure agreements with any Governmental Entity that relate to Taxes or Tax Returns of the Company or any Subsidiary of the Company for any Pre-Closing Tax Period or Straddle Period.

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“Seller Warrant” means a warrant entitling the holder thereof, for a period of sixty (60) days following the Closing Date, to purchase one share of common stock of the Seller at an exercise price per share of the greater of (a) $0.75, and (b) the average closing price of the Seller’s common stock for the ten (10) trading day period ending the day immediately prior to the Closing Date; provided, that (x) the exercise price per share shall not exceed $1.20; (y) such warrants shall only be exercisable in cash; and (z) all shares of the Seller’s common stock issued upon the exercise of such warrants shall be subject to customary lock-up agreements restricting the pledge, sale, transfer or other disposition of such shares of common stock for a period of six (6) months following the exercise of such warrants.

“Series A Preferred Stock” means the preferred stock, $0.01 par value per share, of the Purchaser designated Series A Preferred Stock in the A&R Charter and having the rights, privileges and preferences set forth therein.

“Stockholders Agreement” means the stockholders agreement among the Purchaser, the Seller, and the Equity Investors dated as of the date of the Closing, substantially in the form of Exhibit D.

“Straddle Period” means any Tax period that includes, but does not end on, the Closing Date.

“Subsidiary” means any Person with respect to which a specified Person, directly or indirectly, owns a majority of the common stock or has the power to vote or direct the voting of sufficient securities to elect a majority of the directors. For purposes of this Agreement, Connected Data shall be deemed to be a Subsidiary of the Company.

“Target Working Capital” means $850,000.

“Tax” means any federal, state, local, or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental (including taxes under Code §59A), customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add on minimum, estimated, or other tax of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not.

“Tax Benefit” means for any year a reduction in Taxes payable to a Governmental Entity or any increase in any Tax refund receivable (including any related interest) from any Governmental Entity (determined on a with or without basis).

“Tax Representations” has the meaning set forth in §4(l)(viii).

“Tax Return” means any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

“Tax Sharing Agreement” means any existing agreement or arrangement binding the Company or any of its Subsidiaries that provides for the allocation, apportionment, sharing or assignment of any Tax Liability or benefit, or the transfer or assignment of income, revenues, receipts, or gains for the purpose of determining any Person’s Tax Liability, provided, that such term shall not include (i) any provisions of contracts entered into in the Ordinary Course of Business with third parties that normally include these type of provisions such as leases or credit agreements; (ii) any such agreement sharing responsibilities solely between the Company and its Subsidiaries; or (iii) any provision of this Agreement.

“Termination Fee” has the meaning set forth in §10(b) below.

“Third Party Claim” has the meaning set forth in §8(e) below.

“Transaction Costs” means (i) all fees and expenses unpaid as of immediately prior to Closing that have been incurred by the Company or any of its Subsidiaries or the Seller in connection with the sale of the Company and its Subsidiaries, and the consummation of Transactions, and (ii) any success bonus, sales bonus, change in control payments, severance payments, retention payments, stock appreciation right payments, “phantom stock” payments or other payments to employees or consultants that are due and payable on the Closing Date, including the employer portion of any related payroll and other employment Taxes). Transaction Costs shall include the unpaid fees and expenses payable at the Closing to the Company’s financial advisors and attorneys.

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“Transaction Documents” means this Agreement, the Purchaser Note, the Contribution Agreement, the Stockholders Agreement, the Security Agreement and any other agreements, instruments, certificates, opinions, or other documents, entered into, delivered or otherwise contemplated hereby or required to effect the Transactions.

“Transactions” means the transactions contemplated by this Agreement or by the other Transaction Documents.

“Transfer Taxes” has the meaning set forth in §9(f).

2.          Purchase and Sale of Company Shares.

(a)          Basic Transaction. On and subject to the terms and conditions of this Agreement, at the Closing, the Purchaser shall purchase, acquire and accept from the Seller, and the Seller shall sell, assign, convey and deliver to the Purchaser, the Company Shares for the consideration specified below in §2(b).

(b)          Purchase Price. In consideration for the purchase of the Company Shares, at the Closing, the Purchaser agrees to:

(i)          deliver to the Seller a promissory note (the “Purchaser Note”) in the form of Exhibit A in the aggregate principal amount of $25,000,000, subject to the adjustments set forth in §2(e), §2(f), and §8(g) (the principal amount thereof, as so adjusted, the “Purchase Price”); and

(ii)         issue to the Seller five (5) shares of Purchaser Common Stock, representing fifty percent (50%) of the issued and outstanding shares of Purchaser Common Stock (the “Purchaser Shares”) as of the Closing Date.

(c)          The Closing. The closing of the Transactions (the “Closing”) shall take place on the second business day following the satisfaction or waiver of all conditions to the obligations of the Parties to consummate the Transactions set forth in §7 (other than conditions that by their nature are to be satisfied at the Closing itself but subject to the satisfaction or waiver of those conditions) or such other date as the Parties may mutually determine (the “Closing Date”).

(d)          Deliveries.

(i)          Signing Deliverables. Contemporaneously with the execution and delivery hereof:

(A)         the Purchaser is delivering to the Seller documents and instruments evidencing Funded Equity Commitments in an aggregate amount greater than or equal to $2,500,000; and

(B)         the Seller is delivering to the Purchaser duly executed copies of employment agreements between the Company and each of Robert Fernander and Geoff Barrall (the “Employment Agreements”).

(ii)         Closing Deliverables. At the Closing:

(A)         the Seller will deliver to the Purchaser the various Transaction Documents referred to in §7(a);

(B)         the Seller will issue and deliver to the Purchaser Sixty-two Thousand Five Hundred (62,500) Seller Warrants for each $2,500,000 increment of Funded Equity Commitments secured by the Purchaser as of the Closing Date; provided, that in no event shall the Purchaser be (1) issued more than 250,000 Seller Warrants or (2) entitled to receive any Seller Warrants in respect of any increment of Funded Equity Commitments that is less than $2,500,000; and

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(C)         the Purchaser will deliver to the Seller the various Transaction Documents referred to in §7(b).

(e)          Adjustments to Purchase Price.

(i)          If, on the six (6) month anniversary of the Closing Date, the aggregate Funded Equity Commitments are less than $10,000,000, then the aggregate principal amount of and the Interest Rates stated in the Purchaser Note shall be adjusted as follows:

(A)         the aggregate principal amount of the Purchaser Note shall be increased by an amount equal to $10,000,000, minus the aggregate Funded Equity Commitments on such date; and

(B)         the base Interest Rates stated in the Purchaser Note shall be increased one percent (1%) per annum, such that the base Interest Rate during the period from such date until the second anniversary of the Closing will be six percent (6%) per annum, and thereafter the base Interest Rate will be nine percent (9%) per annum;

provided, that, for the avoidance of doubt, (i) during such six (6) month period, interest on the original principal amount of the Purchaser Note shall accrue at the Interest Rate stated in the Purchaser Note; and (ii) if the principal amount of the Purchaser Note and Interest Rate are adjusted pursuant to the foregoing clauses (A) and (B), then such adjustments shall be applied as if they were effective on the original issue date.

(ii)         Any amounts which become payable as adjustments to the Purchaser Note as a result of the application of §2(e)(i)(A) will constitute adjustments to the Purchase Price for all purposes hereunder.

(f)           Post-Closing Working Capital Adjustment.

(i)          Closing Statement. As soon as practicable, but no later than sixty (60) days following the Closing, the Purchaser shall prepare and deliver to Seller a statement setting forth the Purchaser’s good faith calculation of (A) the balance sheet of the Company and its Subsidiaries (including Connected Data) as of the Closing Date, and (B) the Company Working Capital (such statement, the “Closing Statement”).

(ii)         Review. The Seller shall have thirty (30) days (the “Review Period”) to review the Closing Statement.  During the Review Period, the Purchaser shall, and shall cause the Purchaser Parties, to (A) cooperate with and assist the Seller Parties in their review of the Closing Statement and (B) make available to the Seller Parties, upon reasonable notice and during regular business hours, all books, records and work papers of the Company and the Company’s subsidiaries related to the preparation of the Closing Statement that are reasonably requested by the Seller Parties.  If the Seller objects to any item on the Closing Statement, then, prior to the expiration of the Review Period, the Seller shall deliver to the Purchaser written notice stating, in reasonable detail, the Seller’s objections, the basis for such objections, the amounts in dispute and the Seller’s alternative computation of each such item and amount (the “Notice of Dispute”).  If the Seller fails to deliver a Notice of Dispute prior to the expiration of the Review Period, then the Closing Statement as delivered by the Purchaser, and the items and amounts therein, shall be final and binding on the Parties.  If the Seller delivers a Notice of Dispute, then the Purchaser and the Seller shall attempt to resolve the disputed matters as promptly as reasonably possible.

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(iii)        Dispute Resolution. If the Purchaser and the Seller are unable to resolve all disputed items set forth in the Notice of Dispute (if any) within thirty (30) days after delivery of the Notice of Dispute to the Purchaser (or such longer period as they may agree upon), then either the Purchaser or the Seller may submit the remaining disputed matters to the Accounting Firm for resolution.  The Purchaser and the Seller shall, and shall cause their respective Affiliates, to provide to the Accounting Firm such support and cooperation as is necessary for it to perform its function.  The Accounting Firm shall deliver to the Purchaser and the Seller, as promptly as practicable and in any event within thirty (30) days after its appointment, a written decision setting forth its determination of the remaining disputed items in the Notice of Dispute.  In rendering its determination, the Accounting Firm (A) shall act as an expert and not as an arbitrator, (B) shall limit its determination only to the remaining items in dispute set forth in the Notice of Dispute, (C) shall make all calculations in accordance with the standards and definitions in this Agreement, and (D) with respect to each item in dispute, shall not assign a value to any item in dispute greater than the greatest value for such item assigned to it by the Purchaser, on the one hand, or the Seller, on the other hand, or less than the lowest value for such item assigned to it by the Purchaser, on the one hand, or the Seller, on the other hand.  Such determination shall be final, conclusive and binding upon the Parties absent fraud or manifest error.  Notwithstanding anything else contained herein, no Party may assert that any award issued by the Accounting Firm is unenforceable because it has not been timely rendered.  The terms of appointment and engagement of the Accounting Firm shall be as reasonably agreed upon between the Purchaser and the Seller, and any associated engagement fees shall initially be borne fifty percent (50%) by the Purchaser and fifty percent (50%) by the Seller; provided, that such fees shall ultimately be borne by the Purchaser and the Seller in the same proportion as the aggregate amount of the disputed items that is unsuccessfully disputed by each such Party (as determined by the Accounting Firm) bears to the total amount of the disputed items submitted to the Accounting Firm.  Except as provided in the preceding sentence, all other costs and expenses incurred by the Parties in connection with resolving any dispute hereunder before the Accounting Firm shall be borne by the Party incurring such cost and expense.

(iv)        Adjustment.

(A)         If the Target Working Capital exceeds the Final Working Capital by $350,000 or more, then the Seller shall owe to the Purchaser an amount equal to such excess; or

(B)         If the Final Working Capital exceeds the Target Working Capital by $350,000 or more, then the Purchaser shall owe to the Seller an amount equal to such excess.

(v)         Any amounts which become payable pursuant to this §2(f) will constitute an adjustment to the Purchase Price for all purposes hereunder, and shall be applied to and reduce (in the case of §2(f)(iv)(A)) or increase (in the case of §2(f)(iv)(B)) the aggregate principal amount of the Purchaser Note.

3.          Representations and Warranties of the Purchaser.

The Purchaser represents and warrants to the Seller as of the date of this Agreement as follows, except as set forth in the Purchaser Schedules.

(a)          Organization of the Purchaser; Authorization of Transaction.

(i)          The Purchaser has been duly organized, and is validly existing and in good standing under the Laws of the State of Delaware.

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(ii)         The Purchaser has full corporate power and authority to execute and deliver this Agreement and each other Transaction Document to which it is a party, and to perform its obligations hereunder and thereunder.  This Agreement has been, and at or prior to the Closing each other Transaction Document will be, duly executed and delivered by the Purchaser, and assuming due authorization, execution and delivery of the same by each other Person party thereto, constitutes a valid and legally binding obligation of the Purchaser, enforceable in accordance with its terms, except that such enforceability (i) may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar Laws of general application affecting or relating to the enforcement of creditors’ rights generally and (ii) is subject to general principles of equity, whether considered in a Proceeding at law or in equity.  All corporate action required to be taken by the Purchaser in order to authorize the Purchaser to enter into the Transaction Documents and to consummate the Transactions has been taken.  The Purchaser need not give any notice to, make any filing with, or obtain any authorization, consent, or approval of any Governmental Entity in order to execute, deliver or perform any Transaction Document or to consummate the Transactions.

(b)          Capitalization; Liabilities.

(i)          As of the date hereof, the entire authorized capital stock of the Purchaser consists of 1,000 shares of Purchaser Common Stock, of which five (5) shares are issued and outstanding. Spear Point Private Equity LP (the “Partnership”) is the beneficial and record owner of all such shares of issued and outstanding Purchaser Common Stock, free and clear of all Security Interests.

(ii)         Upon the Purchaser’s filing of the A&R Charter, and until such time immediately prior to the Closing, the entire authorized capital stock of the Purchaser consists of: (A) 10,000,000 shares of Series A Preferred Stock, none of which shall be issued or outstanding or held in treasury; and (B) 30,000,000 shares of Purchaser Common Stock, five (5) of which shall be issued and outstanding and held of record and owned beneficially by the Partnership. Immediately following the Closing, and after giving effect to the Transactions, the entire authorized capital stock of the Purchaser will consist of: (i) 10,000,000 shares of Series A Preferred Stock, none of which shall be issued or outstanding or held in treasury (provided, however, that to the extent the Purchaser has consummated any issuance and sale of Series A Preferred Stock under the Preferred Stock Purchase Agreement, such number of shares of Series A Preferred Stock shall be issued and outstanding as provided in the Preferred Stock Purchase Agreement); and (ii) 30,000,000 shares of Purchaser Common Stock, ten (10) of which shall be issued and outstanding, with five (5) of such shares held of record and owned beneficially by the Partnership, and five (5) of such shares (representing the Purchaser Shares) held of record and owned beneficially by the Seller.

(iii)        The Purchaser Shares, when issued and delivered to Seller in accordance with this Agreement, will be duly authorized and validly issued and fully paid and nonassessable, will be free and clear of all encumbrances, and will not be issued in violation of any preemptive right, right of first refusal or similar right of any Person. The Purchaser is not a party to any option, warrant, purchase right, or other contract or commitment that could require the Purchaser to sell, transfer, or otherwise dispose of any capital stock of the Purchaser (other than sales of Series A Preferred Stock under the Preferred Stock Purchase Agreement, and the conversion of any shares of Series A Preferred Stock into shares of Purchaser Common Stock). The Purchaser is not, and will not be, a party or subject to any voting trust, proxy, or other agreement or understanding with respect to the voting of any capital stock of the Purchaser other than the Stockholders Agreement and there are no outstanding stock appreciation rights, phantom stock, profit participation, or similar rights with respect to the Purchaser, in each case, other than those contemplated by the Transaction Documents. The Purchaser does not (A) have any Subsidiaries or (B) directly or indirectly, own any capital stock or other interest of, or have any obligation to make capital contributions or otherwise provide financial support to, any other Person.

(iv)        The Purchaser is a newly formed corporation and has not conducted any material operations and does not have any material liabilities, other than those arising under the Transaction Documents.

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(c)          Noncontravention. The execution, delivery and performance by the Purchaser and its Affiliates of this Agreement and each other Transaction Document to which they are parties, and the consummation of the Transactions by the Purchaser and its Affiliates, do not and will not (i) violate or conflict with any Law or Order applicable to the Purchaser or its Affiliates or any provision of their respective organizational documents, (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which the Purchaser or its Affiliates are a party or by which any of their respective assets are bound or subject, or (iii) result in the imposition of any Security Interest upon any of the Purchaser Shares or any assets of the Purchaser.

(d)          Brokers’ Fees. The Purchaser has no liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the Transactions for which the Seller, the Company or any of the Company’s Subsidiaries could become liable or obligated.

(e)          Investment. The Purchaser is acquiring the Company Shares for its own account for investment purposes and not with a view to or for offer or sale in connection with any distribution thereof. The Purchaser acknowledges and agrees that (A) the Company Shares are not registered under the Securities Act, or any state securities Laws, and that the Company Shares may not be transferred or sold except pursuant to the registration provisions of the Securities Act or pursuant to an applicable exemption therefrom; (B) it has conducted its own independent investigation, review and analysis of the business, results of operations, prospects, condition (financial or otherwise) or assets of the Company and Company’s Subsidiaries; and (C) it has been provided adequate access to the personnel, properties, assets, premises, books and records, and other documents and data of the Seller, the Company and the Company’s Subsidiaries for such purpose.

(f)           Equity Commitments.

(i)          Attached to §3(f)(i) of the Purchaser Schedules are true, correct and complete copies of all executed Equity Commitment Letters and other documents evidencing Funded Equity Commitments.  As of the date hereof, there are at least $2,500,000 in Funded Equity Commitments.

(ii)         All executed Equity Commitment Letters and other documents evidencing Funded Equity Commitments constitute legal, valid and binding obligations of the Purchaser and each other Person party thereto (assuming such Person’s due authorization, execution and delivery), and remain in full force and effect.  No executed Equity Commitment Letter or any other document evidencing a Funded Equity Commitment has been amended or modified and the respective obligations and commitments contained therein have not been withdrawn or rescinded in any respect, and no event has occurred or no fact or circumstance exists which, with or without notice, lapse of time or both, would constitute a default or breach under any executed Equity Commitment Letters or any other document evidencing a Funded Equity Commitment on the part of the Purchaser or, to the knowledge of the Purchaser, any other Person party thereto.  There are no side letters, agreements, contracts, arrangements or other terms imposing any conditions or contingencies on the funding of the equity commitments or the release of any funds, other than those expressly set forth in the executed Equity Commitment Letters and any other document evidencing Funded Equity Commitments.    Subject to the terms and conditions of all Equity Commitment Letters evidencing Funded Equity Commitments, as of the date hereof, and assuming the conditions set forth in §7(a) are satisfied, the conditions to (A) closing the transactions contemplated under such Equity Commitment Letters, and (B) the release of the funds under each other document evidencing Funded Equity Commitments, in each case, will be satisfied. Notwithstanding the foregoing, as of any date after the date hereof, such Equity Commitment Letters will not be outstanding to the extent such Funded Equity Commitments have been satisfied by the purchase of Series A Preferred Stock under the Preferred Stock Purchase Agreement; provided, that the representations herein shall thereafter apply to the Preferred Stock Purchase Agreement and other documents relating to the Series A Preferred Stock so purchased.

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(g)          No Other Representations or Warranties; Non-Reliance.

(i)          Except for the representations and warranties expressly made by the Purchaser in this §3, none of the Purchaser, the Purchaser’s Affiliates or Representatives, or any other Person has made or is making any oral or written representation or warranty, express or implied, with respect to the Purchaser, its Affiliates or any of its or their respective businesses, assets, liabilities, prospects, results of operations or financial condition.

(ii)         Without limiting the generality of the foregoing, the Purchaser acknowledges and agrees that (A) none of the Seller, the Seller’s Affiliates or Representatives or any other Person has made or is making any representation or warranty, express or implied, except for the representations and warranties expressly set forth in §4; (B) none of the Seller, the Seller’s Affiliates or Representatives or any other Person has made or is making any representation or warranty to the Purchaser, Purchaser’s Affiliates or Representatives, or any other Person with respect to any projections, forecasts, estimates, plans or budgets, expenses or expenditures, present or future financial results operations or affairs, or any other information, statements or documents delivered to or made available to Purchaser, Purchaser’s Affiliates or Representatives, or any other Person, with respect to the Seller, Seller’s Affiliates, the Company or the Company’s Subsidiaries or any of their respective businesses, assets, liabilities, prospects, results of operations or financial condition, except as expressly covered by representations and warranties set forth in §4; and (C) in making its decision to enter into this Agreement and to consummate the Transactions, the Purchaser has relied solely upon its own investigation and the express representations and warranties of the Seller set forth in §4.

4.          Representations and Warranties of the Seller.

The Seller represents and warrants to the Purchaser as of the date of this Agreement as follows, except as set forth in the Seller Schedules.

(a)          Organization, Power and Authorization of the Seller.

(i)          The Seller is duly organized, validly existing, and in good standing under the Laws of the State of Delaware.

(ii)         The Seller has full corporate power and authority to execute and deliver this Agreement and each other Transaction Document to which it is a party, and to perform its obligations hereunder and thereunder, subject to, with respect to the execution and delivery of the other Transaction Documents and consummation of the Transactions, the Requisite Vote. This Agreement has been, and at or prior to the Closing each other Transaction Document will be, duly executed and delivered by the Seller, and, assuming the due execution and delivery of the same by each other Person party thereto, constitutes (or will constitute) a valid and legally binding obligation of the Seller, enforceable against the Seller in accordance with its terms, except that such enforceability (A) may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar Laws of general application affecting or relating to the enforcement of creditors’ rights generally and (B) is subject to general principles of equity, whether considered in a Proceeding at law or in equity. All corporate action required to be taken by the Seller’s Board of Directors in order to authorize the Seller to enter into this Agreement has been taken, and all corporate action required to be taken by the Seller’s Board of Directors in order to authorize the Seller to enter into each Transaction Document (other than this Agreement) and to perform its obligations thereunder will be taken prior to the Closing. The Board of Directors of the Seller (and any applicable committee thereof) has adopted resolutions (y) authorizing and approving the Transactions and (z) recommending the adoption of this Agreement and the Transactions to the stockholders of the Seller.

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(iii)        The Seller need not give any notice to, make any filing with, or obtain any authorization, consent, or approval of any Governmental Entity in order to consummate the Transactions, except for: (A) the filing of the Proxy Statement with the SEC in accordance with the Exchange Act, and such other reports under the Exchange Act as may be required in connection with the Transaction Documents and the Transactions; (B) such Consents as may be required under applicable state securities or “blue sky” Laws and the securities Laws of any foreign country or the rules and regulations of the NYSE; and (C) such other notices, filings, consents and approvals which if not given, made or obtained would not result in a Material Adverse Change.

(iv)        The Seller (A) understands that the Purchaser Note has not been, and will not be, registered under the Securities Act, or under any state securities Laws, and is being offered and sold in reliance upon federal and state exemptions for transactions not involving a public offering, (B) is acquiring the Purchaser Note solely for its own account for investment purposes, and not with a view to the distribution thereof, (C) is a sophisticated investor with knowledge and experience in business and financial matters, (D) has received certain information concerning the Purchaser and has had the opportunity to obtain additional information as desired in order to evaluate the merits and the risks inherent in holding the Purchaser Note, (E) is able to bear the economic risk and lack of liquidity inherent in holding the Purchaser Note, and (F) is an Accredited Investor.

(b)          Organization, Qualification, Power and Authorization of the Company.

(i)          Each of the Company and its Subsidiaries is duly organized, validly existing, and to the extent applicable, in good standing under the Laws of the jurisdiction of its incorporation. Each of the Company and its Subsidiaries is duly authorized to conduct business and to the extent applicable, in good standing under the Laws of each jurisdiction where such qualification is required, and has full corporate power and authority and all licenses, permits, and authorizations necessary to carry on the businesses in which it is presently engaged and to own and use the properties owned and used by it, except for such failures to be so qualified or have such licenses, permits or authorizations as would not result in a Material Adverse Change.

(ii)         §4(b)(ii) of the Seller Schedule lists the directors and officers of the Company and each of its Subsidiaries. The Seller has made available to the Purchaser true and correct copies of the organizational documents of the Company and each of its Subsidiaries (as amended to date), and neither the Company nor any of its Subsidiaries is in default under or in violation of, in any material respect, any provision of its organizational documents. The minute books (containing the records of meetings of the stockholders, the board of directors, and any committees of the board of directors), the stock certificate books, and the stock record books of the Company and each of its Subsidiaries are correct and complete, in each case, except as would not result in a Material Adverse Change.

(iii)        The Company and each Subsidiary of the Company has full corporate power and authority to execute and deliver each of the Transaction Documents to which it is a party, and to perform its obligations thereunder, subject to the Requisite Vote. All corporate action required on the part of the Company and each Subsidiary to authorize the execution, delivery and performance of the Transaction Documents to which they are parties has been taken or will be taken prior to the Closing. Each of the Transaction Documents to which the Company or any Subsidiary is a party shall, when executed and delivered (and assuming the due execution and delivery of the same by each other Person party thereto), constitute the valid and legally binding obligation of the Company or Subsidiary executing same, enforceable in accordance with its terms and conditions, except that such enforceability (A) may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar Laws of general application affecting or relating to the enforcement of creditors’ rights generally and (B) is subject to general principles of equity, whether considered in a Proceeding at law or in equity. None of the Company or any of its Subsidiaries need give any notice to, make any filing with, or obtain any authorization, consent, or approval of any Governmental Entity in order to consummate the Transactions.

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(c)          Capitalization. The Seller holds of record and owns beneficially (A) all of the Company Shares, and such Company Shares represent all of the issued and outstanding capital stock of the Company, and (B) 1,000 shares of common stock of Connected Data, representing all of the issued and outstanding capital stock of Connected Data. The Company Shares and the shares of common stock of Connected Data owned by the Seller are held free and clear of any Security Interest. The Seller is not a party to any option, warrant, purchase right, or other contract or commitment that could require the Seller to sell, transfer, or otherwise dispose of any capital stock of the Company (other than this Agreement) or any capital stock of Connected Data (other than the Contribution Agreement). The Seller is not a party to any voting trust, proxy, or other agreement or understanding with respect to the voting of any capital stock of the Company or of Connected Data.

(d)          Noncontravention. The execution, delivery and performance by Seller and its Affiliates of each Transaction Document to which they are parties, and the consummation of the Transactions by Seller and its Affiliates, will not (i) subject to the Requisite Vote, violate any Law or Order applicable to the Seller, the Company or any of the Company’s Subsidiaries or any provision of the organizational documents of the Seller, the Company or any of the Company’s Subsidiaries; (ii) subject to the Requisite Vote, conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any Company Agreement; or (iii) result in the imposition of any Security Interest upon any assets of the Company or any of the Company’s Subsidiaries, except, in the case of clauses (ii) and (iii) as would not result in a Material Adverse Change.

(e)          Brokers’ Fees. None of the Seller, the Company or any of the Company’s Subsidiaries has any liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the Transactions as a result of any arrangement made by or on behalf of the Seller or its Affiliates.

(f)           Title to Assets. The Company and its Subsidiaries have good and marketable title to, or a valid leasehold interest in, the properties and assets reflected on the Reference Balance Sheet or acquired after the date thereof, free and clear of all Security Interests, except for properties and assets disposed of in the Ordinary Course of Business since the date of the Reference Balance Sheet.

(g)          Subsidiaries. §4(g) of the Seller Schedule sets forth for each Subsidiary of the Company (i) its name and jurisdiction of incorporation, (ii) the number of shares of authorized capital stock of each class of its capital stock, (iii) the number of issued and outstanding shares of each class of its capital stock, the names of the holders thereof, and the number of shares held by each such holder, and (iv) the number of shares of its capital stock held in treasury. All of the issued and outstanding shares of capital stock of each Subsidiary of the Company have been duly authorized and are validly issued, fully paid, and nonassessable. The Company and its Subsidiaries hold of record and own beneficially all of the outstanding shares purported to be owned by them on §4(g) of the Seller Schedule free and clear of any Security Interest. There are no outstanding or authorized options, warrants, purchase rights, subscription rights, conversion rights, exchange rights, or other contracts or commitments that could require any of the Company and its Subsidiaries to sell, transfer, or otherwise dispose of any capital stock of any of its Subsidiaries or that could require any Subsidiary of the Company to issue, sell, or otherwise cause to become outstanding any of its own capital stock. There are no outstanding stock appreciation rights, phantom stock, profit participation, or similar rights with respect to any Subsidiary of the Company. There are no voting trusts, proxies, or other agreements or understandings with respect to the voting of any capital stock of any Subsidiary of the Company. None of the Company and its Subsidiaries controls directly or indirectly or has any direct or indirect equity participation in any corporation, partnership, trust, or other business association which is not a Subsidiary of the Company.

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(h)          Financial Statements. Attached to §4(h) of the Seller Schedule are the following financial statements of the Company and its Subsidiaries (collectively, the “Financial Statements”): (i) combined unaudited balance sheets of the Company and its Subsidiaries as of December 31, 2015, and the related statements of income, changes in stockholders’ equity, and cash flow as of and for the fiscal years then ended; and (ii) the Reference Balance Sheet and the related statements of income, changes in stockholders’ equity, and cash flow for the nine-month period ended September 30, 2016. The Financial Statements (including the notes thereto) (x) have been prepared in accordance with GAAP applied on a consistent basis throughout the periods covered thereby, (y) present fairly, in all material respects, the financial condition of the Company and its Subsidiaries as of such dates and the results of operations of the Company and its Subsidiaries for such periods stated therein, and are correct and complete in all material respects, and (z) are consistent, in all material respects, with the books and records of the Company and its Subsidiaries (which books and records are correct and complete in all material respects), in each case, subject to the qualifications, statements and notes therein, to normal year-end adjustments, and to the lack of footnotes and other presentation items (none of which are material individually or in the aggregate).

(i)           Events Subsequent. Since the date of the Reference Balance Sheet, there has not been any Material Adverse Change. Without limiting the generality of the foregoing, except as contemplated by the Transaction Documents, since the date of the Reference Balance Sheet:

(i)          none of the Company or any of its Subsidiaries has sold, leased, transferred, or assigned any of its assets, tangible or intangible, other than for a fair consideration in the Ordinary Course of Business;

(ii)         none of the Company or any of its Subsidiaries has entered into any agreement, contract, lease, or license (or series of related agreements, contracts, leases, and licenses) either involving more than $200,000 or outside the Ordinary Course of Business;

(iii)        no Person (including any of the Company and its Subsidiaries) has accelerated, terminated, modified, or cancelled any agreement, contract, lease, or license (or series of related agreements, contracts, leases, and licenses) involving more than $150,000 to which the Company or any of its Subsidiaries is a party or by which any of them is bound;

(iv)        none of the Company or any of its Subsidiaries has imposed any Security Interest upon any of its assets, tangible or intangible, except that will be released at or prior to the Closing;

(v)         none of the Company or any of its Subsidiaries has made any capital expenditure (in a transaction or series of related transactions) either involving more than $150,000 or outside the Ordinary Course of Business;

(vi)        none of the Company or any of its Subsidiaries has made any capital investment in, any loan to, or any acquisition of the securities or assets of, any other Person (in a transaction or series of related transactions);

(vii)       none of the Company or any of its Subsidiaries has issued any note, bond, or other debt security or created, incurred, assumed, or guaranteed any indebtedness for borrowed money or capitalized lease obligation;

(viii)      none of the Company or any of its Subsidiaries has delayed or postponed the payment of accounts payable and other Liabilities outside the Ordinary Course of Business;

(ix)         none of the Company or any of its Subsidiaries has cancelled, compromised, waived, or released any right or claim (or series of related rights and claims) either involving more than $50,000 or outside the Ordinary Course of Business;

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(x)          none of the Company or any of its Subsidiaries has granted any license or sublicense of any rights under or with respect to any Intellectual Property (other than non-exclusive licenses granted to customers in the Ordinary Course of Business);

(xi)         there has been no change made or authorized in the organizational documents of the Company or any of its Subsidiaries;

(xii)        none of the Company or any of its Subsidiaries has issued, sold, or otherwise disposed of any of its capital stock, or granted any options, warrants, or other rights to purchase or obtain (including upon conversion, exchange, or exercise) any of its capital stock;

(xiii)       none of the Company or any of its Subsidiaries has declared, set aside, or paid any dividend or made any distribution with respect to its capital stock (whether in cash or in kind) or redeemed, purchased, or otherwise acquired any of its capital stock;

(xiv)       none of the Company or any of its Subsidiaries has experienced any damage, destruction, or loss (whether or not covered by insurance) to its property;

(xv)        none of the Company or any of its Subsidiaries has made any loan to, or entered into any other transaction with, any of its directors, officers, and employees (excluding the Employment Agreements, employment agreements entered into and listed in §4(i)(xv) of the Seller Schedule, and those employee benefits granted to employees generally and advances for business expenses in each case made in the Ordinary Course of Business);

(xvi)      none of the Company or any of its Subsidiaries has entered into any employment contract with any executive officer (excluding the Employment Agreements) or collective bargaining agreement, written or oral, or modified the terms of any existing such contract or agreement;

(xvii)      none of the Company or any of its Subsidiaries has granted any increase in the base compensation of any of its directors, officers, and employees in excess of $50,000 or outside the Ordinary Course of Business;

(xviii)    none of the Company or any of its Subsidiaries has adopted, amended, modified, or terminated any bonus, profit sharing, incentive, severance, or other plan, contract, or commitment for the benefit of any of its directors, officers, and employees (or taken any such action with respect to any other Employee Benefit Plan) except for such changes as affect employees generally and made within the Ordinary Course of Business or in accordance with Law; and

(xix)       none of the Company or any of its Subsidiaries has committed to any of the foregoing.

(j)           Liabilities. None of the Company and its Subsidiaries has any Liability of a type required to be reflected on a balance sheet prepared in accordance with GAAP, except for those Liabilities (i) which are reserved or set forth on the Reference Balance Sheet; (ii) which have arisen after the date of the Reference Balance Sheet in the Ordinary Course of Business (none of which results from, arises out of, relates to, is in the nature of, or was caused by any breach of contract, breach of warranty, tort, infringement, or violation of Law); (iii) which have been incurred in connection with the Transactions; and (iv) which do not, alone or in the aggregate, result in a Material Adverse Change. None of the Company or any of its Subsidiaries has any Liability to (y) any predecessor or other Person (or any officer, director, employee or Affiliate of any predecessor or other Person) who sold or otherwise transferred any stock in the Company or any Subsidiary, or any assets, Company Agreements or other property to the Company or any Subsidiary (including under any contingent purchase price, earn-out or other arrangement), or (z) any of the Seller, its Subsidiaries or other Affiliates, and their respective officers, directors and employees).

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(k)          Legal Compliance. During the past two (2) years, (i) the Company and its Subsidiaries, and each of their respective predecessors have complied with all applicable Laws, and (ii) no Proceeding has been filed or commenced against any of them alleging any failure to comply with any applicable Law, except for violations or Proceedings as would not result in a Material Adverse Change.

(l)          Tax Matters.

(i)          The Company and each of its Subsidiaries has filed all Tax Returns that it was required to file. All such Tax Returns were correct and complete in all material respects. All Taxes owed by any of the Company and its Subsidiaries (whether or not shown on any Tax Return) have been paid. Neither the Company nor any of its Subsidiaries currently is the beneficiary of any extension of time within which to file any Tax Return. No claim has been made in writing in the past five (5) years by an authority in a jurisdiction where either the Company or any of its Subsidiaries does not file Tax Returns that the Company or such Subsidiary is subject to taxation by that jurisdiction. There are no Security Interests on any of the assets of any of the Company and its Subsidiaries that arose in connection with any failure (or alleged failure) to pay any Tax (which, for the avoidance of doubt, shall not include any Security Interests for Taxes not yet due and payable, which are being contested in good faith and disclosed on §4(l)(i) of the Seller Schedule, or for which adequate reserves have been established on the books and records of the Company or applicable Subsidiary).

(ii)         Except to the extent it would not result in a Material Adverse Change, the Company and each of its Subsidiaries has withheld and paid all Taxes known to have been required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder, or other third party.

(iii)        No Tax audits or other actions concerning any Tax Liability of the Company or any of its Subsidiaries are pending, or to the Knowledge of the Sellers, the Company or any of its Subsidiaries, threatened in writing with regard to any Tax Returns of the Company or any of its Subsidiaries.

(iv)         None of the Seller, the Company or any of its Subsidiaries has waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency, in each case, with respect to the Company or any of its Subsidiaries.

(v)          Neither the Company nor any of its Subsidiaries has made any payments that were not deductible as a result of the application of Code §280G, and neither the Company nor any of its Subsidiaries is obligated to make any payments in connection with the transactions contemplated by this Agreement that will not be deductible as a result of the application of Code §280G. Neither of the Company nor any of its Subsidiaries has been a United States real property holding corporation within the meaning of Code §897(c)(2) during the applicable period specified in Code §897(c)(1)(A)(ii). Neither the Company nor any of its Subsidiaries (A) has been a member of an Affiliated Group filing a consolidated federal Income Tax Return (other than a Seller Affiliated Group) or (B) has any Liability for the Taxes of any Person (other than a member of a Seller Affiliated Group) under Reg. §1.1502-6 (or any similar provision of Law), as a transferee or successor, or pursuant to a Tax Sharing Agreement that will not be canceled pursuant to §9(d).

(vi)        The unpaid Taxes of the Company and its Subsidiaries (A) did not, as of the date of the Reference Balance Sheet, exceed the reserve for Tax Liability (excluding any reserve for deferred Taxes established to reflect timing differences between book and Tax items) set forth on the face of the Reference Balance Sheet and (B) do not exceed that reserve in accordance with the past custom and practice of the Company and its Subsidiaries in filing their Tax Returns.

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(vii)        Neither the Company nor any of its Subsidiaries will be required to include any material item of income in, or exclude any material item of deduction from, taxable income for any Post-Closing Tax Period as a result of any (A) change in method of accounting for a Pre-Closing Tax Period under Code §481(c) (or any corresponding or similar provision of state, local or foreign Income Tax Law); (B) “closing agreement” as described in Code §7121 (or any corresponding or similar provision of state, local or foreign Income Tax Law) executed on or prior to the Closing Date; (C) deferred intercompany gain or any excess loss account described in Treasury Regulations under Code §1502 (or any corresponding or similar provision of state, local or foreign Income Tax Law); (D) installment sale governed by Code §453 (or any corresponding or similar provision of state, local or foreign Income Tax Law) or open transaction disposition, in each case, made on or prior to the Closing Date; or (E) prepaid amount received on or prior to the Closing Date.

(viii)      The representations and warranties in this §4(l) (the “Tax Representations”) shall constitute the sole and exclusive representations and warranties regarding any Tax matters relating to the Company or any of its Subsidiaries, including any representations or warranties regarding compliance with Tax Laws, Liability for Taxes, the filing of Tax Returns, and the accrual and reserves for Taxes on any financial statements or books and records of the Company and its Subsidiaries. No Tax Representation shall be with respect to the availability or use of any Tax attribute (including a net operating loss) or Tax credit in any Post-Closing Tax Period (or portion of a Straddle Period beginning after the Closing Date) or otherwise relate to Taxes payable in any Post-Closing Tax Period (or portion of a Straddle Period beginning after the Closing Date).

(m)          Real Property. None of the Company or any of its Subsidiaries owns or has owned, during the past two (2) years, any real property. §4(m) of the Seller Schedule sets forth the address of each parcel of Leased Real Property, and a true and complete list of all Leases for each such Leased Real Property and the date and name of the parties to such Lease. The Company and each of its Subsidiaries have made available to the Purchaser a true and complete copy of each such Lease, or in the case of any oral Lease, a written summary of the material terms of such Lease.

(n)          Intellectual Property.

(i)          The Company and its Subsidiaries own or have the right to use pursuant to a license, sublicense, agreement, or permission all Intellectual Property necessary for the operation of the businesses of the Company and its Subsidiaries in the Ordinary Course of Business. Subject to any consents under §4(d), each item of material Intellectual Property owned or used by any of the Company and its Subsidiaries immediately prior to the Closing hereunder will be owned or available for use by the Company or the Subsidiary on substantially identical terms and conditions immediately subsequent to the Closing hereunder. Each of the Company and its Subsidiaries has taken commercially reasonable action to maintain and protect each item of material Intellectual Property that it owns.

(ii)         To the Knowledge of the Seller, none of the Company and its Subsidiaries has interfered with, infringed upon, misappropriated, or otherwise violated any Intellectual Property rights of third parties, and in the last two (2) years, none of the Seller, the Company and its Subsidiaries has ever received any written charge, complaint, claim, demand, or notice alleging any such interference, infringement, misappropriation, or violation by the Company or any of its Subsidiaries (including any claim that any of the Company and its Subsidiaries must license or refrain from using any Intellectual Property rights of any third party). To the Knowledge of the Seller, no third party has interfered with, infringed upon, misappropriated, or otherwise violated any Intellectual Property rights of any of the Company and its Subsidiaries.

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(iii)        §4(n)(iii) of the Seller Schedule identifies each patent or registration which has been issued to any of the Company and its Subsidiaries with respect to any of its Intellectual Property, and identifies each pending patent application or application for registration which any of the Company and its Subsidiaries has made with respect to any of its Intellectual Property. The Seller has made available to the Purchaser copies of all such patents, registrations, and applications. §4(n)(iii) of the Seller Schedule also identifies each material trade name or material unregistered trademark used by any of the Company and its Subsidiaries in connection with any of its businesses. With respect to each item of Intellectual Property required to be identified in §4(n)(iii) of the Seller Schedule, and to the Knowledge of the Seller with respect to any unregistered trade name or trademark:

(A)         the Company and its Subsidiaries possess all right, title, and interest in and to the item, free and clear of any Security Interest, license, or other restriction (other than licenses for commercially available off-the-shelf software and software-as-a-service and nonexclusive licenses granted in the Ordinary Course of Business);

(B)         the item is not subject to any outstanding Order; and

(C)         no Proceeding is pending or, to the Knowledge of the Seller, is threatened which challenges the legality, validity, enforceability, use, or ownership of the item.

(o)          Tangible Assets. The Company and its Subsidiaries own or lease all buildings, machinery, equipment, and other tangible assets necessary for the conduct of their respective businesses as presently conducted. Each such tangible asset has been maintained in accordance with normal industry practice, is in good operating condition and repair (subject to normal wear and tear), and is suitable for the purposes for which it presently is used.

(p)          Inventory. The inventory of the Company and its Subsidiaries consists of raw materials and supplies, manufactured and purchased parts, goods in process, and finished goods, all of which is merchantable and fit for the purpose for which it was procured or manufactured, and none of which is slow moving, obsolete, damaged, or defective, subject only to the reserve for inventory write-down set forth on the Reference Balance Sheet in accordance with the past custom and practice of the Company and its Subsidiaries.

(q)          Company Agreements. §4(q) of the Seller Schedule lists the following contracts to which the Company or any of its Subsidiaries are parties or by which their respective assets or properties are bound (including any groups of related agreements):

(i)          contracts for the lease of personal property to or from any Person providing for lease payments in excess of $150,000 per annum;

(ii)         contracts for the purchase or sale of raw materials, commodities, supplies, products, or other personal property, or for the furnishing or receipt of services, the performance of which will extend over a period of more than one year, result in a loss to any of the Company and its Subsidiaries, or involve consideration in excess of $150,000 per annum;

(iii)        contracts concerning a partnership or joint venture;

(iv)        contracts under which any of the Company and its Subsidiaries has created, incurred, assumed, or guaranteed any indebtedness for borrowed money, or any capitalized lease obligation, or under which it has imposed a Security Interest on any of its assets, tangible or intangible;

(v)          contracts concerning confidentiality or noncompetition;

(vi)         contracts with the Seller and its Affiliates (other than the Company and its Subsidiaries);

(vii)        contracts concerning any profit sharing, stock option, stock purchase, stock appreciation, deferred compensation, severance, or other plan or arrangement for the benefit of any current or former directors, officers, and employees of any of the Company and its Subsidiaries;

(viii)      contracts concerning any collective bargaining agreement;

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(ix)         contracts for the employment of any individual on a full-time, part-time, consulting, or other basis providing annual compensation in excess of $100,000 or providing severance benefits;

(x)          contracts under which any of the Company and its Subsidiaries has advanced or loaned any amount to any of its directors, officers, and employees outside advances for business travel or similar expenses in the Ordinary Course of Business;

(xi)         contracts under which any of the Company and its Subsidiaries (A) has granted any license or other right to any material Intellectual Property owned by any of the Company and its Subsidiaries (excluding nonexclusive licenses granted in the Ordinary Course of Business) or (B) is granted any license or other right to any material Intellectual Property owned by any third party (excluding commercially available off-the-shelf software and software-as-a-service);

(xii)        contracts for which a default or termination would reasonably be expected to result in a Material Adverse Change; or

(xiii)      any other agreement (or group of related agreements) the performance of which involves consideration in excess of $150,000 per annum.

The Seller has made available to the Purchaser a copy of each written Company Agreement listed in §4(q) of the Seller Schedule and a written summary setting forth the terms and conditions of each oral Company Agreement referred to in §4(q) of the Seller Schedule. Each Company Agreement constitutes a legal, valid, binding and enforceable obligation of the Company or Subsidiary of the Company party thereto, and to the Knowledge of the Seller, each other party thereto, and is in full force and effect. None of the Company, any Subsidiary of the Company, or to the Knowledge of the Seller, any other party thereto is in breach of or default under any Company Agreement, except for breaches, defaults, terminations or modifications that would not result in a Material Adverse Change. To the Knowledge of the Seller, no event has occurred which with notice or lapse of time would constitute a breach or default, or permit termination, modification, or acceleration, under any Company Agreement.

(r)          Notes and Accounts Receivable. All notes and accounts receivable of the Company and its Subsidiaries reflected on the Reference Balance Sheet (i) are reflected properly, in all material respects, on their respective books and records, (ii) are valid receivables and, to the Knowledge of Seller, not subject to setoffs or counterclaims (other than normal cash discounts and rebates accrued in the Ordinary Course of Business), (iii) are current and collectible, and (iv) to the Knowledge of the Seller, will be collected in accordance with their terms at their recorded amounts, subject only to the reserve for bad debts set forth on the Reference Balance Sheet in accordance with the past custom and practice of the Company and its Subsidiaries.

(s)          Powers of Attorney. There are no outstanding powers of attorney executed on behalf of the Company or any of its Subsidiaries.

(t)           Insurance. §4(t) of the Seller Schedule sets forth the following information with respect to each insurance policy (including policies providing property, casualty, liability, and workers’ compensation coverage and bond and surety arrangements) to which the Company or any of its Subsidiaries has been a party, a named insured, or otherwise the beneficiary of coverage at any time within the past two (2) years: (i) the name, address, and telephone number of the agent; (ii) the name of the insurer, the name of the policyholder, and the name of each covered insured; (iii) the policy number and the period of coverage; (iv) a brief description of the type of insurance and amount (including deductibles and ceilings) of coverage provided by each policy; and (v) a description of any premium adjustments or other loss-sharing arrangements. Each insurance policy set forth in §4(t) of the Seller Schedule is in full force and effect, and to the Knowledge of the Seller, will continue to be legal, valid, binding, enforceable, and in full force and effect on identical terms following the consummation of the Transactions. None of the Company or any of its Subsidiary of the Company, nor to the Knowledge of the Seller, any other party thereto, is in breach or default (including with respect to the payment of premiums or the giving of notices), and no event has occurred which, with notice or the lapse of time, would constitute such a breach or default, or permit termination, modification, or acceleration, under the policy, except for breaches, defaults, terminations or modifications that would not result in a Material Adverse Change. Each of the Company and its Subsidiaries has been covered during the past two (2) years by insurance in scope and amount customary and reasonable for the businesses in which it has engaged during the aforementioned period. §4(t) of the Seller Schedule describes any self-insurance arrangements affecting the Company or any of its Subsidiaries.

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(u)          Litigation. §4(u) of the Seller Schedule sets forth (i) each material outstanding Order to which the Company or any of its Subsidiaries is subject, other than Orders of general applicability to Persons or businesses engaged in similar businesses, and (ii) each Proceeding that is pending, or to the Knowledge of the Seller, threatened in writing against the Company, the Company’s Subsidiaries or any of their respective officers, directors or employees. None of the Proceedings set forth in §4(u) of the Seller Schedule could reasonably be expected to result in any Material Adverse Change.

(v)           Product Warranty. Each product manufactured, sold, leased, or delivered by the Company and its Subsidiaries has been manufactured, sold, leased, or delivered in conformity, in all material respects, with all applicable contractual commitments and all express and implied warranties, and none of the Company or any of its Subsidiaries has any material Liability for replacement or repair thereof or other damages in connection therewith, subject only to the reserve for product warranty claims set forth on the Reference Balance Sheet. No product manufactured, sold, leased, or delivered by the Company or any of its Subsidiaries is subject to any material guaranty, warranty, or indemnity that is not set forth in any Company Agreement or the Company’s or such Subsidiaries’ applicable standard terms and conditions of sale or lease. The Seller has made available to the Purchaser copies of the standard terms and conditions of sale or lease of the Company and each of its Subsidiaries containing applicable guaranty, warranty, and indemnity provisions.

(w)          Employees. To the Knowledge of the Seller, no executive, key employee, or group of employees has any plans to terminate employment with any of the Company and its Subsidiaries. None of the Company and its Subsidiaries is a party to or bound by any collective bargaining agreement, nor has any of them experienced any strikes, grievances, claims of unfair labor practices, or other collective bargaining disputes. To the Knowledge of the Seller, none of the Company and its Subsidiaries has committed any unfair labor practice. None of the Seller and the directors and officers (and employees with responsibility for employment matters) of the Company and its Subsidiaries has any Knowledge of any organizational effort presently being made or threatened by or on behalf of any labor union with respect to employees of any of the Company and its Subsidiaries.

(x)          Employee Benefits.

(i)          §4(x) of the Seller Schedule lists each Employee Benefit Plan that any of the Company and its Subsidiaries maintains, to which any of the Company and its Subsidiaries contributes or has any obligation to contribute, or with respect to which any of the Company and its Subsidiaries has any material Liability or potential Liability.

(A)         Each such Employee Benefit Plan (and each related trust, insurance contract, or fund) has been maintained, funded and administered in accordance in all material respects with the terms of such Employee Benefit Plan and the terms of any applicable collective bargaining agreement and complies in form and in operation in all material respects with the applicable requirements of ERISA, the Code, and other applicable Laws.

(B)         All required reports and descriptions (including annual reports (IRS Form 5500), summary annual reports, and summary plan descriptions) have been timely filed and/or distributed in accordance in all material respects with the applicable requirements of ERISA and the Code with respect to each such Employee Benefit Plan. The requirements of COBRA have been met in all material respects with respect to each such Employee Benefit Plan which is an Employee Welfare Benefit Plan subject to COBRA.

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(C)         Except as would not reasonably be likely to result in material Liability to the Company and its Subsidiaries, taken as a whole, (x) all contributions (including all employer contributions and employee salary reduction contributions) which are due have been made within the time periods prescribed by ERISA and the Code to each such Employee Benefit Plan which is an Employee Pension Benefit Plan and (y) all contributions for any period ending on or before the Closing Date which are not yet due have been made to each such Employee Pension Benefit Plan or accrued in accordance with the past custom and practice of the Company and its Subsidiaries. All material premiums or other payments for all periods ending on or before the Closing Date have been paid with respect to each such Employee Benefit Plan which is an Employee Welfare Benefit Plan.

(D)         Each such Employee Benefit Plan which is intended to meet the requirements of a “qualified plan” under Code §401(a) has received a determination from the Internal Revenue Service that such Employee Benefit Plan is so qualified, and, to the Knowledge of the Seller, nothing has occurred since the date of such determination that could adversely affect the qualified status of any such Employee Benefit Plan.

(E)         The market value of assets under each such Employee Benefit Plan which is an Employee Pension Benefit Plan (other than any Multiemployer Plan) equals or exceeds the present value of all vested and nonvested Liabilities thereunder determined in accordance with PBGC methods, factors, and assumptions applicable to an Employee Pension Benefit Plan terminating on the date for determination.

(F)         The Seller has delivered to the Purchaser correct and complete copies of the plan documents and summary plan descriptions, the most recent determination letter received from the Internal Revenue Service, the most recent annual report (IRS Form 5500, with all applicable attachments), and all related trust agreements, insurance contracts, and other funding arrangements which implement each such Employee Benefit Plan.

(ii)         With respect to each Employee Benefit Plan that any of the Company, its Subsidiaries, and any ERISA Affiliate maintains, to which any of them contributes or has any obligation to contribute, or with respect to which any of them has any material Liability or potential Liability:

(A)         No such Employee Benefit Plan which is an Employee Pension Benefit Plan (other than any Multiemployer Plan) has been completely or partially terminated or been the subject of a Reportable Event. No Proceeding by the PBGC to terminate any such Employee Pension Benefit Plan (other than any Multiemployer Plan) has been instituted or, to the Knowledge of the Seller, threatened.

(B)         Except as would not reasonably be likely to result in material Liability to the Company and its Subsidiaries, taken as a whole, (x) there have been no Prohibited Transactions with respect to any such Employee Benefit Plan; and (y) no Fiduciary has any Liability for breach of fiduciary duty or any other failure to act or comply in connection with the administration or investment of the assets of any such Employee Benefit Plan. No Proceeding with respect to the administration or the investment of the assets of any such Employee Benefit Plan (other than routine claims for benefits) is pending or, to the Knowledge of the Seller, threatened. The Seller has no Knowledge of any basis for any such Proceeding.

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(C)         None of the Company and its Subsidiaries has incurred, and none of the Seller and the directors and officers (and employees with responsibility for employee benefits matters) of the Company and its Subsidiaries has any reason to expect that any of the Company and its Subsidiaries will incur, any Liability to the PBGC (other than with respect to PBGC premium payments not yet due) or otherwise under Title IV of ERISA (including any withdrawal Liability as defined in ERISA §4201) or under the Code with respect to any such Employee Benefit Plan which is an Employee Pension Benefit Plan, or under COBRA with respect to any such Employee Benefit Plan which is an Employee Welfare Benefit Plan.

(iii)        (A) None of the Company, its Subsidiaries, and any ERISA Affiliate has incurred any Liability on account of a “partial withdrawal” or a “complete withdrawal” (within the meaning of ERISA §§4205 and 4203, respectively) from any Multiemployer Plan, no such Liability has been asserted, and there are no events or circumstances which could result in any such partial or complete withdrawal; (B) none of the Company, its Subsidiaries, or any ERISA Affiliate is bound by any contract or agreement or has any obligation or Liability described in ERISA §4204; and (C) none of the Company, its Subsidiaries or any ERISA Affiliate sponsors or contributes to, or is required to sponsor or contribute to, any Multiemployer Plan.

(iv)         None of the Company and its Subsidiaries maintains, contributes to or has an obligation to contribute to, or has any Liability or potential Liability with respect to, any Employee Welfare Benefit Plan providing medical, health, or life insurance or other welfare-type benefits for current or future retired or terminated directors, officers or employees of the Company or any of its Subsidiaries (or any spouse or other dependent thereof) other than in accordance with COBRA.

(y)          Guaranties. None of the Company or any of its Subsidiaries is a guarantor or otherwise is liable for any indebtedness of any other Person.

(z)          Environmental, Health, and Safety Matters.

(i)          The Company and its Subsidiaries have complied, within the past five (5) years and is in compliance with, in all material respects, all Environmental, Health, and Safety Requirements.

(ii)         Neither the Company nor any of its Subsidiaries has received from any Governmental Entity, within the past five (5) years any written notice or report regarding any actual or alleged violation of Environmental, Health, and Safety Requirements or any investigation with respect thereto, except for such matters as have been resolved or which are not result in a Company Material Adverse Change.

(iii)        Neither this Agreement nor the consummation of the Transaction are reasonably be expected to result in any obligations for site investigation or cleanup pursuant to any of the so-called “transaction-triggered” or “responsible property transfer” Environmental, Health, and Safety Requirements.

(iv)         Neither the Company nor any of its Subsidiaries has, either expressly or by operation of law, assumed or undertaken any Liability, including without limitation any obligation for corrective or remedial action, of any other Person relating to Environmental, Health, and Safety Requirements.

(v)          To the Knowledge of the Seller, no facts, events or conditions relating to the past or present facilities, properties or operations of the Company, its Subsidiaries, or any of their respective predecessors or Affiliates could reasonably be expected to (A) prevent, hinder or limit continued compliance with Environmental, Health, and Safety Requirements, (B) give rise to any initial investigatory, remedial or corrective obligations pursuant to Environmental, Health, and Safety Requirements, or (C) give rise to any material Liability pursuant to Environmental, Health, and Safety Requirements, including without limitation any relating to onsite or offsite releases or threatened releases of hazardous materials, substances or wastes, personal injury, property damage or natural resources damage.

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(aa)        Certain Business Relationships. None of the Seller, Seller’s Affiliates (other than the Company and the Company’s Subsidiaries) or their respective officers and directors have been involved in any material business arrangement or relationship with the Company or any of its Subsidiaries within the past twelve (12) months, excluding those business arrangements or relationships relating to (a) any intercompany indebtedness that will be extinguished at or prior to the Closing, (b) employment agreements entered into in the Ordinary Course of Business, or (c) employee benefits granted and advances for business expenses made in the Ordinary Course of Business. None of the Seller, Seller’s Affiliates (other than the Company and the Company’s Subsidiaries) or any of their respective officers and directors own any material asset, tangible or intangible, which is used in the business of the Company or its Subsidiaries.

(bb)         No Other Representations or Warranties.

(i)          Except for the representations and warranties expressly made by the Seller in this §4, none of the Seller, the Seller’s Affiliates (including the Company and the Company’s Subsidiaries) or Representatives, or any other Person has made or is making any oral or written representation or warranty, express or implied, with respect to the Seller or the Seller’s Affiliates (including the Company and the Company’s Subsidiaries) or any of its or their respective businesses, assets, liabilities, prospects, results of operations or financial condition.

(ii)         Without limiting the generality of the foregoing, the Seller acknowledges and agrees that (A) none of the Purchaser, the Purchaser’s Affiliates or Representatives or any other Person has made or is making any representation or warranty, express or implied, except for the representations and warranties expressly set forth in §3; (B) none of the Purchaser, the Purchaser’s Affiliates or Representatives or any other Person has made or is making any representation or warranty to the Seller, the Seller’s Affiliates or Representatives, or any other Person with respect to any projections, forecasts, estimates, plans or budgets, expenses or expenditures, present or future financial results operations or affairs, or any other information, statements or documents delivered to or made available to the Seller, the Seller’s Affiliates or Representatives, or any other Person, with respect to the Purchaser or Purchaser’s Affiliates or any of their respective businesses, assets, liabilities, prospects, results of operations or financial condition, except as expressly covered by representations and warranties set forth in §3; and (C) in making its decision to enter into this Agreement and to consummate the Transactions, the Seller has relied solely upon its own investigation and the express representations and warranties of the Purchaser set forth in §3.

5.          Pre-Closing Covenants.

The Parties agree as follows with respect to the period between the execution of this Agreement and the earlier of (y) Closing and (z) the termination of this Agreement in accordance with §10.

(a)          General. Subject to the other terms and conditions of this Agreement, each of the Parties will use its reasonable best efforts to take all actions, to do, and to assist and cooperate with the other Party in doing, all things necessary, proper, or advisable in order to consummate and make effective the Transactions, including satisfaction, but not waiver, of the closing conditions set forth in §7 below.

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(b)          Notices, Consents and Filings. Each of the Parties will use, and will cause its respective Affiliates to, give all notices to, make any filings with, and use its commercially reasonable best efforts to obtain all authorizations, consents, waivers and approvals of all Persons that are required to be given, made or obtained in connection with the execution, delivery and performance of the Transaction Documents and consummation of the Transactions; provided, however, that the foregoing shall not require the Purchaser, the Seller, the Company or any of their respective Affiliates to (i) make any payment or undertake any obligation to any Person in order to obtain such consent, approval or waiver; and (ii) defend or contest any Proceeding challenging any Transaction Document or that may otherwise prevent, materially impede, interfere with, hinder or delay the consummation of the Transactions, including seeking to have any stay or temporary restraining Order entered by any Governmental Entity vacated or reversed.

(c)          Operation of Business. Except as otherwise contemplated by this Agreement or any other Transaction Document, as required by applicable Law or as the Purchaser shall otherwise consent to in writing (which consent shall not be unreasonably withheld, conditioned or delayed), the Seller will not cause or permit the Company or any of its Subsidiaries to (i) engage in any practice, take any action, or enter into any transaction outside the Ordinary Course of Business, or (ii) otherwise engage in any practice, take any action, or enter into any transaction of the sort described in §4(i).

(d)          Preservation of Business. The Seller will cause the Company and each of its Subsidiaries to keep their respective business and properties substantially intact, including its present operations, physical facilities, working conditions, and relationships with lessors, licensors, suppliers, customers, and employees.

(e)          Full Access. The Seller will permit, and will cause each of the Company and its Subsidiaries to permit, Representatives of the Purchaser to have reasonable access at reasonable times, upon reasonable notice and in a manner so as not to interfere with the normal operations of the Seller’s, or its Affiliates’ businesses or personnel, to all premises, properties, personnel, books, records (including Tax records, but excluding confidential portions of personnel records and medical records), contracts, and documents of or pertaining to the Company and its Subsidiaries; provided, that that in any case, such access and requests for access shall (i) be reasonable and serve legitimate business purposes, (ii) not reasonably be expected to cause significant competitive harm to the Seller or its Affiliates if the Transaction is not consummated, (iii) be subject to any limitations that are imposed by Law or reasonably required to preserve any applicable attorney-client privilege or other legally recognized privilege, (iv) be subject to the Confidentiality Agreements, and (v) be made to such Persons identified by the Seller. Notwithstanding the foregoing, none of the Purchaser or its Affiliates or Representatives shall communicate with, question or attempt to gain access to any employee, customer or supplier of the Seller or its Affiliates (including the Company and the Company’s Subsidiaries) without the prior consent, approval and coordination of the Seller.

(f)           Notice of Developments. The Parties shall keep each other reasonably apprised of the status of matters relating to the consummation of the Transaction, including, subject to applicable Laws, confidentiality restrictions, contractual obligations or other legally binding requirements, (i) promptly furnishing the other Party with copies of all notices or other communications received from any Person, (ii) any failure to comply with or satisfy, in any material respect, any covenant, condition or agreement hereunder, (iii) the prompt written notice to the other Party of any material adverse development or any Material Adverse Change with respect to Seller or material adverse effect on the Purchaser’s financial condition or ability to consummate the Transaction, and (iv) any event, fact or circumstance that gives such Party any reason to believe that any of conditions set forth in §7 will not be expected to be satisfied. The Purchaser and the Seller shall have the right (but not the obligation) to supplement or amend the Purchaser Schedules and the Seller Schedules, respectively, with respect to any matter hereafter arising or of which it becomes aware after the date hereof (each, a “Schedule Supplement”). To the extent that a Schedule Supplement relates to an event, fact or circumstance that occurred prior to the date of this Agreement, then such Schedule Supplement shall not be deemed to have cured any inaccuracy in or breach of any representation contained in this Agreement, including for purposes of indemnification pursuant to §8. To the extent that a Schedule Supplement relates to an event, fact or circumstance occurring on or after the date of this Agreement, then to the extent that such event, fact or circumstance set forth in such Schedule Supplement amends or supplements a representation or warranty, such Schedule Supplement shall not give rise to, or form the basis of, a claim for a breach of a representation or warranty with respect to any indemnity claim pursuant to §8 (except to the extent caused by the Seller’s breach of §5(c)). All Schedule Supplements may be considered for purposes of determining the satisfaction of the conditions in §7, except as provided in §7(a)(ii) and §7(b)(ii).

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(g)          Company Acquisition Proposals.

(i)          Exclusivity. Subject to §5(g)(ii), from and after the date of this Agreement until the Closing or the earlier termination of this Agreement in accordance with its terms, the Seller, the Company and its Subsidiaries will not, and will not permit their respective Affiliates or Representatives to, (A) solicit, initiate, or encourage (including by way of furnishing information), or take any other action to facilitate, any inquiries or proposals that constitute, or could reasonably be expected to lead to, any Company Acquisition Proposal, or (B) engage in, or enter into, any negotiations or discussions concerning any Company Acquisition Proposal. Notwithstanding the foregoing, in the event that, notwithstanding compliance with the preceding sentence, the Seller or its Affiliates or Representatives receives a Company Acquisition Proposal that constitutes, or that the Board of Directors of the Seller determines in good faith (in consultation with outside counsel) is reasonably likely to lead to, a Company Superior Proposal, the Seller and the Company may, to the extent that the Board of Directors of the Seller determines in good faith (in consultation with outside counsel) that a failure to do so would, in the absence of the foregoing prohibitions, be inconsistent with its fiduciary duties, participate in discussions regarding any Company Superior Proposal in order to be informed and make a determination with respect thereto. In such event, the Seller and the Company shall, (y) no less than twenty-four (24) hours prior to participating in any such discussions, inform the Purchaser of the material terms and conditions of such Company Acquisition Proposal, including the identity of the Person making such Company Acquisition Proposal and (z) promptly keep the Purchaser informed of the status including any material change to the terms of any such Company Acquisition Proposal.

(ii)         Go-Shop Period. During the period commencing on the date hereof and ending on the date which is forty-five (45) days hereafter (the “Go-Shop Period”), the Seller and Seller’s Affiliates and Representatives will not be restricted from engaging in any of the activities otherwise proscribed in §5(g)(i) above. During the Go-Shop Period, the Seller and its Affiliates and Representatives shall take commercially reasonable efforts to obtain a Company Superior Proposal in order for the Board of Directors of the Seller to be informed and make a determination with respect thereto. In the event the Seller or the Company receives any Company Superior Proposal, the Seller shall, (A) no less than twenty-four (24) hours prior to participating in any substantive discussions regarding such Company Superior Proposal, inform the Purchaser of the material terms and conditions thereof, including the identity of the Person making such Company Superior Proposal and (B) promptly keep the Purchaser informed of the status, including any material change to the terms of such Company Superior Proposal. Notwithstanding the foregoing or anything in §5(g)(i) to the contrary, with respect to each Company Acquisition Proposal received by the Company during the Go-Shop Period that constitutes, or that the Board of Directors of the Seller determines in good faith (in consultation with outside counsel) is reasonably likely to lead to, a Company Superior Proposal, the Seller and its Affiliates and Representatives may, to the extent that the Board of Directors of the Seller determines in good faith (in consultation with outside counsel) that a failure to do so would, in the absence of the prohibitions in this §5(g)(ii) and in §5(g)(i), be inconsistent with its fiduciary duties, participate in discussions regarding any Company Superior Proposal despite the expiration of the Go-Shop Period in order to be informed and make a determination with respect thereto; provided, that Seller and the Company shall comply with the last sentence of §5(g)(i).

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(iii)        Company Acquisition Proposal.  As used herein, the term “Company Acquisition Proposal” shall mean any bona fide proposal or offer relating to any (A) merger, consolidation, business combination, or similar transaction involving the Seller or any of its Affiliates, (B) sale, lease or other disposition, directly or indirectly, by merger, consolidation, share exchange or otherwise, of any assets of the Seller or any of its Affiliates in one or more transactions, (C) issuance, sale, or other disposition of (including by way of merger, consolidation, share exchange or any similar transaction) securities (or options, rights or warrants to purchase such securities, or securities convertible into such securities) of the Seller or any Affiliate of the Seller, (D) liquidation, dissolution, recapitalization or other similar type of transaction involving the Seller or any Affiliate of the Seller, (E) tender offer or exchange offer for the securities of the Seller or any of its Affiliates, which transaction, in the case of (A), (B), (C), (D) or (E) above, would result in a third party (or its shareholders) acquiring directly or indirectly more than twenty percent (20%) of the voting power of the Company and the Company’s Subsidiaries or the assets representing more than twenty percent (20%) of the net income, net revenue or assets of the Company and the Company’s Subsidiaries on a consolidated basis, (F) transaction which is similar in form, substance or purpose to any of the foregoing transactions, or (G) public announcement of an agreement, proposal, plan or intention to do any of the foregoing; provided, however, that the term “Company Acquisition Proposal” shall not include the Transactions.

(iv)        Company Superior Proposal.  For purposes of this Agreement, “Company Superior Proposal” means any Company Acquisition Proposal that (A) is not solicited by the Seller, or by other Persons in violation of the first sentence of §5(g)(i), and (B) the Board of Directors of the Seller determines in good faith would, if consummated, result in a transaction more favorable to the Seller’s stockholders than the Transactions and that the Persons making such Company Acquisition Proposal have the financial means (including third-party financing) to conclude such Company Acquisition Proposal.

(h)          Seller Board Approval and Recommendation. Neither the Board of Directors of the Seller nor any committee thereof shall, except to the extent that the failure to do so would be inconsistent with their fiduciary duties as determined in good faith in consultation with outside counsel, (i) withdraw or modify, or propose to withdraw or modify, in a manner adverse to the Purchaser, the approval or recommendation by the Board of Directors of the Seller or such committee of this Agreement or the Transactions, (ii) approve, recommend, or otherwise support or endorse any Company Acquisition Proposal, or (iii) cause the Company or the Seller or any Subsidiary to enter into any letter of intent, agreement in principle, acquisition agreement or similar agreement (each a “Company Acquisition Agreement”) with respect to any Company Acquisition Proposal (any such action, “Recommendation Change”). Nothing contained in this §5(h) shall prohibit the Seller from taking and disclosing to its stockholders a position contemplated by Rule 14d-9 or 14e-2 promulgated under the Securities Exchange Act or from making any disclosure to the Seller’s stockholders if, in the good faith judgment of the Board of Directors of the Seller, in consultation with outside counsel, such disclosure is necessary for the Board of Directors to comply with its fiduciary duties under applicable Law.

(i)          Notification of Proposals. In addition to the obligations of the Company set forth in §5(g) and §5(h), the Seller and the Company will promptly (and in any event within twenty-four (24) hours) advise the Purchaser, orally and in writing, if any Company Acquisition Proposal is made or proposed to be made or any information or access to properties, books or records of the Company is requested in connection with a Company Acquisition Proposal, the principal terms and conditions of any such Company Acquisition Proposal or potential Company Acquisition Proposal or inquiry (and will disclose any written materials received by the Company in connection with such Company Acquisition Proposal, potential Company Acquisition Proposal or inquiry) and the identity of the Person making such Company Acquisition Proposal, potential Company Acquisition Proposal or inquiry. The Seller Company will keep the Purchaser advised of the status and details (including amendments and proposed amendments) of any such request or Company Acquisition Proposal.

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(j)          Opportunity to Enhance Terms. Notwithstanding any provision hereof to the contrary, prior to taking any action permitted by §5(h), (i) the Seller shall give to the Purchaser at least three (3) business days’ prior written notice of its intention to take such action (which notice shall specify the reasons for any Recommendation Change or the material terms and conditions of any such Company Acquisition Agreement, as applicable) and, no later than the time of such notice, provide the Purchaser an unredacted copy of the relevant proposed transaction agreement and other material documents contemplated with or by the party making any such Company Acquisition Proposal, (ii) if requested by the Purchaser, the Seller and its representatives shall negotiate in good faith with the Purchaser during such notice period to enable the Purchaser to propose changes to the terms of this Agreement intended to eliminate the need for the Board of Directors of the Seller to effect a Recommendation Change or to cause such Company Acquisition Proposal to no longer constitute a Company Superior Proposal, (iii) the Board of Directors of the Seller shall have considered in good faith (after consultation with its financial advisors and outside legal counsel) any changes to this Agreement proposed in writing by the Purchaser and determined that a Recommendation Change would still be required if such changes were to be given effect or that the Company Acquisition Proposal would continue to constitute a Company Superior Proposal if such changes were to be given effect, as applicable, and (iv) in the event of any change to the material facts and circumstances relating to such Recommendation Change or in any change to the form or amount of consideration or any material terms of the transaction in the case of a Company Acquisition Agreement involving a potential transaction or any change to any of the financial terms (including the form or amount of consideration) or any material terms of such Company Acquisition Proposal, the Seller shall, in each case, have delivered to the Purchaser an additional notice and a summary of the relevant proposed transaction agreement and other material documents and a new three (3) Business Day notice period shall commence during which time this §5(j) shall apply.

(k)          Meeting of Seller Stockholders. As promptly as practicable after the date hereof, and in no event later than the date which is forty-five (45) days after the date hereof, the Seller shall take all action necessary in accordance with the DGCL and its Certificate of Incorporation and bylaws to convene a meeting of its stockholders (“Seller Stockholders Meeting”) for the purposes of voting upon this Agreement and the Transactions and shall use its commercially reasonable best efforts to hold such Seller Stockholders Meeting as soon as practicable after the date hereof.

(l)           SEC Matters.

(i)          As promptly as practicable after execution of this Agreement, the Seller shall prepare and file a Current Report on Form 8-K pursuant to the Securities Exchange Act to report the execution of this Agreement, and the Parties shall issue a mutually agreeable press release announcing the execution of this Agreement.

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(ii)         As promptly as practicable after execution of this Agreement, the Seller will prepare and file with the SEC, in consultation with the Purchaser and its Affiliates, a proxy statement/prospectus and a form of proxy, in connection with the vote of the Seller’s stockholders with respect to the Transactions (such proxy statement/prospectus, together with any amendments thereof or supplements thereto, in each case in the form or forms mailed to the Seller’s stockholders, is herein called the “Proxy Statement”). Each Party will use, and will cause its respective Affiliates to use, commercially reasonable best efforts to have the Proxy Statement approved by the SEC as promptly as practicable after such filing, and the Seller shall thereafter, in compliance with the relevant requirements of the Securities Exchange Act, cause the Proxy Statement to be filed and mailed to its stockholders at the earliest practicable date. The Purchaser acknowledges that the Proxy Statement and certain other forms, reports and other filings required to be made by the Seller under the Securities Exchange Act in connection with the Transaction (collectively, “Additional Proxy Materials”) may require certain disclosures regarding the Purchaser and its Affiliates. Accordingly, the Purchaser covenants and agrees (A) to provide to Seller promptly all information concerning the Purchaser and its Affiliates that is reasonably required to be included in the Proxy Statement and Additional Proxy Materials, (B) to make their respective Representatives available to the Seller and its counsel in connection with the drafting of the Proxy Statement and responding in a timely manner to comments from the SEC, (C) the Proxy Statement, the Additional Proxy Materials and any supplements thereto, or provided by the Seller for inclusion in the Proxy Statement, the Additional Proxy Materials or any supplements thereto or any other document filed with any other regulatory agency in connection herewith, shall not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances in which they are made, not misleading. If, at any time prior to the Closing, the Purchaser or any of its Affiliates or Representatives becomes aware of any event, fact or circumstance relating to matter which should be set forth in an amendment or a supplement to the Proxy Statement so that such documents would not contain any untrue statement of a material fact or failure to state a material fact necessary to make the statements therein, in light of the circumstances in which they are made, not misleading, then the Purchaser shall promptly inform the Seller and its Affiliates and Representatives of such event, fact or circumstance and shall cooperate with the Seller in preparing and disseminating any such required amendment or supplement.

(iii)        Prior to the Closing, the Parties shall prepare a mutually agreeable press release announcing the consummation of the Transaction.

(iv)        The Purchaser acknowledges and agrees that the Purchaser, its Affiliates and Representatives and its and their respective Affiliates and Representatives may be exposed to material nonpublic information regarding the Seller and its Affiliates during the course of the Transaction, and aware of the restrictions imposed by United States federal securities and other Laws applicable to Persons possessing material nonpublic information about a public company. The Purchaser agrees, for itself and on behalf of its Affiliates and Representatives and their respective Affiliates and Representatives, that, while any of them are in possession of such material nonpublic information, none of such Persons shall (A) purchase or sell any securities of the Seller, (B) communicate such information to any other Person, (C) take any other action with respect to the Seller or its securities in violation of such Laws, or (D) cause or encourage any other Person to do any of the foregoing.

(m)         Financing; Cooperation with Financing.

(i)          The Purchaser shall use its commercially reasonable best efforts to (A) cause the financing contemplated by the executed Equity Commitment Letters and the other documents evidencing Funded Equity Commitments, subject to the terms and conditions set forth therein, to be available at Closing, and (B) solicit additional commitments to purchase shares of Series A Preferred Stock pursuant to the Preferred Stock Purchase Agreement up to an aggregate amount (together with the Funded Equity Commitments) of $10,000,000. Without limiting the generality of the foregoing, the Purchaser shall use, and shall cause its Affiliates to use, commercially reasonable best efforts to (v) satisfy on a timely basis all conditions under all Equity Commitment Letters and all other documents evidencing Funded Equity Commitments and comply with its obligations thereunder; (w) not terminate, amend or modify or waive any remedy any Equity Commitment Letter or any other document evidencing a Funded Equity Commitment; (x) not take any other action that would reasonably be expected to adversely affect the ability of the Purchaser or the Purchaser’s Affiliates (or any beneficiary thereof) to enforce any Equity Commitment Letter or any other document evidencing a Funded Equity Commitment (in each case, subject to the Purchaser’s power to control such events); (y) not take any other action that would reasonably be expected to prevent, impede or delay the consummation of the Transactions or make the satisfaction of the conditions to obtaining the financing contemplated by any executed Equity Commitment Letters less likely to occur; and (z) promptly notify the Seller of any breach or default by any party to any executed Equity Commitment Letter or any other document evidencing a Funded Equity Commitment or the receipt of any written notice or other written communication from any Equity Investor or other financing source with respect to any breach, default, termination or repudiation by any party to any executed Equity Commitment Letter or any other document evidencing a Funded Equity Commitment of any provision thereof.

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(ii)         If funds in the amount set forth in the executed Equity Commitment Letters as of the date hereof become unavailable to the Purchaser, the Purchaser and its Affiliates shall use its commercially reasonable best efforts to obtain such funds to the extent available on terms no less favorable (and conditions no less onerous) in the aggregate to the Purchaser than as set forth in the Equity Commitment Letters. If prior to the Closing, the Purchaser consummates an issuance or sale of any shares of Series A Preferred Stock, then the Purchaser (A) shall deposit the proceeds thereof in the operating account of the Purchaser; (B) shall not use any of the proceeds thereof to make investments in any Person or for any purpose; (C) shall have complied with is obligations under §5(n) prior to the consummation of any such issuance or sale, and (D) shall cause each of the purchasers of Series A Preferred Stock to enter into the Stockholders Agreement.

(iii)        Notwithstanding the foregoing, in the event that the Purchaser enters into Equity Commitment Letters with Equity Investors which provide for at least $2,500,000 in Funded Equity Commitments after the date hereof, the Purchaser and the Partnership may terminate the Equity Commitment Letter with the Equity Investor that has been executed as of the date hereof with the prior written consent of the Seller (not to be unreasonably withheld); provided, that the Purchaser shall require the terminating party to covenant and agree to re-execute an Equity Commitment Letter on the same terms, if at any time following such termination the aggregate Funded Equity Commitments are less than $2,500,000.

(iv)        The Seller agrees to provide, and to cause the Company and its Subsidiaries to provide, all reasonable cooperation in connection with the arrangement of the Financing as may be reasonably requested by the Purchaser, including participation in meetings, telephone conferences, due diligence sessions, and furnishing financial, operational, and other pertinent information concerning the Company and its Subsidiaries.

(n)          The Purchaser shall (i) file with the Secretary of State of the State of Delaware the A&R Charter, and (ii) amend and restate its bylaws in their entirety, in a form and substance mutually agreeable to the Parties (the “Bylaws”). Following the filing of such A&R Charter and the amendment and restatement of the Bylaws, the Purchaser and its Affiliates shall not take any action to amend, restate, repeal, supplement, terminate, or otherwise modify the A&R Charter or the Bylaws without the Seller’s prior written consent.

6.          Post-Closing Covenants.

The Parties agree as follows with respect to the period following the Closing:

(a)          Post-Closing Transactions. Contemporaneously with or immediately (but in no event more than three (3) Business Days) following the Closing. The Seller shall make commercially reasonable efforts to cause the Board of Directors of Seller (A) to appoint Rodney Bienvenu as a member of the Board of Directors of Seller, to serve in such capacity until the first annual meeting of the Stockholders of the Seller following the Closing, and (B) subject to his prior resignation, removal or death, to include in the definitive proxy statement for the purpose of soliciting proxies from the Stockholders in connection with the first annual meeting of the Stockholders following the Closing the election of Rodney Bienvenu as a Class III member of the Board of Directors of the Seller.

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(b)          General. In case at any time after the Closing any further action is necessary or desirable to carry out the purposes of this Agreement, each Party will take, or will cause to be taken, such further actions and do, or will cause to be done, all such further things (including the execution and delivery of such further instruments and documents) as may be necessary, desirable or appropriate to carry out the provisions of each Transaction Document and to give full effect to the Transactions, or as any other Party reasonably may request, all at the sole cost and expense of the requesting Party (unless the requesting Party is entitled to indemnification therefor under §8 below).

(c)          Books and Records. The Seller acknowledges and agrees that from and after the Closing the Purchaser will be entitled to possession of all documents, books, records (including Tax records), agreements, and financial data of the Company and its Subsidiaries; provided, that the Seller and its Affiliates and Representatives shall be entitled to retain originals (and only required to provide the Purchaser and Purchaser’s Affiliates copies) of all documents, books, records, data and other information that are primarily related to the businesses and operations of the Seller and its Affiliates; and provided, further, that all information of or relating to the business and operations of the Seller or its Affiliates (other than the Company and the Company’s Subsidiaries) that is contained or incorporated into the documents, books, records, data and other information delivered to the Purchaser following the Closing shall be deemed Confidential Information of the Seller and its Affiliates and subject to the restrictions set forth herein, including §11(q). For a period of five (5) years following the Closing Date (or such longer period as required by applicable Laws), the Purchaser shall, and shall cause its Affiliates and Representatives to (i) hold all documents, books, records (including Tax records), agreements, and financial data pertaining to the operations of the Company and the Company’s Subsidiaries prior to the Closing in accordance with standard record retention policies and the relevant Tax Laws of each jurisdiction in which the Company and the Company’s Subsidiaries are situated or operate, and (ii) afford to the Seller and Seller’s Affiliates and Representatives, upon reasonable notice and without undue interruption to Purchasers’ business, reasonable access during normal business hours to all such documents, records and information in connection with any applicable filing or reporting obligations and other reasonable business purposes; provided, that nothing herein shall limit the Seller’s rights of discovery; and provided, further, that the Purchaser and the Purchaser’s Affiliates shall not prior to the destruction, alterations or disposal of any of such documents, records or information without providing to Seller written notice and an opportunity to repossess such documents, records and information at Sellers’ expense.

(d)          Litigation Support. In the event and for so long as any Party actively is contesting or defending against any Proceeding in connection with (i) the Transactions or (ii) any fact, situation, circumstance, status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act, or transaction on or prior to the Closing Date involving any of the Company and its Subsidiaries, the other Party will, and will cause its respective Affiliates to, cooperate with such contesting Party and its Representatives in the contest or defense of such Proceeding, make available their personnel, and provide such testimony and access to their books and records as shall be necessary in connection with the contest or defense, all at the sole cost and expense of the contesting or contesting Party (unless the contesting Party is entitled to indemnification therefor under §8 below).

(e)          Transition. The Seller shall not take any action that is designed or intended to have the effect of discouraging any lessor, licensor, customer, supplier, or other business associate of any of the Company and its Subsidiaries from maintaining the same business relationships with the Company and its Subsidiaries after the Closing as it maintained with the Company and its Subsidiaries prior to the Closing. The Seller will refer all customer inquiries relating to the businesses of the Company and its Subsidiaries to the Purchaser from and after the Closing.

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(f)          Confidentiality. Each Party shall, and shall cause its Affiliates and Representatives to, treat and hold in confidence all the Confidential Information of the other Party and its Affiliates, and refrain from disclosing or using any of the Confidential Information of the other Party and its Affiliates except as permitted by this Agreement. In the event that any Party is requested or required (by oral question or request for information or documents in any Proceeding, interrogatory, subpoena, civil investigative demand, or similar process) to disclose any Confidential Information of the other Party or such other Party’s Affiliates, then such Party will notify the other Party promptly of the request or requirement so that the other Party may seek an appropriate protective Order or waive compliance with the provisions of this §6(f). If, in the absence of a protective Order or the receipt of a waiver hereunder, the disclosing Party or its Affiliates are, on the advice of counsel, compelled to disclose any Confidential Information of the other Party or its Affiliates to any tribunal or else stand liable for contempt, then the disclosing Party may disclose the Confidential Information to the tribunal; provided, however, that the disclosing Party and its Affiliates shall cooperate with the other Party and its Affiliates to obtain, at the reasonable request and sole expense of the other Party, an Order or other assurance that confidential treatment will be accorded to such portion of the Confidential Information required to be disclosed.

(g)          Covenant Not to Compete. Until the earlier of (y) the third anniversary of the Closing Date, and (z) a default by the Purchaser under the Purchaser Note (which is not cured in accordance with the terms thereof), none of the Seller or its Subsidiaries will engage directly or indirectly in any business that the Company or any of its Subsidiaries conducts as of the Closing Date (each such business, a “Competitive Business”); provided, however, that the foregoing shall not restrict or prohibit the Seller or any of Seller’s Affiliates from:

(i)          owning five percent (5%) of the outstanding voting securities of any publicly-traded Person engaged in any Competitive Businesses;

(ii)         holding or acquiring interests in or securities of any Person as an investment by its pension funds or other benefit plan funds whether or not such Person is engaged in a Competitive Businesses;

(iii)        holding or acquiring interests in or securities of any Person or business that derived, in the aggregate (on a consolidated basis), no more than thirty-five percent (35%) of its total annual revenues in its most recent full fiscal year from a Competitive Business; provided, that following such acquisition, the Seller and its Affiliates shall, within eighteen (18) months thereafter, divest, discontinue or take such other similar actions to cause such acquired Person or business to derive, in the aggregate (on a consolidated basis), no more than five percent (5%) of its total annual revenues for any fiscal year after such eighteen (18) months from the Competitive Business;

(iv)         owning or holding any indebtedness or securities of, or participating in the management of, the Purchaser, the Company or any of their respective Affiliates;

(v)          performing any obligation or exercising any right under any Transaction Document; or

(vi)         engaging in any other business, other than a Competitive Businesses.

If the final judgment of a court of competent jurisdiction declares that any term or provision of this §6(g) is invalid or unenforceable, the Parties agree that the court making the determination of invalidity or unenforceability shall have the power to reduce the scope, duration, or area of the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified after the expiration of the time within which the judgment may be appealed.

(h)          D&O Matters.

(i)          The Parties agree that all rights to indemnification, advancement of expenses and exculpation by the Company and its Subsidiaries now existing in favor of each Person who is now, or has been prior to the date hereof an officer or director of the Company as provided in the Company’s certificate of incorporation as in effect on the date of this Agreement shall remain in full force and effect in accordance with their terms, and, in the event that any Proceeding is pending or asserted or any claim made during such period, until the final disposition of such Proceeding.

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(ii)         With respect to any Subsidiaries of the Company, after the Closing Date the Purchaser shall require each such Subsidiary to continue to provide all rights to indemnification, advancement of expenses and exculpation by the Subsidiaries now existing in favor of each Person who is now, or has been prior to the date hereof an officer or director of a Company Subsidiary as provided in the Subsidiary’s organizational documents as in effect on the date of this Agreement.

(iii)        Immediately following the Closing, the Purchaser shall obtain and keep in effect appropriate insurance policies with customary coverage and amounts covering the directors and officers of the Company and its Subsidiaries.

(i)          Employee Matters.

(i)           For a period of at least one (1) year following the Closing, the Purchaser shall provide, or cause its Subsidiaries (including the Company and its Subsidiaries) to provide, to each continuing employee of the Company and its Subsidiaries with (A) base salary (or base wages) that is at least equal to the base salary (or base wages) in effect for such employee immediately prior to the Closing; (B) annual cash bonus opportunities that are at least equal to the annual cash bonus opportunities in effect for such employee immediately prior to the Closing, (C) employee benefits that are at least substantially similar, in the aggregate, to the employee benefits provided by the Seller, the Company or their respective Subsidiaries immediately prior to the Closing, and (D) severance benefits that are at least equal to the severance benefits provided to such employee by the Seller, the Company or their respective Subsidiaries immediately prior to the Closing; provided, however, that the Purchaser shall have the discretion to amend or modify the employee benefits provided pursuant to clauses (C) and (D) of this §6(i)(i) in the Ordinary Course of Business in accordance with the terms of the applicable employee benefit or severance plans.

(ii)          From and after the Closing, the Purchaser shall, and shall cause its Subsidiaries (including the Company and its Subsidiaries) to, honor all obligations of the Company and its Subsidiaries to provide employee benefits to continuing employees of the Company and its Subsidiaries, whether under an individual agreement or under an Employee Benefit Plan of the Company or any of its Subsidiaries, in accordance with their terms as in effect immediately prior to the Closing.

(iii)        Purchaser will use its commercially reasonable best efforts to enter into an agreement with Insperity, no later than the Closing, on terms substantially similar to the Insperity Agreement (as such term is defined in the Seller Schedules) and if Purchaser enters into such an agreement, to keep such agreement in full force and effect for a period of at least one (1) year following the Closing.

(iv)         From and after the Closing, the Purchaser must, and must cause its Subsidiaries (including the Company and its Subsidiaries) and any third-party insurance providers or third-party administrators to, (A) waive all limitations as to any pre-existing condition or waiting periods under the applicable Employee Benefit Plans of the Purchaser or its Subsidiaries with respect to participation and coverage requirements applicable to each continuing employee of the Company and its Subsidiaries under any such Employee Benefit Plans of Purchaser or its Subsidiaries that such employee may be eligible to participate in from and after the Closing, other than limitations or waiting periods that are already in effect with respect to such employee and that have not been satisfied as of the Closing under any comparable Employee Benefit Plan of the Seller, the Company or their respective Subsidiaries; (B) give each continuing employee full credit for purposes of eligibility, vesting and accrual of benefits under any Employee Benefit Plans of Purchaser or its Subsidiaries that such employee may be eligible to participate in from and after the Closing for such employee’s service with the Company and any of its Subsidiaries to the same extent that such service was credited for purposes of any comparable Employee Benefit Plan of the Seller, the Company or their respective Subsidiaries immediately prior to the Closing (except to the extent that such credit would result in the duplication of benefits); and (C) recognize the dollar amount of all co-payments, deductibles and similar expenses incurred by each continuing employee (and his or her eligible dependents) during the calendar year in which the Closing occurs for purposes of satisfying such year’s deductible and co-payment limitations under the relevant welfare Employee Benefit Plan of Purchaser or its Subsidiaries in which such employee (and dependents) will be eligible to participate from and after the Closing.

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(v)          Nothing herein shall be construed to create any third-party beneficiary rights in any employee, or any right of any employee to employment or continued employment for any specified period or to a particular term or condition of employment.

7.          Conditions to Obligation to Close.

(a)          Conditions to Obligation of the Purchaser. The obligation of the Purchaser to consummate the Transactions is subject to satisfaction of the following conditions at or prior to the Closing:

(i)          the Requisite Vote shall have been obtained;

(ii)         the representations and warranties of the Seller set forth in §4 shall be true and correct in all respects at and as of the Closing Date (except to the extent any such representation or warranty speaks as of a specific date, in which case such representation or warranty shall be true and correct as of such specific date), except where the failure of such representations and warranties to be true and correct at and as of the Closing Date would not constitute a Material Adverse Change; provided, that for purposes of determining whether the foregoing closing condition has been satisfied and the certifications to be made pursuant to §7(a)(xii), the representations and warranties of the Seller in §4 shall be considered without regard to any matter set forth in any Schedule Supplement to the Seller Schedules;

(iii)        the Seller shall have performed and complied with, in all material respects, all covenants, agreements, and obligations contained in this Agreement required to be performed or complied with by the Seller through the Closing;

(iv)         the Seller shall have delivered to the Purchaser (A) a duly executed counterpart to the Security Agreement; (B) a duly executed counterpart to the Stockholders Agreement; and (C) a duly executed counterpart to each other Transaction Document to which the Seller or its Affiliates are a party;

(v)          the Seller shall have delivered to the Purchaser stock certificates representing all of the Company Shares, duly endorsed in blank (or affidavits of lost certificates in lieu thereof) or accompanied by duly executed assignment documents in either case satisfactory in form and substance to the Purchaser;

(vi)         the Seller shall have delivered to the Purchaser a fully executed copy of the Contribution Agreement, and such other documents and instruments reasonably requested by the Purchaser evidencing the consummation of the transactions contemplated thereby;

(vii)        the Seller, the Company and its Subsidiaries shall have given the notices and received all authorizations, consents, and approvals set forth in §7(a)(vii) of the General Schedules;

(viii)      no Proceeding shall be pending before any Governmental Entity of competent jurisdiction seeking a preliminary or permanent injunction with respect to the consummation of the Transactions, and Order or Law of any Governmental Entity of competent jurisdiction prohibiting or restraining the consummation of the Transactions shall be in effect;

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(ix)         the Seller shall have delivered to the Purchaser duly executed resignations, effective as of the Closing, of each director and officer of the Company and its Subsidiaries other than those whom the Purchaser shall have specified in writing at least five (5) business days prior to the Closing, and duly executed agreements with those Persons specified in §7(a)(ix) of the General Schedules;

(x)          the Seller shall have delivered to the Purchaser duly executed agreements, releases or other instruments, in form and substance reasonably satisfactory to the Purchaser, acknowledging the satisfaction in full by the Company and its Subsidiaries of all liabilities and obligations owed to the Seller prior to the Closing Date (other than those obligations and liabilities arising out of the Transaction Documents), including any liabilities described as or otherwise included as intercompany liabilities or payables on the Financial Statements;

(xi)         the Seller shall have delivered to the Purchaser a fully executed license, in in form and substance reasonably satisfactory to the Purchaser, granting to the Company and its Subsidiaries (without further consideration) a perpetual, irrevocable, royalty-free, fully paid-up, worldwide right and license to utilize the Intellectual Property set forth in §7(a)(xi) of the General Schedules; and

(xii)        the Seller shall have delivered to the Purchaser a duly executed certificate to the effect that each of the conditions specified above in §7(a)(ii), §7(a)(iii), §7(a)(vii) and §7(a)(viii) have been satisfied in all respects.

The Purchaser may waive any condition specified in this §7(a) if the Purchaser executes a writing so stating at or prior to the Closing.

(b)          Conditions to Obligation of the Seller. The obligation of the Seller to consummate the Transactions at the Closing is subject to satisfaction of the following conditions at or prior to the Closing:

(i)          the Requisite Vote shall have been obtained;

(ii)         the representations and warranties of the Purchaser set forth in §3 shall be true and correct in all respects at and as of the Closing Date (except to the extent any such representation or warranty speaks as of a specific date, in which case such representation or warranty shall be true and correct as of such specific date), except where the failure of such representations and warranties to be true and correct would not have a material adverse effect on the Purchaser’s financial condition or ability to consummate the Transaction; provided, that for purposes of determining whether the foregoing closing condition has been satisfied and the certifications to be made pursuant to §7(b)(x), the representations and warranties of the Purchaser in §3 shall be considered without regard to any matter set forth in any Schedule Supplement to the Purchaser Schedules;

(iii)        the Purchaser and its Affiliates shall have performed and complied with, in all material respects, all covenants, agreements and obligations contained in this Agreement required to be performed or complied with by the Purchaser and its Affiliates through at or prior to Closing;

(iv)         the Purchaser shall have delivered to the Seller (A) a duly executed counterpart to the Security Agreement; (B) a duly executed counterpart to the Stockholders Agreement; (C) a duly executed counterpart to each other Transaction Document to which the Purchaser or its Affiliates are a party; and (D) a copy of the A&R Charter certified by the Secretary of State of the State of Delaware;

(v)          the Purchaser shall have (A) delivered to the Seller a duly executed Purchaser Note, and (B) issued and delivered to the Seller stock certificates representing all of the Purchaser Shares;

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(vi)         no Proceeding shall be pending before any Governmental Entity of competent jurisdiction seeking a preliminary or permanent injunction with respect to the consummation of the Transactions, and Order or Law of any Governmental Entity of competent jurisdiction prohibiting or restraining the consummation of the Transactions shall be in effect;

(vii)        the Purchaser and its Affiliates shall have given the notices and received the other authorizations, consents, and approvals set forth in §7(b)(vii) of the General Schedule;

(viii)      the A&R Charter and the Bylaws, in each case, shall be in full force and effect, and no Proceeding for the amendment, restatement, repeal, termination or other modification thereof shall be proposed or pending;

(ix)         the Purchaser has consummated (or simultaneously with the Closing will consummate) the issuance and sale of Series A Preferred Stock under the Preferred Stock Purchase Agreement, and the Purchaser and its Affiliates shall have delivered to the Seller such other documents and instruments reasonably requested by the Seller evidencing that proceeds of such issuance and sale were not less than $2,500,000 and all such proceeds have been deposited in the operating account of the Purchaser;

(x)          the Purchaser shall have delivered to the Seller a duly executed certificate to the effect that each of the conditions specified above in §7(b)(ii), §7(b)(iii), §7(b)(vi), §7(b)(vii), §7(b)(viii), and §7(b)(ix) has been satisfied in all respects.

The Seller may waive any condition specified in this §7(b) if it executes a writing so stating at or prior to the Closing.

8.          Remedies for Breaches of This Agreement.

(a)          Survival. Subject to the other provisions of this Agreement, (i) each of the representations and warranties (A) of the Purchaser set forth in §3, (B) of the Seller set forth in §4, and (C) of the Parties set forth in any other Transaction Document (other than this Agreement) shall survive the Closing until 12:01 a.m. New York City time on the nine (9) month anniversary of the Closing Date; (ii) each obligation, covenant and agreement of the Parties in this Agreement or in any other Transaction Document which by its terms is to be performed at or prior to the Closing shall survive the Closing for a period of ninety (90) days; and (iii) each obligation, covenant and agreement of the Parties in this Agreement or in any other Transaction Document which by its terms is to be performed after the Closing shall survive the Closing in accordance with its terms or until it is fully performed; provided, that the Tax Representations shall survive until thirty (30) days after the expiration of the applicable statute of limitations. No Party shall have any obligation to indemnify or hold harmless the other Party pursuant to this §8 unless notice of a claim is given to such Party prior to the expiration of the applicable survival period set forth above; provided, that if a Party is given notice of a claim before the end of the applicable survival period above, such survival period shall continue as to such claim until such claim is finally resolved.

(b)          Indemnification for the Benefit of the Purchaser. Subject to the limitations set forth herein, from and after the Closing:

(i)          Generally. The Seller agrees to indemnify and hold harmless the Purchaser Parties from and against any Adverse Consequences actually suffered by the Purchaser Parties resulting from, arising out of, relating to, in the nature of, or caused by (A) any inaccuracy in or breach of any representation or warranty of the Seller in §4 made on the date hereof and as though such representations or warranties were made on the Closing Date and as though the Closing Date were substituted for the date of this Agreement throughout §4, or of any Seller Party in any other Transaction Document (other than the Note and the Security Agreement); and (B) the failure by the Seller Parties to perform or satisfy any obligation, covenant or agreement in this Agreement or in any other Transaction Document (other than the Note and the Security Agreement).

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(ii)         Taxes. The Seller agrees to indemnify and hold harmless the Purchaser Parties from and against any Purchaser Tax Loss; provided, that, notwithstanding anything else in this Agreement to the contrary, no Seller Party shall be liable for any Adverse Consequences related to Taxes except for Purchaser Tax Losses. Purchaser Tax Losses shall be computed taking into account Tax Benefits as provided in §8(d)(v).

(c)          Indemnification for the Benefit of the Seller. Subject to the limitations set forth herein, from and after the Closing:

(i)          Generally. The Purchaser agrees to indemnify and hold harmless the Seller Parties from and against any Adverse Consequences actually suffered by the Seller Parties resulting from, arising out of, relating to, in the nature of, or caused by (A) any inaccuracy in or breach of any representation or warranty of the Purchaser in §3 made on the date hereof and as though such representations or warranties were made on the Closing Date and as though the Closing Date were substituted for the date of this Agreement throughout §3, or of any Purchaser Party in any other Transaction Document (other than the Note and the Security Agreement); and (B) the failure by the Purchaser Parties to perform or satisfy any obligation, covenant, or agreement in this Agreement or in any other Transaction Document (other than the Note and the Security Agreement).

(ii)         Taxes. The Purchaser agrees to indemnify and hold harmless the Seller Parties from and against any Seller Tax Loss; provided, that, notwithstanding anything else in this Agreement to the contrary, no Purchaser Party shall be liable for any Adverse Consequences related to Taxes except for Seller Tax Losses. Seller Tax Losses shall be computed taking into account Tax Benefits as provided in §8(d)(v).

(d)          Certain Limitations.

(i)          Specified Matters. Notwithstanding anything in this §8 to the contrary, the rights, remedies, and obligations of the Seller Parties and Purchaser Parties with respect to the Note, the Security Agreement and the matters set forth in §8(d)(i) of the General Schedules, and any Adverse Consequences relating to any breach thereof or otherwise arising therefrom, shall be governed exclusively by the terms and conditions set forth in the Note, the Security Agreement and §8(d)(i) of the General Schedules, respectively, and shall not be subject to this §8 unless provided otherwise.

(ii)         De Minimis. No Adverse Consequences may be claimed by the Purchaser Parties pursuant to §8(b), or by the Seller Parties pursuant to §8(c), unless the amount of such Adverse Consequences, together with all other Adverse Consequences arising out of the same facts and circumstances, exceeds $10,000; provided, that the foregoing limitation shall not Adverse Consequences resulting from, arising out of, relating to, in the nature of, or caused by any Fraud on the part of the Seller, Purchaser or any of their respective Affiliates.

(iii)        Deductible. The Seller shall not be liable to any Purchaser Party pursuant to §8(b), unless and until the aggregate Adverse Consequences incurred by the Purchaser Parties exceeds $250,000 (the “Deductible”), in which case, the Purchaser Parties shall only be entitled to recover Adverse Consequences in excess of the Deductible; provided, that the foregoing limitation shall not apply to any Adverse Consequences resulting from, arising out of, relating to, in the nature of, or caused by any Fraud on the part of the Seller or its Affiliates. Purchaser shall not be liable to any Seller Party under §8(c), unless and until the aggregate Adverse Consequences incurred by the Seller Parties exceeds the Deductible, in which case the Seller Parties shall only be entitled to recover Adverse Consequences in excess of the Deductible; provided, that the foregoing limitation shall not apply to any Adverse Consequences resulting from, arising out of, relating to, in the nature of, or caused by any Fraud on the part of the Purchaser or its Affiliates.

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(iv)        Cap. The aggregate liability of the Seller pursuant to §8(b) shall not exceed $2,500,000. Notwithstanding the foregoing, (A) to the extent that a Purchaser Party realizes any Adverse Consequences arising out of, relating to, in the nature of, or caused by any failure by the Seller Parties to perform or satisfy any of their respective obligations, covenants or agreements in this Agreement or in any other Transaction Document following the Closing for which it is entitled to indemnification pursuant to §8(b)(i)(B), the maximum aggregate liability of the Seller pursuant to §8 shall be the aggregate amount of principal and accrued but unpaid interest outstanding under the Purchaser Note at the time the first claim for indemnification is made, but in no event shall exceed the Purchase Price as adjusted pursuant to the terms hereof; and (B) the limitations in this §8(d)(iv) shall not apply to any (1) indemnity under §8(b)(ii) or §8(c)(ii), or (2) Adverse Consequences resulting from, arising out of, relating to, in the nature of, or caused by any Fraud on the part of the Seller or its Affiliates.

(v)         Mitigation; Other Sources. Each Indemnified Party shall take reasonable steps to mitigate any Adverse Consequences upon becoming aware of any events, facts, or circumstances that would be reasonably expected to give rise to such Adverse Consequences. The amount of Adverse Consequences payable by an Indemnifying Party under this §8 shall be (A) reduced by any insurance proceeds received by the Indemnified Party (which the Indemnified Party shall use commercially reasonable efforts to recover) with respect to the claim for which indemnification is sought; (B) reduced by any amounts, when and as, recovered from any third parties, by way of indemnification or otherwise, with respect to the claim for which indemnification is sought; and (C) reduced by the amount of any Tax Benefit realized or realizable by the Indemnified Party (in cash or as a reduction in Taxes otherwise due) arising from the incurrence or payment of any such Adverse Consequences. In computing the amount of any such Tax Benefit, the Indemnified Party shall be deemed to fully utilize, at the highest applicable marginal Tax rate then in effect, all Tax items arising from the incurrence or payment of any indemnified Adverse Consequences. If an indemnification payment is received by an Indemnified Party in respect of any Adverse Consequences, and such Indemnified Party later receives insurance recoveries or third-party indemnity payment or realizes any Tax Benefit in respect of all or a portion of such Adverse Consequences, then the Indemnified Party shall promptly notify the Indemnifying Party, and within five (5) Business Days thereafter, deliver to the Indemnifying Party the amount of the indemnification payments previously paid to the Indemnified Party with respect to such Adverse Consequences.

(vi)        Single Recovery. Notwithstanding anything contained in this Agreement to the contrary, any amounts payable pursuant to the indemnification obligations under §8 shall be paid without duplication, and in no event shall any Indemnified Party be entitled to recover indemnification payments under different provisions of this Agreement or other Transaction Documents for the same Adverse Consequences, including any Adverse Consequences that are expressly taken into account and reflected in working capital or other similar post-closing adjustment provided for in any Transaction Document.

(e)          Matters Involving Third Parties.

(i)          If any Indemnified Party receives notice of a claim or Proceeding from any third party with respect to any matter which may give rise to a claim for indemnification against any Indemnifying Party under this §8 (a “Third Party Claim”), then the Indemnified Party shall promptly notify each Indemnifying Party thereof in writing; provided, however, that no delay on the part of the Indemnified Party in notifying any Indemnifying Party shall relieve the Indemnifying Party from any obligation hereunder unless (and then solely to the extent) the Indemnifying Party thereby is prejudiced.

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(ii)         Any Indemnifying Party will have the right to defend the Indemnified Party against the Third Party Claim with counsel of its choice satisfactory to the Indemnified Party so long as (A) the Indemnifying Party notifies the Indemnified Party in writing within fifteen (15) days after the Indemnified Party has given notice of the Third Party Claim that the Indemnifying Party will assume the defense of such Third Party Claim, (B) the Indemnifying Party provides the Indemnified Party with evidence acceptable to the Indemnified Party that the Indemnifying Party will have the financial resources to defend against the Third Party Claim and fulfill its indemnification obligations (if any) hereunder, (C) the Third Party Claim involves only money damages and does not seek an injunction or other equitable relief, (D) settlement of, or an adverse judgment with respect to, the Third Party Claim is not, in the good faith judgment of the Indemnified Party, likely to establish a precedential custom or practice adverse to the continuing business interests of the Indemnified Party, and (E) the Indemnifying Party conducts the defense of the Third Party Claim actively and diligently.

(iii)        So long as the Indemnifying Party is conducting the defense of the Third Party Claim in accordance with §8(e)(ii) above, (A) the Indemnified Party may retain separate co-counsel at its sole cost and expense and participate in the defense of the Third Party Claim, (B) the Indemnified Party will not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnifying Party (not to be withheld unreasonably), and (C) the Indemnifying Party will not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnified Party (not to be withheld unreasonably).

(iv)        In the event any of the conditions in §8(e)(ii) above is or becomes unsatisfied, however, (A) the Indemnified Party may defend against, and consent to the entry of any judgment or enter into any settlement with respect to, the Third Party Claim in any manner it may deem appropriate (and the Indemnified Party need not consult with, or obtain any consent from, any Indemnifying Party in connection therewith), (B) the Indemnifying Parties will reimburse the Indemnified Party promptly and periodically for the costs of defending against the Third Party Claim (including attorneys’ fees and expenses), and (C) the Indemnifying Parties will remain responsible for any Adverse Consequences the Indemnified Party may suffer resulting from, arising out of, relating to, in the nature of, or caused by the Third Party Claim to the fullest extent provided in this §8.

(f)           Certain Tax Matters. Notwithstanding the foregoing, to the extent that there is any conflict between the provisions of this §8 and §9, the provisions of §9 shall control.

(g)          Recoupment Under Purchaser Note.  The Purchaser Parties shall have the option of recouping all or any part of any amounts owing by the Seller under this §8 (as determined by the agreement of the Parties or a final non-appealable Order of a court of competent jurisdiction) by notifying the Seller (i) that the principal amount outstanding under the Purchaser Note is being reduced by such amount (which shall affect the timing and amount of payments required under the Purchaser Note in the same manner as if the Purchaser had made a permitted prepayment without premium or penalty), or (ii) that the number of shares of Purchaser Common Stock received upon conversion of a portion of the Purchaser Note are being cancelled (the number of such shares of Purchaser Common Stock being cancelled shall equal the number of shares received by the Seller for conversion of an amount of the Purchaser Note equal to the amount so satisfied).

(h)          Exclusive Remedy. The Parties acknowledge and agree, for themselves and on behalf of their respective Affiliates and Representatives, that the sole and exclusive remedy of each Indemnified Party with respect to any and all Adverse Consequences arising out of, resulting from or for any inaccuracy in or breach of any representation, warranty, covenant, agreement or obligation set forth in this Agreement or any other Transaction Document (other than the Note and Security Agreement), shall be pursuant to the indemnification provisions set forth in this §8; provided, however, that nothing in this §8(h) shall (i) operate to interfere with or impede the operation of the provisions of any this Agreement or Transaction Document expressly providing for the resolution of certain disputes by any independent third party, including the Accounting Firm, (ii) operate to interfere with or impede the operation of the provisions of this Agreement or any other Transaction Document providing for, or otherwise limit the rights of any Party to seek or obtain, any equitable remedy, including specific performance or injunctive relief, whether instead of or in addition any other rights such Party may have hereunder, (iii) limit the liability of any Party or limit the remedies available to any Party with respect to any Fraud or criminal misconduct, and (iv) operate to interfere with or impede the operation of §8(d)(i) of this Agreement.

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(i)           Tax Treatment of Indemnification Payments. Any indemnification payment made pursuant to this Agreement shall be treated by Purchaser and Seller as an adjustment to the Purchase Price for Tax purposes.

9.          Tax Matters.

The following provisions shall govern the allocation of responsibility as between the Purchaser, the Company and the Seller for certain Tax matters following the Closing Date:

(a)          Tax Returns.

(i)          Seller shall (A) prepare and file (or cause to be prepared and filed) all Tax Returns with respect to the Company or any of its Subsidiaries that are required to be filed on or prior to the Closing Date (taking into account any extension of a required filing date), (B) prepare (or cause to be prepared) all Income Tax Returns of the Company or any of its Subsidiaries for any Pre-Closing Tax Period that are required to be filed after the Closing Date (taking into account any extensions of a required filing date), and (C) prepare and file (or cause to be prepared and filed) all Tax Returns that relate to any Seller Affiliated Group (each a “Seller-Filed Tax Return”). Seller shall deliver to Purchaser each Seller-Filed Tax Return due after the Closing Date. Purchaser shall cooperate with Seller regarding the preparation and filing of any Seller-Filed Tax Returns, including causing the Company or applicable Subsidiary to promptly file, in the manner prepared by Seller, any Seller-Filed Tax Return that needs to be filed after the Closing Date by such Company or Subsidiary.

(ii)         Purchaser, at its sole cost and expense, shall cause the Company and each Subsidiary of the Company to file (taking into account any extensions of a required filing date) all Tax Returns of the Company or any of its Subsidiaries that are not Seller-Filed Tax Returns (each a “Purchaser-Filed Tax Return”). Any Purchaser-Filed Tax Return relating to a Pre-Closing Tax Period or Straddle Period shall be prepared in a manner consistent with past practice and without a change of any election or any accounting method and shall be submitted by Purchaser to Seller (together with schedules, statements and, to the extent reasonably requested by Seller, supporting documentation) at least 30 business days prior to the due date (including any applicable extension) of such return (or, if earlier, 30 days prior to the intended filing date). Seller shall have the right to review and comment on such Purchaser-Filed Tax Return. If Seller, within 10 business days after review of any such Purchaser-Filed Tax Return, notifies Purchaser in writing that it objects to any items in such return, the disputed item shall be resolved in a manner mutually agreeable to both Parties within 10 business days, and if not so resolved, then by the Accounting Firm within a reasonable time, taking into account the deadline for filing such return. Upon resolution of all such items, the relevant Purchaser-Filed Tax Return shall be adjusted to reflect such resolution and shall be binding upon the Parties without further adjustment. The costs, fees and expenses of such Independent Accountant shall be borne equally by Purchaser and Seller.

(iii)        Except to the extent otherwise required pursuant to a “determination” within the meaning of Code §1313(a) (or any comparable provision of Law), neither the Company nor any of its Subsidiaries shall amend any Tax Return with respect to a Pre-Closing Tax Period or a Straddle Period or otherwise initiate (or agree to) any other Seller Tax Matter without the prior written consent of Seller, such consent not to be unreasonably withheld, conditioned or delayed.

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(iv)        With respect to certain Tax matters, the Seller and the Purchaser agree as follows:

(v)          The Company’s and its Subsidiaries’ year end for U.S. federal Income Tax purposes shall end as of the end of the Closing Date.

(A)         That no election shall be made to waive the carry back of any net operating loss or other Tax attribute or Tax credit incurred or realized in a Pre-Closing Tax Period by the Company or any Subsidiary of the Company.

(B)         That no election shall be made by any party (or the Company or any Subsidiary of the Company) under Treasury Regulation Section 1.1502-76(b)(2) (or any similar provision of state, local, or non-U.S. Law) to ratably allocate items incurred by the Company or any Subsidiary of the Company.

(C)         That Seller shall include the Company and its Subsidiaries on the U.S. federal Income Tax Return for the Seller Affiliated Group, as applicable, through the close of business on the Closing Date and, to the extent permitted by applicable Law, all deductions relating to the Transaction Costs and other amounts the Seller is incurring shall (to the extent paid) be claimed on the Tax Returns of the Seller Affiliated Group (or, for applicable state and local purposes, a Pre-Closing Tax Period or Straddle Period Tax Return of the Company or the applicable Subsidiary that incurred the Transaction Cost).

(D)         That Purchaser and Seller shall treat the payments to the Seller with respect to the Tax refunds and Tax Benefits under §9(i) as payments of additional Purchase Price for all relevant Tax purposes, provided that Seller and the Purchaser shall treat such payments as interest to the extent required Code Section 483 or any other analogous provision of the Code or under state or local Tax Law.

(b)          Allocation of Taxes. To the extent permissible under applicable Laws, the Parties agree to elect (and have the Company and each of its Subsidiaries elect) to have each Tax year of the Company and each of its Subsidiaries end on the Closing Date and, if such election is not permitted or required in a jurisdiction with respect to a specific Tax such that the Company or any of its Subsidiaries is required to file a Tax Return for a Straddle Period, to utilize the following conventions for determining the amount of Taxes attributable to the portion of the Straddle Period ending on the Closing Date: (i) in the case of property Taxes and other similar Taxes imposed on a periodic basis, the amount attributable to the portion of the Straddle Period ending on the Closing Date shall equal the Taxes for the entire Straddle Period multiplied by a fraction, the numerator of which is the number of calendar days in the portion of the period ending on the Closing Date and the denominator of which is the number of calendar days in the entire Straddle Period; and (ii) in the case of all other Taxes (including but not limited to Income Taxes, sales Taxes, employment Taxes, and withholding Taxes), the amount attributable to the portion of the Straddle Period ending on the Closing Date shall be determined as if the Company or applicable Subsidiary filed a separate Tax Return with respect to such Taxes for the portion of the Straddle Period ending as of the end of the day on the Closing Date using a “closing of the books methodology.” For purposes of applying the foregoing, (A) any item determined on an annual or periodic basis (including amortization and depreciation deductions) for Income Tax purposes shall be allocated to the portion of the Straddle Period ending on the Closing Date based on the relative number of days in such portion of the Straddle Period as compared to the number of days in the entire Straddle Period; (B) any Tax or item of income, gain, loss, deduction or credit from a transaction contemplated by §9(h) shall be allocated to the portion of the Straddle Period beginning on the day after the Closing Date; and (C) any item of deduction attributable to any Transaction Costs shall (to the extent paid by Seller and its Affiliates) be allocated to the portion of the Straddle Period ending on the Closing Date.

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(c)          Tax Periods Beginning After the Closing Date. The Company and its Subsidiaries shall prepare or cause to be prepared and file or cause to be timely filed all Tax Returns for the Company and its Subsidiaries for all periods which begin after the Closing Date and the Company and its Subsidiaries shall pay all Taxes shown on such Tax Returns. The Seller shall not have responsibility for any Tax Returns for the Company and its Subsidiaries for any periods beginning after the Closing Date.

(d)          Cooperation on Tax Matters.

(i)          The Purchaser, the Company and its Subsidiaries and the Seller shall cooperate fully, as and to the extent reasonably requested by the other Party, in connection with the filing of Tax Returns pursuant to this §9 and any Proceeding with respect to Taxes. Such cooperation shall include the retention and (upon the other Party’s request) the provision of records and information which are reasonably relevant to any such Proceeding and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder. The Company and its Subsidiaries and the Seller agree (A) to retain all books and records with respect to Tax matters pertinent to the Company and its Subsidiaries relating to any taxable period beginning before the Closing Date until the expiration of the statute of limitations (and, to the extent notified, any extensions thereof) of the respective taxable periods, and to abide by all record retention agreements entered into with any taxing authority, and (B) to give the other Party reasonable written notice prior to transferring, destroying or discarding any such books and records and, if the other Party so requests, and at such Party’s sole cost and expense, the Company and its Subsidiaries or the Seller, as the case may be, shall allow the other Party to take possession of such books and records.

(ii)         Notwithstanding anything to the contrary herein, except to the extent solely relating to the Company or its Subsidiaries, Seller and its Affiliates shall not be required at any time to provide to Purchaser any right to access or to review any Tax Return or Tax work papers of Seller, any Seller Affiliated Group, or any Affiliate of Seller.

(e)          Tax Sharing Agreements. The Seller shall cause all Tax Sharing Agreements with respect to or involving the Company and its Subsidiaries to be terminated as of the Closing Date and, after the Closing Date, the Company and its Subsidiaries shall not be bound thereby or have any Liability thereunder.

(f)          Certain Taxes and Fees. All transfer, documentary, sales, use, stamp, registration and other such Taxes, and all conveyance fees, recording charges and other fees and charges (including any penalties and interest) incurred in connection with consummation of the Transactions (“Transfer Taxes”), shall be paid by the Purchaser when due, and Purchaser will, at its own expense, file all necessary Tax Returns and other documentation with respect to all such Taxes, fees and charges, and, if required by applicable Law, the Seller will, and will cause its Affiliates to, join in the execution of any such Tax Returns and other documentation.

(g)          Connected Data. For the avoidance of doubt, Connected Data shall be included within the meaning of Subsidiaries for all purposes in this §9.

(h)          Purchaser Covenants. Purchaser covenants that it shall not (and that it shall not cause or permit the Company, any Subsidiary of the Company or any Affiliate of Purchaser), if doing so could result in an increase of any Taxes of the Seller, an increase for any Tax that could constitute a Seller Indemnified Tax, or a decrease (or deferral) of any refund that is payable to the Seller under §9, (a) take any action on the Closing Date but after the Closing other than in the Ordinary Course of Business, (b) pay any dividend or redeem any shares of stock or (c) enter into any transaction, merger or restructuring, liquidate, or convert to another type of entity under state Law. Purchaser further covenants that it shall not (and that it shall not cause or permit the Company, any Subsidiary of the Company or any Affiliate of the Purchaser to) (i) extend or waive the statute of limitations for the assessment or collection of any Seller Indemnified Tax (without the prior written consent of the Seller, such consent not to be unreasonably withheld, conditioned, or delayed); (ii) file for a private letter ruling or other ruling from a Governmental Entity that relates to Taxes or Tax Returns of a Purchased Entity for a Pre-Closing Tax Period or Straddle Period; or (iii) make or change or revoke any Tax election, amend any Tax Return, take any Tax position on any Tax Return, or pursue (or agree to) any voluntary disclosure with respect to (or that otherwise affects) Taxes or Tax Returns of the Company or any of its Subsidiaries for a Pre-Closing Tax Period or Straddle Period.

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(i)          Tax Refunds; Tax Benefits. From and after the Closing, Purchaser shall pay to Seller the amount of any refunds, credits, or offsets received by any Purchaser Party in respect of Taxes of the Company or any of its Subsidiaries for a Pre-Closing Tax Period (or portion of a Straddle Period ending on or prior to the Closing Date as determined pursuant to §9(b)) (net of any reasonable third-party out-of-pocket expenses incurred by the Purchaser Parties in obtaining such refund or credit). Any amount due under this §9(i) shall be paid ten (10) days after receiving the refund from the Governmental Entity (or, in the case of a credit or offset, ten (10) days after filing the Tax Return claiming such credit or offset). Notwithstanding the foregoing, no amount shall be due under this §9(i) to the extent such amount is included in the Final Working Capital.

(j)          Tax Claims; Tax Controversy.

(i)          If any Governmental Entity makes a claim or demand for a Tax that is a Purchaser Tax Loss or Seller Tax Loss against an Indemnified Party for such Tax (any such claim or demand, a “Tax Claim”), the party that has the right to be indemnified (the “Tax Indemnified Party”) shall notify the party from which such indemnification would be sought (the “Tax Indemnifying Party”) of such Tax Claim within 10 days of receipt thereof, and shall give the Tax Indemnifying Party such information with respect thereto as the Tax Indemnifying Party may reasonably request. The Tax Indemnifying Party may discharge, at any time, its indemnification obligation with respect to any Tax Claim by paying to the Tax Indemnified Party the amount payable pursuant to §8, calculated on the date of such payment. The Tax Indemnifying Party shall have the right, at its own expense, to participate in and, upon notice to the Tax Indemnified Party, to assume the defense of any Proceeding (including any Tax audit) relating to a Tax Claim (a “Tax Controversy”). If the Tax Indemnifying Party assumes such defense, the Tax Indemnifying Party shall have the sole discretion as to the conduct of such defense and the Tax Indemnified Party shall have the right (but not the duty) to participate in the defense thereof and to employ counsel, at its own expense, separate from the counsel employed by the Tax Indemnifying Party. Whether or not the Tax Indemnifying Party chooses to assume the defense of any Tax Claim, the Parties hereto shall cooperate and shall cause their Affiliates to cooperate in the defense or prosecution thereof.

(ii)         Notwithstanding the foregoing, Seller shall control any Tax Controversy relating to any Taxes or Tax Return of any Seller Affiliated Group.

(iii)        The Tax Indemnifying Party shall not be liable for any Tax (i) the payment of which was made without the Tax Indemnifying Party’s prior written consent, unless the Tax Indemnified Party has complied with the provisions set forth in this §9(j) and a final “determination” within the meaning of the Code (or comparable provisions of Law) of the amount of Tax has been made, (ii) resulting from a settlement effected without the prior written consent of the Tax Indemnifying Party, or (iii) resulting from any Tax Controversy with respect to which the Tax Indemnified Party has not complied with the provisions set forth in this §9(j) (including affording the Tax Indemnifying Party with the right, in accordance with this §9(j), to participate in or control the defense of a Tax Controversy that could result in a Tax for which the Tax Indemnifying Party is responsible under §8).

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10.         Termination.

(a)          Termination of Agreement. Certain of the Parties may terminate this Agreement as provided below:

(i)          the Purchaser and the Seller may terminate this Agreement by mutual written consent at any time prior to the Closing;

(ii)         the Purchaser may terminate this Agreement by giving written notice to the Seller at any time prior to the Closing (A) in the event the Seller has breached any material representation, warranty, or covenant contained in this Agreement in any material respect, the Purchaser has notified the Seller of the breach, and the breach has continued without cure for a period of 30 days after the written notice of such breach has been delivered to the Seller, or (B) if the Closing shall not have occurred on or before January 31, 2017, by reason of the failure of any condition precedent under §7(a) hereof (unless the failure results primarily from the Purchaser breaching any material representation, warranty, or covenant contained in this Agreement);

(iii)        the Purchaser may terminate this Agreement by giving written notice to the Seller at any time prior to the Closing in the event (A) the Board of Directors of the Seller or any committee thereof, shall have withdrawn or modified in a manner adverse to the Purchaser its approval or recommendation of the Transactions or this Agreement, (B) the Seller shall have failed to include in the Proxy Statement the recommendation of the Board of Directors of the Seller in favor of approval of the Transactions or this Agreement, (C) in connection with a Rule 14d-9 disclosure, the Board of Directors of the Seller shall have taken any action other than a rejection of a Rule 14d-9 proposal, (D) the Board of Directors of the Seller or any committee thereof shall have recommended any Company Acquisition Proposal, (E) the Seller or any of its officers or directors or other Persons shall have entered into discussions or negotiations in violation of §5(g)(i) or the Seller shall have otherwise breached §5(g) through §5(l), (F) the Board of Directors of the Seller or any committee thereof shall have resolved to do any of the foregoing or (G) any Company Acquisition Proposal is consummated or an agreement with respect to any Company Acquisition Proposal is signed; and

(iv)        the Seller may terminate this Agreement by giving written notice to the Purchaser at any time prior to the Closing (A) in the event the Purchaser has breached any material representation, warranty, or covenant contained in this Agreement in any material respect, the Seller has notified the Purchaser of the breach, and the breach has continued without cure for a period of 30 days after written notice of such breach has been delivered to the Purchaser, or (B) if the Closing shall not have occurred on or before January 31, 2017, by reason of the failure of any condition precedent under §7(b) hereof (unless the failure results primarily from the Seller breaching any material representation, warranty, or covenant contained in this Agreement).

(b)          Termination Fee.

(i)          If this Agreement is terminated by the Seller pursuant to §10(a)(iv)(B) or the Purchaser pursuant to §10(a)(ii)(B), in either case, due to a failure to obtain the Requisite Vote, then the Seller shall promptly, but in no event later than the fifth business day after such termination, pay to the Purchaser a termination fee equal to (A) $375,000, multiplied by (B) a fraction, the numerator of which is the aggregate Funded Equity Commitments as of the close of business on the fourteenth day of the Go-Shop Period, and the denominator of which is $10,000,000.

(ii)         If this Agreement is terminated by the Purchaser pursuant to §10(a)(iii) as a result of any Company Acquisition Proposal, then the Seller shall pay to the Purchaser promptly, upon the closing of the transactions contemplated by the Company Acquisition Proposal, a termination fee equal to (A) $750,000, multiplied by (B) a fraction, the numerator of which is the aggregate Funded Equity Commitments as of the close of business on the fourteenth day of the Go Shop Period, and the denominator of which is $10,000,000.

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(iii)        The fee (if any) payable pursuant to §10(b)(i) and §10(b)(ii) is referred to herein as the “Termination Fee.” The Seller acknowledges that the agreements contained in this §10 are an integral part of the Transactions, and that, without these agreements, Purchaser would not enter into this Agreement, and accordingly, if the Seller fails promptly to pay the amount due pursuant to this §10(b), and, in order to obtain such payment, Purchaser commences a Proceeding which results in a judgment against the Seller, the Seller shall pay to the Purchaser its costs and expenses (including attorneys’ fees and expenses) in connection with such suit, together with interest on the amount of the fee at the Applicable Rate in effect on the date such payment was required to be made.

(c)          Effect of Termination. Subject to §10(b) above and §10(d) below, if any Party terminates this Agreement pursuant to §10(a) above, all rights and obligations of the Parties hereunder shall terminate without any liability of any Party to any other Party; provided, that notwithstanding the foregoing, (a) the confidentiality obligations of the Parties set forth in §6(f), the defined terms §1, and provisions set forth in §11 shall survive the termination; and (b) no Party shall be excused or relieved of from any liability arising out of, relating to or resulting from any breach of this Agreement prior to such termination.

(d)          Effect of Termination Fee. If this Agreement is terminated under circumstances in which the Purchaser is entitled to receive the Termination Fee, the payment of such Termination Fee shall be the sole and exclusive remedy available to the Purchaser; provided, that the foregoing shall not limit the liability of any Party or limit the remedies available to any Party with respect to any Fraud or criminal misconduct.

11.         Miscellaneous.

(a)          Press Releases and Public Announcements. Except as provided herein, no Party shall issue any press release or make any public announcement relating to the subject matter of this Agreement without the prior written approval of the Purchaser and the Seller; provided, however, that any Party may make any public disclosure it believes in good faith is required by applicable Law or any listing or trading agreement concerning its publicly traded securities (in which case the disclosing Party will use its commercially reasonable best efforts to advise the other Parties prior to making the disclosure).

(b)          No Third-Party Beneficiaries. This Agreement shall not confer any rights or remedies upon any Person other than the Parties and their respective successors and permitted assigns, except as provided herein (including pursuant to §6(h), §8, and §11(q)).

(c)          Entire Agreement. This Agreement and the Transaction Documents constitutes the entire agreement among the Parties and supersedes any prior understandings, agreements, or representations by or among the Parties, written or oral, to the extent they related in any way to the subject matter hereof.

(d)          Succession and Assignment. This Agreement shall be binding upon and inure to the benefit of the Parties named herein and their respective successors and permitted assigns. No Party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other Parties; provided, however, that the Purchaser may (i) assign any or all of its rights and interests hereunder to one or more of its Affiliates, (ii) designate one or more of its Affiliates to perform its obligations hereunder (in any or all of which cases the Purchaser nonetheless shall remain responsible for the performance of all of its obligations hereunder), and (iii) assign any or all of its rights and interests hereunder and delegate any or all of its obligations hereunder to a transferee in connection with a transfer of the Company Shares.

(e)          Counterparts. This Agreement may be executed in one or more counterparts, which shall be deemed an original but all of which together will constitute one and the same instrument.

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(f)          Interpretation and Usage. The section captions or headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement. Each reference to a designated section (or §), Schedule, or an Exhibit is, unless otherwise specified, to a section (or §), Schedule or an Exhibit to this Agreement. Unless the context of this Agreement clearly requires otherwise: (i) all nouns and pronouns stated in either the singular or the plural will include the singular and the plural, and pronouns stated in the masculine, the feminine or neuter gender will include the masculine, the feminine, and the neuter, (ii) the words “including” and “includes” shall be deemed to be followed by “without limitation” and “but is not limited to,” respectively; (iii) the words “herein,” “hereof,” and “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular section (or §) or other subdivision; (iv) “or” is not exclusive; (v) the word “will” shall have the same meaning as the word “shall”; (vi) the word “extent” in the phrase “to the extent” means the degree to which a subject or other thing extends and shall not simply mean “if”; (vii) references to “day” or “days” in the lower case means calendar days; and (viii) references to a particular Person include such Person’s successors and assigns to the extent not prohibited by this Agreement.

(g)          Notices. All notices, requests, demands, claims, and other communications hereunder will be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given (a) when delivered personally, with written confirmation of receipt; (b) when received by the addressee if sent by a nationally recognized overnight courier; (c) on the date sent by facsimile or email (with confirmation of transmission) if sent during normal business hours of the recipient, and on the next Business Day if sent after normal business hours of the recipient; or (d) on the third day after the date mailed, by certified or registered mail (in each case, return receipt requested, postage pre-paid), and addressed to the intended recipient as set forth below:

If to the Seller:	With a copy to:

Chairman, Imation Corp.	Joel L. Rubinstein
Joseph A. De Perio	Partner
Clinton Group, Inc.	Winston & Strawn LLP
510 Madison Avenue, 9th Floor	200 Park Avenue
New York, NY 10022	New York, NY 10166-4193
jad@clinton.com	JRubinstein@winston.com
(212) 377-4252	(212) 294-5336

If to the Purchaser:	With a copy to:

NXSN Acquisition Corp.	Ernest (JR) Mysogland
c/o Rodney A. Bienvenu, Jr.	Managing Member
Managing Member	Spear Point Capital Management LLC
Spear Point Capital Management LLC	191 Post Road West
400 Poydras St., Suite 2100	Westport, CT 06880
New Orleans, LA 70130	jr@spearpointllc.com
ron@spearpointllc.com	(203) 221-2641
(504) 252-1369

Any Party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other Parties notice in the manner herein set forth.

(h)          Governing Law. This Agreement shall be governed by and construed in accordance with the domestic Laws of the State of Delaware without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the Laws of any jurisdiction other than the State of Delaware.

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(i)          Amendments and Waivers. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by the Purchaser and the Seller. No waiver by any Party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

(j)          Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

(k)          Expenses. Except as otherwise provided in §10 concerning the Termination Fee, each of the Purchaser and the Seller will bear its own costs and expenses (including legal fees and expenses) incurred in connection with this Agreement and the Transactions; provided, however, that the Seller will also bear the costs and expenses of the Company and its Subsidiaries (including all of their legal fees and expenses) in connection with this Agreement and the Transactions in the event that the Transactions are consummated.

(l)          Construction. The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any statute or Law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. The Parties intend that each representation, warranty, and covenant contained herein shall have independent significance. If any Party has breached any representation, warranty, or covenant contained herein in any respect, the fact that there exists another representation, warranty, or covenant relating to the same subject matter (regardless of the relative levels of specificity) which the Party has not breached shall not detract from or mitigate the fact that the Party is in breach of the first representation, warranty, or covenant. The Exhibits, Annexes, and Schedules identified in this Agreement are incorporated herein by reference shall be construed with and as an integral part of this Agreement to the same extent as if the same had been set forth verbatim herein.

(m)         Schedules. Any item disclosed in any Schedule referenced by a particular section (or §) in this Agreement shall be deemed to have been disclosed with respect to every other section (or §) in this Agreement if the relevance of such disclosure to such other sections is reasonably apparent on its face. The specification of any dollar amount in the representations or warranties contained in this Agreement or the inclusion of any specific item in any Schedule is not intended to imply that such amounts, or higher or lower amounts or the items so included or other items, are or are not material, and no Party shall use the fact of the setting of such amounts or the inclusion of any such item in any dispute or controversy as to whether any obligation, item or matter not described herein or included in a Schedule is or is not material for purposes of this Agreement. The inclusion of information in any Schedule shall not be construed as an admission that such information is material. Capitalized terms set forth in the Schedules attached shall have the same meanings as set forth in this Agreement, unless defined otherwise in such Schedule.

(n)          Specific Performance. Each of the Parties acknowledges and agrees that the other Parties would be damaged irreparably in the event any of the provisions of this Agreement are not performed in accordance with their specific terms or otherwise are breached. Accordingly, each of the Parties agrees that the other Parties shall be entitled to an injunction, specific performance or other equitable relief in the event of any breach or threatened breach of this Agreement of this Agreement and to enforce specifically this Agreement and the terms and provisions hereof in any action instituted in any court of the United States or any state thereof having jurisdiction over the Parties and the matter (subject to the provisions set forth in §11(o) below), in addition to any other remedy to which they may be entitled, at law or in equity.

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(o)          Submission to Jurisdiction. Each of the Parties submits to the jurisdiction of any state or federal court sitting in the City of Wilmington and the County of New Castle, Delaware, in any action or Proceeding arising out of or relating to this Agreement and agrees that all claims in respect of the action or Proceeding may be heard and determined in any such court. Each Party also agrees not to bring any action or Proceeding arising out of or relating to this Agreement in any other court. Each of the Parties waives any defense of inconvenient forum to the maintenance of any action or Proceeding so brought and waives any bond, surety, or other security that might be required of any other Party with respect thereto. Any Party may make service on any other Party by sending or delivering a copy of the process to the Party to be served at the address and in the manner provided for the giving of notices in §11(g) above. Nothing in this §11(o), however, shall affect the right of any Party to bring any action or Proceeding arising out of or relating to this Agreement to serve legal process in any other manner permitted by Law.

(p)          Remedies Cumulative. Except as otherwise provided, all rights, powers and remedies provided under this Agreement or otherwise available in respect hereof at law or in equity shall be cumulative and not alternative, and the exercise of any such right, power or remedy by any Party shall not preclude the simultaneous or later exercise of any other such right, power or remedy by such Party.

(q)          Conflict Waiver; Attorney-Client Privilege.

(i)          Each of the Parties acknowledges and agrees, on its own behalf and on behalf of its directors, members, shareholders, partners, officers, employees and Affiliates, that:

(A)         The Firm has acted as counsel to the Seller and its Affiliates (including the Company and the Company’s Subsidiaries), and the Company in connection with the negotiation, preparation, execution and delivery of the Transaction Documents and the consummation of the Transactions. The Purchaser agrees, and shall cause its Affiliates (including, from and after the Closing, the Company and the Company’s Subsidiaries) to agree, that, following consummation of the Transactions, such representation and any prior representation of the Seller and its Affiliates (including the Company and the Company’s Subsidiaries) by the Firm shall not preclude the Seller and its Affiliates from serving as counsel to the Seller or Seller’s Affiliates or Representatives, in connection with any liability, obligation, dispute or Proceeding arising out of or relating to the Transaction Documents or the Transactions.

(B)         The Purchaser shall not, and shall cause its Affiliates (including, from and after the Closing, the Company and the Company’s Subsidiaries) not to, seek or have the Firm disqualified from any such representation based upon the prior representation of the Seller and its Affiliates (including the Company and the Company’s Subsidiaries). The Purchaser hereby consents, and shall cause its Affiliates (including, from and after the Closing, the Company and the Company’s Subsidiaries) to consent, to such representation by the Firm, and waives, and shall cause its Affiliates (including, from and after the Closing, the Company and the Company’s Subsidiaries) to waive, any conflict of interest arising from such prior representation. The Purchaser acknowledges that such consent and waiver is voluntary, that it has been carefully considered, and that it has consulted with counsel or have been advised it should do so in connection with the Transaction Documents and the Transactions. The covenants, consents, and waiver contained in this §11(q) shall not be deemed exclusive of any other rights to which the Firm is entitled whether pursuant to Law, contract or otherwise.

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(ii)         All communications between the Seller and its Affiliates (including the Company and the Company’s Subsidiaries, on the one hand, and the Firm, on the other hand, relating to the negotiation, preparation, execution and delivery of the Transaction Documents and the Transactions (the “Privileged Communications”) shall be deemed to be attorney-client privileged and the expectation of client confidence relating thereto shall belong solely to the Seller Parties and shall not pass to or be claimed by the Purchaser or its Affiliates (including, from and after the Closing, the Company and the Company’s Subsidiaries). Accordingly, neither Purchaser nor any of its Affiliates (including, from and after the Closing, the Company and the Company’s Subsidiaries) shall have access to any Privileged Communications or to the files of the Firm relating to such engagement from and after Closing. Without limiting the generality of the foregoing, from and after the Closing, (A) the Seller Parties shall be the sole holders of the attorney-client privilege with respect to such engagement, and none of the Purchaser or any of its Affiliates (including, from and after the Closing, the Company and the Company’s Subsidiaries) shall be a holder thereof, (B) to the extent that files of the Firm in respect of such engagement constitute property of the client, only the Seller Parties (and not the Purchaser or any of its Affiliates (including, from and after the Closing, the Company and the Company’s Subsidiaries) shall hold such property rights, and (C) the Firm shall have no duty whatsoever to reveal or disclose any such attorney-client communications or files to Purchaser or any of its Affiliates (including, from and after the Closing, the Company and the Company’s Subsidiaries) by reason of any attorney-client relationship between the Firm and the Company or otherwise. Notwithstanding the foregoing, in the event that a dispute or Proceeding arises between Purchaser or any of its Affiliates (including, from and after the Closing, the Company and the Company’s Subsidiaries), on the one hand, and a Person other than any of Seller Party, on the other hand, Purchaser or any of its Affiliates (including, from and after the Closing, the Company and the Company’s Subsidiaries) may assert the attorney-client privilege to prevent disclosure of confidential communications to such third party; provided, however, that neither Purchaser nor any of its Affiliates (including, from and after the Closing, the Company and the Company’s Subsidiaries) may waive such privilege without the prior written consent of the Seller Parties, which consent shall not be unreasonably withheld, conditioned, or delayed. In the event that Purchaser or any of its Affiliates (including, from and after the Closing, the Company and the Company’s Subsidiaries) is legally required by Order or otherwise legally required to access or obtain a copy of all or a portion of the Privileged Communications, to the extent (x) permitted by applicable Law, and (y) advisable in the opinion of the Purchaser’s counsel, then the Purchaser shall immediately (and, in any event, within fifteen (15) Business Days) notify the Seller in writing so that Seller can seek a protective Order.

(iii)        This §11(q) is intended for the benefit of, and shall be enforceable by, the Firm. This §11(q) is irrevocable, and no term of this Section may be amended, waived, or modified, without the prior written consent of the Firm.

*****

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IN WITNESS WHEREOF, the Parties hereto have executed this Agreement on as of the date first above written.

SELLER

By:	/s/ Joseph A. De Perio

Name:	Joseph A. De Perio

Its:	Non-Executive Chairman

PURCHASER

By:	/s/ Trevor L. Colhoun

Name:	Trevor L. Colhoun

Its:	Chairman

Signature Page

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE TRANSFERRED WITHOUT COMPLIANCE WITH THE TERMS HEREOF AND REGISTRATION UNDER THE SECURITIES ACT OR AN APPLICABLE EXEMPTION THEREFROM.

PAYMENTS THAT BECOME DUE AND PAYABLE UNDER THIS NOTE SHALL BE ADJUSTED PURSUANT TO THE PROVISIONS OF SECTION 25(a).

NXSN Acquisition Corp.

Senior Secured Convertible Note

Issuance Date: [Closing Date under the Stock Purchase Agreement]	Original Principal Amount as of the Issuance Date: U.S. $25,000,000.00[1]

FOR VALUE RECEIVED, NXSN Acquisition Corp., a Delaware corporation (the “Company”), hereby promises to pay to the order of Imation Corp. or registered assigns (“Holder”) the amount set out above as the Original Principal Amount (as reduced pursuant to the terms hereof pursuant to redemption, conversion or otherwise, the “Principal”) when due, whether upon the Maturity Date (as defined below), acceleration, redemption or otherwise (in each case in accordance with the terms hereof) and to pay interest (“Interest”) on any outstanding Principal at a rate per annum set forth below (the “Interest Rate”), from the date of this Senior Secured Convertible Note (this “Note”) set out above as the Issuance Date (the “Issuance Date”) until the same becomes due and payable, whether upon an Interest Date (as defined below), the Maturity Date, acceleration, conversion, redemption or otherwise (in each case in accordance with the terms hereof), as adjusted pursuant to Section 25(a). For purposes of the table below, the word “from” means “from and including” and the word “to” means “to but excluding.” In addition, the Original Principal Amount shall be adjusted pursuant to the Stock Purchase Agreement. Furthermore, the Principal and Interest are subject to set-off and recoupment under the Stock Purchase Agreement. Notwithstanding the above, Interest on $_______, which is the additional Principal added to this Note pursuant to Section (2)(e)(i)(C) of the Stock Purchase Agreement, will not begin to accrue until the date that is six months after the Issuance Date, at which point, Interest shall begin to accrue and be payable on each Interest Date at the Interest Rate set forth below and on the same terms and conditions as the rest of the Principal hereunder.

1 Original Principal Amount to be adjusted pursuant to the terms of the Stock Purchase Agreement.

Year	Interest Rate[2]
From the Issuance Date to the 1st anniversary of the Issuance Date	5%
From the 1st anniversary of the Issuance Date to the 2nd anniversary of the Issuance Date	5%
From the 2nd anniversary of the Issuance Date to the 3rd anniversary of the Issuance Date	8%

(1)         MATURITY. On the Maturity Date, the Holder shall surrender this Note to the Company and the Company shall pay to the Holder an amount, as adjusted pursuant to Section 25(a), in cash, representing all outstanding Principal, accrued and unpaid Interest and accrued and unpaid Late Charges, if any. The “Maturity Date” shall be the date which is the third anniversary of the Issuance Date, or otherwise as provided herein.

(2)         INTEREST; INTEREST RATE. Interest on this Note shall commence accruing on the Issuance Date and shall be computed on the basis of a 365-day year and actual days elapsed and shall be payable, as adjusted pursuant to Section 25(a), in arrears on (i) the last day of each Quarterly Period from the Issuance Date to the 1st anniversary of the Issuance Date, (ii) the last day of each Monthly Period from the 1st anniversary of the Issuance Date thereafter to the Maturity Date, and (iii) on the Maturity Date (each, an “Interest Date”) with the first Interest Date being __________, 2016. Interest shall be payable on each Interest Date in cash, to the record holder of this Note on the applicable Interest Date. Prior to the payment of Interest on an Interest Date, Interest on this Note shall accrue at the Interest Rate and be payable by way of inclusion of the Interest in the Conversion Amount (as defined below) in accordance with Section 3(b)(i). From and after the occurrence of an Event of Default, the Interest Rate shall be increased by four percent (4%) per annum. In the event that such Event of Default is subsequently cured, the adjustment referred to in the preceding sentence shall cease to be effective as of the date of such cure; provided that the Interest as calculated at such increased rate during the continuance of such Event of Default shall continue to apply to the extent relating to the days after the occurrence of such Event of Default through and including the date of cure of such Event of Default.

(3)         CONVERSION OF NOTES. This Note shall be convertible into shares of common stock of the Company, par value $_____ per share (the “Common Stock”), on the terms and conditions set forth in this Section 3.

2 Interest Rate to be increased by 1% in all years if Funded Equity Commitments are less than $10M on the Closing Date pursuant to the terms of the Stock Purchase Agreement.

(a)          Conversion Right. Subject to the provisions of Section 3(d), at any time or times on or after the Issuance Date, the Holder shall be entitled to convert (the “Conversion Right”) any portion of the outstanding and unpaid Conversion Amount (as defined below) into fully paid and nonassessable shares of Common Stock in accordance with Section 3(c), at the Conversion Rate (as defined below). The Company shall not issue any fraction of a share of Common Stock upon any conversion. If the issuance would result in the issuance of a fraction of a share of Common Stock, the Company shall round such fraction of a share of Common Stock up to the nearest whole share. The Company shall pay any and all taxes (other than Incomes Taxes) that may be payable with respect to the issuance and delivery of Common Stock upon conversion of any Conversion Amount.

(b)          Conversion Rate. The number of shares of Common Stock issuable upon conversion of any Conversion Amount pursuant to Section 3(a) shall be determined by dividing (x) such Conversion Amount by (y) the Conversion Price (the “Conversion Rate”).

(i)          “Conversion Amount” means the sum of (A) the portion of the Principal to be converted, redeemed or otherwise with respect to which this determination is being made up to a maximum Principal amount of $10,000,000, (B) accrued and unpaid Interest with respect to such Principal and (C) accrued and unpaid Late Charges with respect to such Principal and Interest.

(c)          “Conversion Price” means, as of any Conversion Date (as defined below) or other date of determination, $[____]3, subject to adjustment as provided herein (as adjusted for stock splits, stock dividends, reverse stock splits, reclassification, recapitalization and similar events).

(d)          Mechanics of Conversion.

(i)          Optional Conversion. To convert any Conversion Amount into shares of Common Stock on any date (a “Conversion Date”), the Holder shall (A) transmit by facsimile or other electronic transmission (or otherwise deliver), for receipt on or prior to 11:59 p.m., New York Time, on such date, a copy of an executed notice of conversion in the form attached hereto as Exhibit A (the “Conversion Notice”) to the Company and (B) if required by Section 3(c)(iii), surrender this Note to a common carrier for delivery to the Company as soon as practicable on or following such date (or an indemnification undertaking with respect to this Note in the case of its loss, theft or destruction). On or before the first (1st) Business Day following the date of receipt of a Conversion Notice, the Company shall transmit by facsimile a confirmation of receipt of such Conversion Notice to the Holder. On or before the second (2nd) Business Day following the date of receipt of a Conversion Notice (the “Share Delivery Date”), the Company shall issue and deliver to the address as specified in the Conversion Notice, a [certificate, registered in the name of the Holder or its designee, for the number of shares of Common Stock to which the Holder shall be entitled]4. If this Note is physically surrendered for conversion as required by Section 3(c)(iii) and the outstanding Principal of this Note is greater than the Principal portion of the Conversion Amount being converted, then the Company shall as soon as practicable and in no event later than three (3) Business Days after receipt of this Note and at its own expense, issue and deliver to the holder a new Note (in accordance with Section 19(d)) representing the outstanding Principal not converted. The Person or Persons entitled to receive the shares of Common Stock issuable upon a conversion of this Note shall be treated for all purposes as the record holder or holders of such shares of Common Stock on the Conversion Date.

3 NTD – Insert price equal to 120% of the purchase price per common stock share on an as converted basis paid in the Transaction by the Buyers.

4 NTD – Confirm shares of NXSN Acquisition Corp. to be certificated.

(ii)         Company’s Failure to Timely Convert. If the Company shall fail to issue a certificate to the Holder for the number of shares of Common Stock to which the Holder is entitled upon conversion of any Conversion Amount on or prior to the date which is five (5) Business Days after the Conversion Date (a “Conversion Failure”), then (A) the Company shall pay damages to the Holder for each date of such Conversion Failure in an amount equal to 1.5% of the product of (I) the sum of the number of shares of Common Stock not issued to the Holder on or prior to the Share Delivery Date and to which the Holder is entitled and (II) the Conversion Price and (B) the Holder, upon written notice to the Company, may void its Conversion Notice with respect to, and retain or have returned, as the case may be, any portion of this Note that has not been converted pursuant to such Conversion Notice; provided that the voiding of a Conversion Notice shall not affect the Company’s obligations to make any payments which have accrued prior to the date of such notice pursuant to this Section 3(c)(ii) or otherwise.

(iii)        Registration; Book-Entry. The Company shall maintain a register (the “Register”) for the recordation of the names and addresses of the holders of the Note and the principal amount of the Note (the “Registered Notes”). The entries in the Register shall be conclusive and binding for all purposes absent manifest error. The Company and the holder of the Note shall treat each Person whose name is recorded in the Register as the owner of a Note for all purposes, including, without limitation, the right to receive payments of Principal and Interest hereunder, notwithstanding notice to the contrary. A Registered Note may be assigned or sold in whole or in part only by registration of such assignment or sale on the Register. Upon its receipt of a request to assign or sell all or part of any Registered Note by a Holder, the Company shall record the information contained therein in the Register and issue one or more new Registered Notes in the same aggregate principal amount as the principal amount of the surrendered Registered Note to the designated assignee or transferee pursuant to Section 19. Notwithstanding anything to the contrary set forth herein, upon conversion of any portion of this Note in accordance with the terms hereof, the Holder shall not be required to physically surrender this Note to the Company unless (A) the full Conversion Amount represented by this Note is being converted or (B) the Holder has provided the Company with prior written notice (which notice may be included in a Conversion Notice) requesting physical surrender and reissue of this Note. The Holder and the Company shall maintain records showing the Principal, Interest and Late Charges converted and the dates of such conversions or shall use such other method, reasonably satisfactory to the Holder and the Company, so as not to require physical surrender of this Note upon conversion.

(4)         RIGHTS UPON EVENT OF DEFAULT.

(a)          Event of Default. Each of the following events shall constitute an “Event of Default”:

(i)          the Company’s (A) failure to cure a Conversion Failure by delivery of the required number of shares of Common Stock within ten (10) Business Days after the applicable Conversion Date or (B) notice, written or oral, to any holder of the Note, including by way of public announcement or through any of its agents, at any time, of its intention not to comply with a request for conversion of the Note into shares of Common Stock that is tendered for conversion in accordance with the provisions of the Note;

(ii)         the Company’s failure to pay to the Holder any amount of Principal, Interest, Late Charges or other amounts when and as due under this Note, Guaranty and Security Agreement or Control Agreement (as defined in the Guaranty and Security Agreement) or any other agreement, document, certificate or other instrument delivered in connection with the transactions contemplated hereby and thereby to which the Holder is a party (collectively, the “Loan Documents”), except, in the case of a failure to pay Interest and Late Charges when and as due, in which case only if such failure continues for a period of at least three (3) Business Days;

(iii)        any default under, redemption of or acceleration prior to maturity of any material Indebtedness of the Company or any of its Subsidiaries as a whole;

(iv)        the Company or any of its Subsidiaries, pursuant to or within the meaning of title 11 of the United States Code, or any existing or future similar Federal, foreign or state law relating to bankruptcy, insolvency, reorganization or relief of debtors, (collectively, “Bankruptcy Law”), (A) commences a voluntary case or proceeding or otherwise seeks to have an order for relief entered with respect to it, or seeks to adjudicate it a bankrupt or insolvent, or seeks reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, (B) has commenced against it any case, proceeding or other action of the type nature referred to in clause (A) above that (1) results in the entry of an order for relief or any such adjudication or appointment or (2) remains undismissed, undischarged or unbonded for a period of thirty (30) days, or consents to the entry of an order for relief against it in such an involuntary case or proceeding, (C) consents to the appointment of a receiver, administrator, manager, trustee, assignee, liquidator, custodian, conservator, or similar official (a “Custodian”) for, or entry of an attachment order (an “Attachment Order”) with respect to, it or all or any substantial portion of its revenue or assets, (D) makes a general assignment for the benefit of its creditors or (E) admits in writing that it is generally unable to pay its debts as they become due;

(v)         a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that (A) is for relief against the Company or any of its Subsidiaries in an involuntary case or proceeding of the type referred to in clause (iv) above, (B) appoints a Custodian for, or enters an Attachment Order with respect to, the Company or any of its Subsidiaries, or all or any substantial portion of the revenue or assets of any of them, or (C) orders the dissolution, liquidation, or winding-up of the Company or any of its Subsidiaries, and such order or decree is not discharged or stayed within thirty (30) days;

(vi)        a distress, attachment, execution or other legal process is levied, enforced or sued out on or against any material part of the property, assets or revenues of the Company or any of its Subsidiaries, which is material to the Company and its Subsidiaries as a whole, and is not discharged or stayed within thirty (30) days;

(vii)       any step is taken by any Person that could reasonably be expected to result in the seizure, compulsory acquisition, expropriation or nationalization of all or a material part of the assets of the Company or any of its Subsidiaries, which is material to the Company and its Subsidiaries as a whole, and such step is not reversed within thirty (30) days;;

(viii)      a final judgment or judgments for the payment of money aggregating in excess of $500,000 are rendered against the Company or any of its Subsidiaries and which judgments are not, within ninety (90) days after the entry thereof, bonded, discharged or stayed pending appeal, or are not discharged within ninety (90) days after the expiration of such stay; provided, however, that any judgment which is covered by insurance or an indemnity from a credit worthy party shall not be included in calculating the $500,000 amount set forth above so long as the Company provides the Holder a written statement from such insurer or indemnity provider (which written statement shall be reasonably satisfactory to the Holder) to the effect that such judgment is covered by insurance or an indemnity and the Company will receive the proceeds of such insurance or indemnity within thirty (30) days of the issuance of such judgment;

(ix)         the Company or any Subsidiary breaches any representation, warranty, covenant or other term or condition of any Loan Document, except, in the case of a breach of a covenant which is curable, only if such breach continues for a period of at least five (5) consecutive Business Days after receipt of notice thereof;

(x)          any breach or failure in any respect to comply with Section 9 or Section 15 of this Note;

(xi)         the Company or any Subsidiary shall fail to perform or comply with any covenant or agreement contained in the Guaranty and Security Agreement or any other Loan Document to which it is a party;

(xii)        any material provision of the Guaranty and Security Agreement or any other Loan Document shall at any time for any reason (other than pursuant to the express terms thereof) cease to be valid and binding on or enforceable against the Company or any Subsidiary intended to be a party thereto, or the validity or enforceability thereof shall be contested by any party thereto, or a proceeding shall be commenced by the Company or any Subsidiary or any governmental authority having jurisdiction over any of them, seeking to establish the invalidity or unenforceability thereof, or the Company or any Subsidiary shall deny in writing that it has any liability or obligation purported to be created under the Guaranty and Security Agreement or any other Loan Document;

(xiii)       the merger between Nexsan Corporation and the Company as contemplated by the Stock Purchase Agreement is rejected for filing by the Delaware Secretary of State or otherwise does not become or no longer is effective, and such rejection or lack of effectiveness is not cured within five days; and

(xiv)      the Guaranty and Security Agreement or any other Loan Document, after delivery thereof pursuant hereto, shall for any reason fail or cease to create a valid and perfected and, except to the extent permitted by the terms hereof or thereof, first priority Lien in favor of the Holder on any material portion of the collateral purported to be covered thereby, and such failure is not cured within five days.

(b)          Remedies. Upon the occurrence of any Event of Default, the then unpaid principal and accrued but unpaid interest shall, at the election of the Holder, be immediately due and payable, all without demand, presentment or notice, each of which is hereby waived by the Company, and Holder shall have all other rights accorded under this Note by law; provided, that upon the occurrence of the Event of Default specified in Section 4(a)(iv) or Section 4(a)(v) above, the entire principal amount of this Note and unpaid interest, and/or other amounts payable by the Company hereunder shall automatically be due and payable without any declaration, notice, presentment or demand of any kind (all of which are hereby waived). All sums remaining unpaid upon the occurrence of any Event of Default, on the Maturity Date or the accelerated maturity date shall bear interest at the rate specified above, plus four percent (4%).

(c)          Exception. Notwithstanding anything in this Note or any other Loan Document to the contrary, no misrepresentation or breach of any representation or warranty made by the Company, Nexsan or a Subsidiary of either the Company or Nexsan in any of the Loan Documents shall constitute an Event of Default if such misrepresentation or breach was due to (in whole or in part) a misrepresentation or breach of any representation or warranty made by Imation Corp. (the initial Holder hereunder) in the Stock Purchase Agreement.

(5)         RIGHTS UPON FUNDAMENTAL TRANSACTION AND CHANGE OF CONTROL.

(a)          Assumption. The Company shall not enter into or be party to a Fundamental Transaction unless (i) Holder consents in writing to such Fundamental Transaction and (ii) the Successor Entity assumes in writing all of the obligations of the Company under this Note and the other Loan Documents in accordance with the provisions of this Section 5(a) pursuant to written agreements in form and substance satisfactory to the Holder and approved by the Holder prior to such Fundamental Transaction, including agreements to deliver to Holder in exchange for the Note a security of the Successor Entity evidenced by a written instrument substantially similar in form and substance to the Note, including, without limitation, having a principal amount and interest rate equal to the principal amounts and the interest rates of the Note held by such holder and having similar ranking to the Note, and satisfactory to the Holder. Upon the occurrence of any Fundamental Transaction, the Successor Entity shall succeed to, and be substituted for (so that from and after the date of such Fundamental Transaction, the provisions of this Note referring to the “Company” shall refer instead to the Successor Entity), and may exercise every right and power of the Company and shall assume all of the obligations of the Company under this Note with the same effect as if such Successor Entity had been named as the Company herein. Upon consummation of the Fundamental Transaction, the Successor Entity shall deliver to the Holder confirmation that there shall be issued upon conversion or redemption of this Note at any time after the consummation of the Fundamental Transaction, in lieu of the shares of the Common Stock (or other securities, cash, assets or other property) purchasable upon the conversion or redemption of the Notes prior to such Fundamental Transaction, such shares of common stock (or its equivalent) of the Successor Entity as adjusted in accordance with the provisions of this Note. The provisions of this Section shall apply similarly and equally to successive Fundamental Transactions and shall be applied without regard to any limitations on the conversion or redemption of this Note.

(b)          Fundamental Transaction Prepayment. No sooner than fifteen (15) days nor later than ten (10) days prior to the consummation of a Fundamental Transaction, the Company shall deliver written notice thereof via facsimile or other electronic transmission and overnight courier to the Holder (a “Change of Control Notice”). At any time during the period beginning after the Holder’s receipt of a Change of Control Notice and ending on the date of the consummation of such Change of Control (or, in the event a Change of Control Notice is not delivered at least ten (10) days prior to a Change of Control, at any time on or after the date which is ten (10) days prior to a Change of Control and ending ten (10) days after the consummation of such Change of Control), the Holder may require the Company to prepay all or any portion of this Note by delivering written notice thereof (“Change of Control Redemption Notice”) to the Company, which Change of Control Redemption Notice shall indicate the portion of the Principal the Holder is electing to have the Company prepay. The portion of this Note subject to prepayment pursuant to this Section 5 (the “Prepayment Portion”) shall include a prepayment premium equal to 1% of the aggregate amount of the outstanding Principal so prepaid, plus the amount of any accrued and unpaid Interest on the Prepayment Portion through the date of such redemption payment together with the amount of any accrued and unpaid Late Charges on such Prepayment Portion and Interest. Prepayments required by this Section 5 shall have priority to payments to shareholders in connection with a Fundamental Transaction. The parties hereto agree that in the event of the Company’s prepayment of any portion of the Note under this Section 5(b), the Holder’s damages would be uncertain and difficult to estimate because of the parties’ inability to predict future interest rates and the uncertainty of the availability of a suitable substitute investment opportunity for the Holder. Accordingly, any redemption premium due under this Section 5(b) is intended by the parties to be, and shall be deemed, a reasonable estimate of the Holder’s actual loss of its investment opportunity and not as a penalty.

(6)         RIGHTS UPON ISSUANCE OF PURCHASE RIGHTS AND OTHER CORPORATE EVENTS.

(a)          Purchase Rights. If at any time the Company grants, issues or sells any Options, Convertible Securities or rights to purchase stock, warrants, securities or other property pro rata to the record holders of any class of Common Stock (the “Purchase Rights”), then the Holder will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which the Holder could have acquired if the Holder had held the number of shares of Common Stock acquirable upon complete conversion of the convertible portion of this Note immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights.

(b)          Other Corporate Events. In addition to and not in substitution for any other rights hereunder, prior to the consummation of any Fundamental Transaction pursuant to which holders of shares of Common Stock are entitled to receive securities or other assets with respect to or in exchange for shares of Common Stock (a “Corporate Event”), the Company shall make appropriate provision to insure that the Holder will thereafter have the right to receive upon a conversion of this Note, (i) in addition to the shares of Common Stock receivable upon such conversion, such securities or other assets to which the Holder would have been entitled with respect to such shares of Common Stock had such shares of Common Stock been held by the Holder upon the consummation of such Corporate Event (without taking into account any limitations or restrictions on the convertibility of this Note) or (ii) in lieu of the shares of Common Stock otherwise receivable upon such conversion, such securities or other assets received by the holders of shares of Common Stock in connection with the consummation of such Corporate Event in such amounts as the Holder would have been entitled to receive had this Note initially been issued with conversion rights for the form of such consideration (as opposed to shares of Common Stock) at a conversion rate for such consideration commensurate with the Conversion Rate. Provision made pursuant to the preceding sentence shall be in a form and substance satisfactory to the Required Holders. The provisions of this Section shall apply similarly and equally to successive Corporate Events and shall be applied without regard to any limitations on the conversion or redemption of this Note.

(7)         RIGHTS UPON ISSUANCE OF OTHER SECURITIES.

(a)          Adjustment of Conversion Price upon Issuance of Common Stock. If and whenever on or after the Issuance Date, the Company issues or sells, or in accordance with this Section 7(a) is deemed to have issued or sold, any shares of Common Stock (including the issuance or sale of shares of Common Stock owned or held by or for the account of the Company, but excluding shares of Common Stock deemed to have been issued or sold by the Company in connection with any Excluded Security) for a consideration per share (the “New Issuance Price”) less than a price (the “Applicable Price”) equal to the Conversion Price in effect immediately prior to such issue or sale or deemed issuance or sale (the foregoing a “Dilutive Issuance”), then immediately after such Dilutive Issuance, the Conversion Price then in effect shall be reduced to a price determined in accordance with the following formula:

CP2 = CP1* (A + B) ÷ (A + C).

For purposes of the foregoing formula, the following definitions shall apply:

“CP2” shall mean the Conversion Price in effect immediately after such Dilutive Issuance.

“CP1” shall mean the Conversion Price in effect immediately prior to such Dilutive Issuance;

“A” shall mean the number of shares of Common Stock outstanding immediately prior to such Dilutive Issuance (treating for this purpose as outstanding all shares of Common Stock issuable upon exercise of Options outstanding immediately prior to such issuance or upon conversion or exchange of Convertible Securities (including the Series A Preferred Stock) outstanding immediately prior to such issuance);

“B” shall mean the number of shares of Common Stock that would have been issued if the shares of Common Stock issued in the Dilutive Issuance had been issued at a price per share equal to CP1 (determined by dividing the aggregate consideration received by the Company in respect of such issue by CP1); and

“C” shall mean the number of shares of Common Stock issued in the Dilutive Issuance.

(b)          For purposes of determining the adjusted Conversion Price under Section 7(a), the following shall be applicable:

(i)          Issuance of Options. If the Company in any manner grants or sells any Options and the lowest price per share for which one share of Common Stock is issuable upon the exercise of any such Option or upon conversion or exchange or exercise of any Convertible Securities issuable upon exercise of such Option is less than the Applicable Price, then such share of Common Stock shall be deemed to be outstanding and to have been issued and sold by the Company at the time of the granting or sale of such Option for such price per share. For purposes of this Section 7(a)(i), the “lowest price per share for which one share of Common Stock is issuable upon the exercise of any such Option or upon conversion or exchange or exercise of any Convertible Securities issuable upon exercise of such Option” shall be equal to the sum of the lowest amounts of consideration (if any) received or receivable by the Company with respect to any one share of Common Stock upon granting or sale of the Option, upon exercise of the Option and upon conversion or exchange or exercise of any Convertible Security issuable upon exercise of such Option. No further adjustment of the Conversion Price shall be made upon the actual issuance of such share of Common Stock or of such Convertible Securities upon the exercise of such Options or upon the actual issuance of such Common Stock upon conversion or exchange or exercise of such Convertible Securities.

(ii)         Issuance of Convertible Securities. If the Company in any manner issues or sells any Convertible Securities and the lowest price per share for which one share of Common Stock is issuable upon such conversion or exchange or exercise thereof is less than the Applicable Price, then such share of Common Stock shall be deemed to be outstanding and to have been issued and sold by the Company at the time of the issuance of sale of such Convertible Securities for such price per share. For the purposes of this Section 7(a)(ii), the “price per share for which one share of Common Stock is issuable upon such conversion or exchange or exercise” shall be equal to the sum of the lowest amounts of consideration (if any) received or receivable by the Company with respect to any one share of Common Stock upon the issuance or sale of the Convertible Security and upon the conversion or exchange or exercise of such Convertible Security. No further adjustment of the Conversion Price shall be made upon the actual issuance of such share of Common Stock upon conversion or exchange or exercise of such Convertible Securities, and if any such issue or sale of such Convertible Securities is made upon exercise of any Options for which adjustment of the Conversion Price had been or are to be made pursuant to other provisions of this Section 7(a), no further adjustment of the Conversion Price shall be made by reason of such issue or sale.

(iii)        Change in Option Price or Rate of Conversion. If the purchase price provided for in any Options, the additional consideration, if any, payable upon the issue, conversion, exchange or exercise of any Convertible Securities, or the rate at which any Convertible Securities are convertible into or exchangeable or exercisable for Common Stock changes at any time, the Conversion Price in effect at the time of such change shall be adjusted to the Conversion Price which would have been in effect at such time had such Options or Convertible Securities provided for such changed purchase price, additional consideration or changed conversion rate, as the case may be, at the time initially granted, issued or sold. For purposes of this Section 7(a)(iii), if the terms of any Option or Convertible Security that was outstanding as of the Issuance Date are changed in the manner described in the immediately preceding sentence, then such Option or Convertible Security and the Common Stock deemed issuable upon exercise, conversion or exchange thereof shall be deemed to have been issued as of the date of such change. No adjustment shall be made if such adjustment would result in an increase of the Conversion Price then in effect.

(iv)        Calculation of Consideration Received. In case any Option is issued in connection with the issue or sale of other securities of the Company, together comprising one integrated transaction in which no specific consideration is allocated to such Options by the parties thereto, (x) the Options will be deemed to have been issued for a value determined by use of the Black Scholes Option Pricing Model (the “Option Value”) and (y) the other securities issued or sold in such integrated transaction shall be deemed to have been issued for the difference of (I) the aggregate consideration received by the Company, less (II) the Option Value. If any Common Stock, Options or Convertible Securities are issued or sold or deemed to have been issued or sold for cash, the consideration received therefor will be deemed to be the net amount received by the Company therefor. If any Common Stock, Options or Convertible Securities are issued or sold for a consideration other than cash, the amount of the consideration other than cash received by the Company will be the fair value of such consideration, except where such consideration consists of securities, in which case the amount of consideration received by the Company will be the Closing Sale Price of such securities on the date of receipt. If any Common Stock, Options or Convertible Securities are issued to the owners of the non-surviving entity in connection with any merger in which the Company is the surviving entity, the amount of consideration therefor will be deemed to be the fair value of such portion of the net assets and business of the non-surviving entity as is attributable to such Common Stock, Options or Convertible Securities, as the case may be. The fair value of any consideration other than cash or securities will be determined jointly by the Company and the Holder. If such parties are unable to reach agreement within ten (10) days after the occurrence of an event requiring valuation (the “Valuation Event”), the fair value of such consideration will be determined within five (5) Business Days after the tenth day following the Valuation Event by an independent, reputable appraiser jointly selected by the Company and the Holder. The determination of such appraiser shall be deemed binding upon all parties absent manifest error and the fees and expenses of such appraiser shall be borne by the Company.

(v)         Record Date. If the Company takes a record of the holders of Common Stock for the purpose of entitling them (A) to receive a dividend or other distribution payable in Common Stock, Options or in Convertible Securities or (B) to subscribe for or purchase Common Stock, Options or Convertible Securities, then such record date will be deemed to be the date of the issue or sale of the Common Stock deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be.

(c)          Adjustment of Conversion Price upon Subdivision or Combination of Common Stock. If the Company at any time on or after the Issuance Date undertakes any action (whether by way of subdivision, stock split, stock dividend, recapitalization or otherwise) that increases any one or more classes of its outstanding shares of Common Stock into a greater number of shares, the Conversion Price in effect immediately prior to such subdivision will be proportionately reduced. If the Company at any time on or after the Issuance Date undertakes any action (by combination, reverse stock split or otherwise) that reduces any one or more classes of its outstanding shares of Common Stock into a smaller number of shares, the Conversion Price in effect immediately prior to such combination will be proportionately increased.

(d)          Other Events. If any event occurs of the type contemplated by the provisions of this Section 7 but not expressly provided for by such provisions (including, without limitation, the granting of stock appreciation rights, phantom stock rights or other rights with equity features), then the Company’s Board of Directors will make an appropriate adjustment in the Conversion Price so as to protect the rights of the Holder under this Note; provided that no such adjustment will increase the Conversion Price as otherwise determined pursuant to this Section 7.

(e)          Rights Upon Distribution of Assets. If the Company shall declare or make any dividend or other distribution of its assets (or rights to acquire its assets) to holders of shares of Common Stock, by way of return of capital or otherwise (including, without limitation, any distribution of cash, stock or other securities, property or options by way of a dividend, spin off, reclassification, corporate rearrangement or other similar transaction) (a “Distribution”), at any time after the Issuance Date, then, in each such case any Conversion Price in effect immediately prior to the close of business on the record date fixed for the determination of holders of shares of Common Stock entitled to receive the Distribution shall be reduced, effective as of the close of business on such record date, to a price determined by multiplying such Conversion Price by a fraction of which (i) the numerator shall be the Fair Market Value of the shares of Common Stock on the Business Day immediately preceding such record date minus the value of the Distribution (as determined in good faith by the Company’s Board of Directors) applicable to one share of Common Stock, and (ii) the denominator shall be the Fair Market Value of the shares of Common Stock on the Business Day immediately preceding such record date.

(8)         SECURITY. This Note is secured to the extent and in the manner set forth in the Guaranty and Security Agreement.

(9)         NONCIRCUMVENTION. The Company hereby covenants and agrees that the Company will not, by amendment of its Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, scheme of arrangement, dissolution, issue or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Note or otherwise amend or modify the rights, privileges or preference of the Common Stock in a manner that adversely affects the conversion rights of the Holder, and will at all times in good faith carry out all of the provisions of this Note and take all action as may be required to protect the rights of the Holder of this Note.

(10)        RESERVATION OF AUTHORIZED SHARES.

(a)          Reservation. The Company shall initially reserve out of its authorized and unissued Common Stock a number of shares of Common Stock for the Note equal to 130% of the Conversion Rate with respect to the Conversion Amount of the Note as of the Issuance Date. So long as the Note is outstanding, the Company shall take all action necessary to reserve and keep available out of its authorized and unissued Common Stock, solely for the purpose of effecting the conversion of the Note, 130% of the number of shares of Common Stock as shall from time to time be necessary to effect the conversion of the Note then outstanding; provided that at no time shall the number of shares of Common Stock so reserved be less than the number of shares required to be reserved by the previous sentence (without regard to any limitations on conversions) (the “Required Reserve Amount”).

(b)          Insufficient Authorized Shares. If at any time while the Note remains outstanding the Company does not have a sufficient number of authorized and unreserved shares of Common Stock to satisfy its obligation to reserve for issuance upon conversion of the Note at least a number of shares of Common Stock equal to the Required Reserve Amount (an “Authorized Share Failure”), then the Company shall immediately take all action necessary to increase the Company’s authorized shares of Common Stock to an amount sufficient to allow the Company to reserve the Required Reserve Amount for the Note then outstanding.

(11)        RESTRICTION ON REDEMPTION AND CASH DIVIDENDS. Until the Note has been converted, redeemed or otherwise satisfied in accordance with its terms, the Company shall not, directly or indirectly, redeem, repurchase or declare or pay any cash dividend or distribution on its capital stock without the prior express written consent of the Holder.

(12)        PREPAYMENT. Subject to Holder’s Conversion Right, the Company may at any time and from time to time prepay the Note, in whole or in part (other than any Conversion Amount, if the Conversion Right is exercised by Holder), upon irrevocable notice delivered to the Holder by not later than 11:00 a.m. at least five Business Days prior thereto, which notice shall specify the date of such prepayment. If any such notice is given, all outstanding Principal (other than any Principal related to the Conversion Amount, if the Conversion Right is exercised by Holder) shall be due and payable on the date specified therein, together with accrued interest to such date on the amount prepaid and all Late Fees, if any. If this Note is prepaid through any prepayments, Holder shall be paid a prepayment premium equal to 1% of the aggregate amount of the outstanding Principal so prepaid. The parties hereto agree that in the event of the Company’s prepayment of any portion of the Note under this Section 12, the Holder’s damages would be uncertain and difficult to estimate because of the parties’ inability to predict future interest rates and the uncertainty of the availability of a suitable substitute investment opportunity for the Holder. Accordingly, any redemption premium due under this Section 12 is intended by the parties to be, and shall be deemed, a reasonable estimate of the Holder’s actual loss of its investment opportunity and not as a penalty. Notwithstanding the foregoing, in the event that pursuant to the Stock Purchase Agreement, the Original Principal Amount is reduced, but such reduction is determined after the Company has made payments of Principal or Interest hereunder, the amounts due hereunder by the Company shall be recalculated taking into account the reduction in the Original Principal Amount, and in the event Company has made any payments in excess of the amounts which would have been required hereunder had the Original Principal Amount been so reduced prior to making such payments, the amount of such excess shall be treated as prepayments, and no penalties or premiums shall be due or charged with respect to such prepayments.

(13)        VOTING RIGHTS. The Holder shall have no voting rights as the holder of this Note, except as required by law, including but not limited to the General Corporation Law of the State of Delaware, and as expressly provided in this Note. Notwithstanding the above, for so long as the obligations of the Company under this Note are outstanding, the Holder shall have the right to appoint two directors to the Company’s Board of Directors in its sole discretion and shall have the right to appoint, with the consent of [the Preferred Stockholder] a third director to the Company’s Board of Directors. The Company shall have no more than five directors on the Board of Directors unless the Holder consents in writing to an increase in the number of members of the Board of Directors. The Company’s Certificate of Incorporation shall provide Holder the Board of Director appointment rights set out in this Section 13 and the Company shall not amend the Company’s Certificate of Incorporation to remove such appointment rights for so long as the obligations of the Company under this Note are outstanding. In the event there are more than one Holder, such designation rights shall be subject to the determination of a majority in interest of the Holders.

(14)        REGISTRATION RIGHTS. At any time after an IPO, Holder, to the extent it has exercised its conversion right under Section 3, may request registration under the Securities Act of all or any portion of the Common Stock it received in such conversion pursuant to a registration statement on Form S-1 or any successor form thereto, pursuant to a form of registration rights agreement reasonably acceptable to Holder.

(15)        COVENANTS. So long as this Note is outstanding:

(a)          Rank.         All payments due under this Note shall be senior to all other Indebtedness of the Company.

(b)          Incurrence of Indebtedness. The Company shall not, and the Company shall not permit any of its Subsidiaries to, directly or indirectly, incur or guarantee, assume or suffer to exist any Indebtedness, other than (i) the Indebtedness evidenced by this Note and (ii) other Permitted Indebtedness.

(c)          Issuance of Preferred Stock. Other than the shares of preferred stock set forth on Schedule 15(c) attached hereto, the Company shall not issue any shares of preferred stock or other equity securities that rank senior or that have any priority over the Common Stock.

(d)          Existence of Liens. The Company shall not, and the Company shall not permit any of its Subsidiaries to, directly or indirectly, allow or suffer to exist any mortgage, lien, pledge, charge, security interest or other encumbrance upon or in any property or assets (including accounts and contract rights) owned by the Company or any of its Subsidiaries (collectively, “Liens”) other than Permitted Liens.

(e)          Restricted Payments. The Company shall not, and the Company shall not permit any of its Subsidiaries to, directly or indirectly, redeem, defease, repurchase, repay or make any payments in respect of, by the payment of cash or cash equivalents (in whole or in part, whether by way of open market purchases, tender offers, private transactions or otherwise), all or any portion of any Permitted Indebtedness (other than this Note), whether by way of payment in respect of principal of (or premium, if any) or interest on, such Indebtedness if at the time such payment is due or is otherwise made or, after giving effect to such payment, an event constituting, or that with the passage of time and without being cured would constitute, an Event of Default has occurred and is continuing.

(f)          Loans, Advances, Investments, Etc. The Company shall not, and the Company shall not permit any of its Subsidiaries to, make or commit or agree to make any loan, advance, guarantee of obligations, other extension of credit or capital contributions to, or hold or invest in or commit or agree to hold or invest in, or purchase or otherwise acquire or commit or agree to purchase or otherwise acquire any shares of the capital stock, bonds, notes, debentures or other securities of, or make or commit or agree to make any other investment in, any other Person, or purchase or own any futures contract or otherwise become liable for the purchase or sale of currency or other commodities at a future date in the nature of a futures contract, or permit any of its Subsidiaries to do any of the foregoing, except for: (i) investments existing on the date hereof, as set forth on Schedule 13(e) hereto, but not any increase in the amount thereof as set forth in such Schedule or any other modification of the terms thereof, (ii) temporary loans and advances by it to its Subsidiaries and by such Subsidiaries to it, made in the ordinary course of business consistent with past practice, and (iii) Permitted Investments.

(g)          Fundamental Changes; Dispositions. Other than in accordance with Section 5(a), the Company shall not, and the Company shall not permit any of its Subsidiaries to, wind-up, liquidate or dissolve, or merge, consolidate or amalgamate with any Person, or convey, sell, lease or sublease, transfer or otherwise dispose of, whether in one transaction or a series of related transactions, all or any part of its business, property or assets (including by way of spin-off, slit-off or business separation), whether now owned or hereafter acquired (or agree to do any of the foregoing), or purchase or otherwise acquire, whether in one transaction or a series of related transactions, all or substantially all of the assets of any Person (or any division thereof) (or agree to do any of the foregoing), or permit any of its Subsidiaries to do any of the foregoing; provided, however, that the Company and its Subsidiaries may (A) sell Inventory in the ordinary course of business consistent with past practices, (B) dispose of obsolete or worn-out equipment in the ordinary course of business consistent with past practices and (C) sell or otherwise dispose of other property or assets for cash in an aggregate amount not less than the fair market value of such property or assets provided that the proceeds of such dispositions in the case of clauses (B) and (C) above, do not exceed $500,000 in the aggregate in any twelve-month period.

(h)          Change in Nature of Business. The Company shall not, and the Company shall not permit any of its Subsidiaries to, (i) make any change in the nature of its business as described in Schedule 13(g) hereto or (ii) cease conducting any such business.

(i)           Stock Option Plans. Without the prior written consent of the Holder, the Company shall not, and the Company shall not permit any of its Subsidiaries to, maintain or adopt any stock option plan, stock appreciation plan or any similar plan, or to amend or modify any such plan in any material respect.

(j)           Accounting Methods; Auditors. Without the prior written consent of the Holder, the Company shall not, and the Company shall not permit any of its Subsidiaries to, (i) modify or change its Fiscal Year, (ii) change or make material modifications to its billing systems and accounting practices, (iii) change or modify its method of accounting (other than as may be required to conform to GAAP) or (iv) change its independent certified public accounts or registered public accountants, as applicable, that review, audit and/or certify its respective financial statements.

(k)          Creation of New Subsidiaries. So long as the obligations of the Company under this Note are outstanding, if the Company shall create or acquire any Subsidiary, simultaneous with the creation or acquisition of such Subsidiary, the Company shall (1) promptly cause such Subsidiary to become a guarantor by executing a guaranty in favor of the Holder in form and substance reasonably acceptable to the Company, the Subsidiary and the Holder, (ii) promptly cause such Subsidiary to become a grantor under the Guaranty and Security Agreement by executing a joinder to the Guaranty and Security Agreement in form and substance reasonably acceptable to the Company, the Subsidiary and the Holder, (iii) promptly cause such Subsidiary to become a pledgor by the Company and such Subsidiary executing a pledge agreement in form and substance reasonably acceptable to the Company, the Subsidiary and the Holder, and (iv) promptly cause such Subsidiary to duly execute and/or deliver such opinions of counsel and other documents, in form and substance reasonable acceptable to the Holder, as the Holder shall reasonably request with respect thereto.

(l)          Intellectual Property. So long as the obligations of the Company under this Note are outstanding, the Company shall not, and shall not permit any Subsidiary to, directly or indirectly, (i) assign, transfer or otherwise encumber or allow any other Person to have any rights or license to any of the intellectual property rights of the Company or its Subsidiaries, except in the ordinary course of business, or (ii) knowingly take any action or inaction to impair the value of their intellectual property rights.

(m)          Change in Collateral; Collateral Records. The Company shall (i) advise the Holder promptly, in sufficient detail, of any material adverse change relating to the type, quantity or quality of the Collateral (as defined in the Guaranty and Security Agreement) or the Lien granted thereon and (ii) execute and deliver, and cause each of its Subsidiaries to execute and deliver, to the Holder, solely for the Holder’s convenience in maintaining a record of Collateral, such written statements and schedules as the Holder may reasonably require, designating, identifying or describing the Collateral.

(n)          Transactions with Affiliates. The Company shall not, nor shall it permit any of its Subsidiaries to, enter into, renew, extend or be a party to, any transaction or series of related transactions (including, without limitation, the purchase, sale, lease, transfer or exchange of property or assets of any kind or the rendering of services of any kind) with any Affiliate, except (i) in the ordinary course of business in a manner and to an extent consistent with past practice or (ii) necessary or desirable for the prudent operation of its business, for fair consideration and on terms no less favorable to it or its Subsidiaries than would be obtainable in a comparable arm’s length transaction with a Person that is not an Affiliate thereof.

(o)          Preservation of Existence, Etc. The Company shall maintain and preserve, and cause each of its Subsidiaries to maintain and preserve, its existence, rights and privileges, and become or remain, and cause each of its Subsidiaries to become or remain, duly qualified and in good standing in each jurisdiction in which the character of the properties owned or leased by it or in which the transaction of its business makes such qualification necessary.

(p)          Maintenance of Properties, Etc. The Company shall maintain and preserve, and cause each of its Subsidiaries to maintain and preserve, all of its properties which are necessary or useful in the proper conduct of its business in good working order and condition, ordinary wear and tear excepted, and comply, and cause each of its Subsidiaries to comply, at all times with the provisions of all leases to which it is a party as lessee or under which it occupies property, so as to prevent any material loss or forfeiture thereof or thereunder.

(q)          Maintenance of Insurance. The Company shall maintain, and cause each of its Subsidiaries to maintain, insurance with responsible and reputable insurance companies or associations (including, without limitation, comprehensive general liability, hazard, rent and business interruption insurance) with respect to its properties (including all real properties leased or owned by it) and business, in such amounts and covering such risks as is required by any governmental authority having jurisdiction with respect thereto or as is carried generally in accordance with sound business practice by companies in similar businesses similarly situated and in any event in amount, adequacy and scope reasonably satisfactory to the Holder. All policies covering the Collateral are to be made payable to the Holder as a co-payee with the Company, as its interests may appear, in case of loss, under a standard non-contributory “lender” or “secured party” clause and are to contain such other provisions as the Holder may reasonably require to fully protect the interest of the Holder in the Collateral and to any payments to be made under such policies. All certificates of insurance are to be delivered to the Holder and the policies are to be premium prepaid, with the loss payable and additional insured endorsement in favor of the Holder and such other Persons as the Holder may designate from time to time, and shall provide for not less than 30 days’ prior written notice to the Holder of the exercise of any right of cancellation. If the Company or any of its Subsidiaries fails to maintain such insurance, the Holder may arrange for such insurance, but at the Company’s expense and without any responsibility on the Holder’s part for obtaining the insurance, the solvency of the insurance companies, the adequacy of the coverage, or the collection of claims. Upon the occurrence and during the continuance of an Event of Default, the Holder shall have the sole right, in the name of the Holder, the Company and its Subsidiaries, to file claims under any insurance policies, to receive, receipt and give acquittance for any payments that may be payable thereunder, and to execute any and all endorsements, receipts, releases, assignments, reassignments or other documents that may be necessary to effect the collection, compromise or settlement of any claims under any such insurance policies.

(16)        PARTICIPATION. The Holder, as the holder of this Note, shall be entitled to such dividends paid and distributions made to the holders of Common Stock to the same extent as if the Holder had converted the convertible portion of this Note into Common Stock and had held such shares of Common Stock on the record date for such dividends and distributions. Payments under the preceding sentence shall be made concurrently with the dividend or distribution to the holders of Common Stock.

(17)        CONSENT TO ISSUE, OR CHANGE THE TERMS OF, NOTES. The affirmative consent of the Holder shall be required for any change or amendment to this Note.

(18)        TRANSFER. This Note may be offered, sold, assigned or transferred by the Holder without the consent of the Company, subject to compliance with all applicable securities laws (provided that any assignee or transferee seeking to exercise any conversion rights shall be required to enter into the Stockholders Agreement (as defined under the Stock Purchase Agreement).

(19)        REISSUANCE OF THIS NOTE.

(a)          Transfer. If this Note is to be transferred, the Holder shall surrender this Note to the Company, whereupon the Company will forthwith issue and deliver upon the order of the Holder a new Note (in accordance with Section 19(d)), registered as the Holder may request, representing the outstanding Principal being transferred by the Holder and, if less than the entire outstanding Principal is being transferred, a new Note (in accordance with Section 19(d)) to the Holder representing the outstanding Principal not being transferred. The Holder and any assignee, by acceptance of this Note, acknowledge and agree that, by reason of the provisions of Section 3(c)(iii) and this Section 19(a), following conversion, exchange or redemption of any portion of this Note, the outstanding Principal represented by this Note may be less than the Principal stated on the face of this Note.

(b)          Lost, Stolen or Mutilated Note. Upon receipt by the Company of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Note, and, in the case of loss, theft or destruction, of any indemnification undertaking by the Holder to the Company in customary form and, in the case of mutilation, upon surrender and cancellation of this Note, the Company shall execute and deliver to the Holder a new Note (in accordance with Section 19(d)) representing the outstanding Principal.

(c)          Note Exchangeable for Different Denominations. This Note is exchangeable, upon the surrender hereof by the Holder at the principal office of the Company, for a new Note or Notes (in accordance with Section 19(d) and in principal amounts of at least $250,000) representing in the aggregate the outstanding Principal of this Note, and each such new Note will represent such portion of such outstanding Principal as is designated by the Holder at the time of such surrender.

(d)          Issuance of New Notes. Whenever the Company is required to issue a new Note pursuant to the terms of this Note, such new Note (i) shall be of like tenor with this Note, (ii) shall represent, as indicated on the face of such new Note, the Principal remaining outstanding (or in the case of a new Note being issued pursuant to Section 19(a) or Section 19(c), the Principal designated by the Holder which, when added to the principal represented by the other new Notes issued in connection with such issuance, does not exceed the Principal remaining outstanding under this Note immediately prior to such issuance of new Notes), (iii) shall have an issuance date, as indicated on the face of such new Note, which is the same as the Issuance Date of this Note, (iv) shall have the same rights and conditions as this Note, and (v) shall represent accrued Interest and Late Charges on the Principal and Interest of this Note, from the Issuance Date.

(20)        REMEDIES, CHARACTERIZATIONS, OTHER OBLIGATIONS, BREACHES AND INJUNCTIVE RELIEF. The remedies provided in this Note shall be cumulative and in addition to all other remedies available under this Note and the other Loan Documents at law or in equity (including a decree of specific performance and/or other injunctive relief), and nothing herein shall limit the Holder’s right to pursue actual and consequential damages for any failure by the Company to comply with the terms of this Note. Amounts set forth or provided for herein with respect to payments, conversion and the like (and the computation thereof) shall be the amounts to be received by the Holder and shall not, except as expressly provided herein, be subject to any other obligation of the Company (or the performance thereof). The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Holder and that the remedy at law for any such breach may be inadequate. The Company therefore agrees that, in the event of any such breach or threatened breach, the Holder shall be entitled, in addition to all other available remedies, to an injunction restraining any breach, without the necessity of showing economic loss and without any bond or other security being required.

(21)        PAYMENT OF COLLECTION, ENFORCEMENT AND OTHER COSTS. If (a) this Note is placed in the hands of an attorney for collection or enforcement or is collected or enforced through any legal proceeding or the Holder otherwise takes action to collect amounts due under this Note or to enforce the provisions of this Note or (b) there occurs any bankruptcy, reorganization, receivership of the Company or other proceedings affecting Company creditors’ rights and involving a claim under this Note, then the Company shall pay the costs incurred by the Holder for the valid collection, enforcement or action or in connection with such bankruptcy, reorganization, receivership or other proceeding, including, but not limited to, attorneys’ fees and disbursements.

(22)        CONSTRUCTION; HEADINGS. This Note shall be deemed to be jointly drafted by the Company and the Holder and shall not be construed against any person as the drafter hereof. The headings of this Note are for convenience of reference and shall not form part of, or affect the interpretation of, this Note.

(23)        FAILURE OR INDULGENCE NOT WAIVER. No failure or delay on the part of the Holder in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege.

(24)        DISPUTE RESOLUTION. In the case of a dispute as to the determination of the Fair Market Value or the arithmetic calculation of the Conversion Rate, the Company shall submit the disputed determinations or arithmetic calculations via facsimile or other electronic transmission within one (1) Business Day of receipt of the Conversion Notice or other event giving rise to such dispute, as the case may be, to the Holder. If the Holder and the Company are unable to agree upon such determination or calculation within one (1) Business Day of such disputed determination or arithmetic calculation being submitted to the Holder, then the Company shall, within one Business Day submit via facsimile or other electronic transmission (a) the disputed determination of the Fair Market Value to an independent, reputable investment bank selected by the Company and approved by the Holder or (b) the disputed arithmetic calculation of the Conversion Rate to the Company’s independent, outside accountant. The Company, at the Company’s expense, shall cause the investment bank or the accountant, as the case may be, to perform the determinations or calculations and notify the Company and the Holder of the results no later than five (5) Business Days from the time it receives the disputed determinations or calculations. Such investment bank’s or accountant’s determination or calculation, as the case may be, shall be binding upon all parties absent demonstrable error.

(25)        NOTICES; PAYMENTS.

(a)          Notices. Whenever notice is required to be given under this Note, unless otherwise provided herein, such notice shall be given in accordance with the Guaranty and Security Agreement. The Company shall provide the Holder with prompt written notice of all actions taken pursuant to this Note, including in reasonable detail a description of such action and the reason therefore. Without limiting the generality of the foregoing, the Company will give written notice to the Holder (i) immediately upon any adjustment of the Conversion Price, setting forth in reasonable detail, and certifying, the calculation of such adjustment and (ii) at least twenty (20) days prior to the date on which the Company closes its books or takes a record (A) with respect to any dividend or distribution upon the Common Stock, (B) with respect to any pro rata subscription offer to holders of Common Stock or (C) for determining rights to vote with respect to any Fundamental Transaction, dissolution or liquidation, provided in each case that such information shall be made known to the public prior to or in conjunction with such notice being provided to the Holder.

(b)          Payments. Whenever any payment of cash is to be made by the Company to any Person pursuant to this Note, such payment shall be made in lawful money of the United States of America by a check drawn on the account of the Company and sent via overnight courier service to such Person at such address as previously provided to the Company in writing; provided that the Holder may elect to receive a payment of cash via wire transfer of immediately available funds by providing the Company with prior written notice setting out such request and the Holder’s wire transfer instructions. Whenever any amount expressed to be due by the terms of this Note is due on any day which is not a Business Day, the same shall instead be due on the next succeeding day which is a Business Day and, in the case of any Interest Date which is not the date on which this Note is paid in full, the extension of the due date thereof shall not be taken into account for purposes of determining the amount of Interest due on such date. Any amount of Principal or other amounts due under the Loan Documents, other than Interest, which is not paid when due shall result in a late charge being incurred and payable by the Company in an amount equal to interest on such amount at the rate of ten percent (10%) per annum from the date such amount was due until the same is paid in full (“Late Charge”).

(c)          Highest Lawful Rate.

(i)          If the transactions contemplated in this Note or by any other Loan Document would be usurious as to the Holder under laws applicable to it (including the laws of the United States of America and the State of Delaware or any other jurisdiction whose laws may be mandatorily applicable to the Holder notwithstanding the other provisions of this Note), then, in that event, notwithstanding anything to the contrary in this Note or any other Loan Document, it is agreed as follows: the aggregate of all consideration which constitutes Interest under law applicable to the Holder that is contracted for, taken, reserved, charged or received by the Holder under this Note or any other Loan Document shall under no circumstances exceed the maximum amount allowed by such applicable law, any excess shall be canceled automatically and if theretofore paid shall be credited by the Holder on the Principal amount of this Note (or, to the extent that the Principal amount of this Note shall have been or would thereby be paid in full, refunded by the Holder to the Company). If at any time and from time to time (1) the amount of Interest payable to the Holder on any date shall be computed at the Highest Lawful Rate applicable to the Holder pursuant to this Section 25(c) and (2) in respect of any subsequent interest computation period the amount of Interest otherwise payable to the Holder would be less than the amount of Interest payable to the Holder computed at the Highest Lawful Rate applicable to the Holder, then the amount of Interest payable to the Holder in respect of such subsequent interest computation period shall continue to be computed at the Highest Lawful Rate applicable to the Holder until the total amount of Interest payable to the Holder shall equal the total amount of Interest which would have been payable to the Holder if the total amount of Interest had been computed without giving effect to this Section 25(c).

(ii)         For purposes of this Section 25(c), the term “applicable law” shall mean that law in effect from time to time and applicable to the transaction between the Company, on the one hand, and the Holder, on the other, that lawfully permits the charging and collection of the highest permissible, lawful non-usurious rate of interest on such loan transaction and this Note, including laws of the State of Delaware and, to the extent controlling, laws of the United States of America.

(26)        CANCELLATION. After all Principal, accrued Interest and other amounts at any time owed on this Note have been paid in full, this Note shall automatically be deemed canceled, shall be surrendered to the Company for cancellation and shall not be reissued.

(27)        SET-OFF AND RECOUPMENT. This Note, and the Principal and Interest hereunder, is subject to set-off and recoupment by the Company as set forth in the Stock Purchase Agreement.

(28)        WAIVER OF NOTICE. To the extent permitted by law, the Company hereby waives demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this Note.

(29)        COUNTERPARTS. This Note may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

(30)        No Effect on Stock Purchase Agreement. Notwithstanding anything in this Agreement or any other Loan Document to the contrary, no term or provision of this Note or any other Loan Document shall have the effect of modifying or amending any of the rights of the Company (as Purchaser) under the Stock Purchase Agreement, including, without limitation, any rights to set-off or recoup amounts under this Note or any of the obligations, including, without limitation, the indemnity obligations, of Imation Corp. (the initial Holder) (as Seller) under the Stock Purchase Agreement.

(31)        GOVERNING LAW; JURISDICTION; SEVERABILITY; JURY TRIAL. This Note shall be construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation and performance of this Note shall be governed by, the internal laws of the State of Delaware, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Delaware or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of Delaware. The Company irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in Wilmington, Delaware, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. In the event that any provision of this Note is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any such provision which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision of this Note. Nothing contained herein shall be deemed or operate to preclude the Holder from bringing suit or taking other legal action against the Company in any other jurisdiction to collect on the Company’s obligations to the Holder, to realize on any collateral or any other security for such obligations, or to enforce a judgment or other court ruling in favor of the Holder. THE COMPANY AND HOLDER EACH HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS NOTE OR ANY TRANSACTION CONTEMPLATED HEREBY.

(32)        CERTAIN DEFINITIONS. For purposes of this Note, the following terms shall have the following meanings:

(a)          “Account Receivable” means, with respect to any Person, any and all rights of such Person to payment for goods sold and/or services rendered, including accounts, general intangibles and any and all such rights evidenced by chattel paper, instruments or documents, whether due or to become due and whether or not earned by performance, and whether now or hereafter acquired or arising in the future, and any proceeds arising therefrom or relating thereto.

(b)          “Affiliate” means, with respect to any Person, any other Person that, directly or indirectly through one or more intermediaries, is in control of, is controlled by, or is under common control with, such Person. For purposes of this definition, “control” of a Person means the power, directly or indirectly, either to (a) vote 50% or more of the securities having ordinary voting power for the election of directors (or persons performing similar functions) of such Person or (b) direct or cause the direction of the management and policies of such Person, whether by contract or otherwise.

(c)          “Approved Stock Plan” means any employee benefit plan which has been approved by the Board of Directors of the Company and, if required, by the Holder in accordance with Section 15(i), pursuant to which the Company’s securities may be issued to any employee, consultant, officer or director for services provided to the Company.

(d)          “Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in the State of Delaware are authorized or required by law to remain closed.

(e)          “Change of Control” means any Fundamental Transaction other than (A) a Fundamental Transaction in which holders of the Company’s voting power immediately prior to the Fundamental Transaction continue after the Fundamental Transaction to hold, directly or indirectly, the voting power of the surviving entity or entities necessary to elect a majority of the members of the board of directors (or their equivalent if other than a corporation) of such entity or entities, or (B) pursuant to a migratory merger effected solely for the purpose of changing the jurisdiction of incorporation of the Company.

(f)          “Contingent Obligations” means, with respect to any Person, any direct or indirect liability, contingent or otherwise, of that Person with respect to any indebtedness, lease, dividend or other obligation of another Person if the primary purpose or intent of the Person incurring such liability, or the primary effect thereof, is to provide assurance to the obligee of such liability that such liability will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such liability will be protected (in whole or in part) against loss with respect thereto.

(g)          “Convertible Securities” means any stock or securities (other than Options) directly or indirectly convertible into or exercisable for Common Stock.

(h)          “Disposition” means any transaction, or series of related transactions, pursuant to which the Company or any of its Subsidiaries sells, assigns, transfers or otherwise disposes of any property or assets (whether now owned or hereafter acquired) to any other Person, in each case, whether or not the consideration therefor consists of cash, securities or other assets owned by the acquiring Person, excluding any sales of Inventory in the ordinary course of business on ordinary business terms.

(i)          “Excluded Securities” means any Common Stock issued or issuable: (i) in connection with any Approved Stock Plan; (ii) upon conversion of the Note; and (iii) upon conversion of any Options or Convertible Securities which are outstanding prior to or as of the Issuance Date (including, without limitation, the shares of the Company’s Series A Preferred Stock), provided that the terms of such Options or Convertible Securities are not amended, modified or changed on or after the Issuance Date other than antidilution adjustments pursuant to the terms thereof in existence as of the Issuance Date.

(j)          “Fair Market Value”, with respect to securities for which there is no established trading market shall be made by reference to prevailing conditions in capital markets generally, including (to such extent, if any, as the Company’s Board of Directors in good faith deems relevant): (a) the possibility of a public offering for such securities or a private sale of such securities; (b) the financial statements of the issuer thereof prepared on a pro forma basis after giving effect to the events in question and considering, among other factors: (i) the price per security paid by a bona fide, unaffiliated purchaser in an arms’-length transaction; (ii) the existence and nature of any recent or pending transactions or transaction proposals; (iii) book value; (iv) replacement value; (v) earnings; and (vi) the value of future cash flows of such issuer as an ongoing enterprise; and (c) both the sale of various combinations of the individual assets of such issuer as well as a sale of such issuer as a whole; and shall make no deduction, discount or other subtraction whatsoever for the possible minority status of the holder of such security or for any lack of marketability of such security (other than by virtue of conditions in capital markets generally) or any restrictions on the transfer thereof. If the Company and the Holder are unable to agree upon the fair market value of such security, then such dispute shall be resolved pursuant to Section 24. All such determinations are to be appropriately adjusted for any stock dividend, stock split, stock combination or other similar transaction during the applicable calculation period.

(k)          “Fiscal Year” means the Company’s fiscal year that ends on December 31, or such other fiscal year adopted by the Company for the financial reporting purposes in accordance with GAAP.

(l)          “Fundamental Transaction” means that (A) the Company shall, directly or indirectly, in one or more related transactions, (i) consolidate or merge with or into (whether or not the Company is the surviving corporation) another Person, or (ii) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of the Company to another Person, or (iii) allow another Person to make a purchase, tender or exchange offer that is accepted by the holders of more than 50% of the outstanding shares of Common Stock (not including any shares of Common Stock held by the Person or Persons making or party to, or associated or affiliated with the Persons making or party to, such purchase, tender or exchange offer), or (iv) consummate a stock purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with another Person whereby such other Person acquires more than 50% of the outstanding shares of Common Stock (not including any shares of Common Stock held by the other Person or other Persons making or party to, or associated or affiliated with the other Persons making or party to, such stock purchase agreement or other business combination), or (v) enter into or consummate any Deemed Liquidation Event (as defined in the Certificate of Incorporation), or (vi) reorganize, recapitalize or reclassify its Common Stock, or (B) any “person” or “group” (as these terms are used for purposes of Section 13(d) and 14(d) of the 1934 Act) (not including any Persons or groups holding any stock of the Company as of the Issuance Date) shall become the “beneficial owner” (as defined in Rule 13d-3 under the 1934 Act), directly or indirectly, of more than 50% of the aggregate ordinary voting power represented by issued and outstanding Common Stock or any preferred stock; provided, however, that none of the transactions contemplated under the Stock Purchase Agreement, including, without limitation, the Company’s acquisition of all of the stock of Nexsan, the Company’s issuance of Series A Preferred Stock to Equity Investors (as defined therein), and the merger of the Company and Nexsan, shall be considered or treated as Fundamental Transactions hereunder.

(m)          “GAAP” means United States generally accepted accounting principles, consistently applied.

(n)          “Guaranty and Security Agreement” means that certain guaranty and security agreement provided by Company, Nexsan Corporation and their Subsidiaries for the benefit of Holder dated as of even date herewith.

(o)          “Highest Lawful Rate” means the maximum non-usurious interest rate, if any, that at any time or from time to time may be contracted for, taken, reserved, charged or received on the Indebtedness obligations and liability of the Company under this Note under laws applicable to the Holder which are currently in effect or, to the extent allowed by law, under such applicable laws which may hereafter be in effect and which allow a higher maximum non-usurious interest rate than applicable laws now allow.

(p)          “Income Tax” means any tax that is based on, or computed with respect to, net income or earnings (and any franchise tax or tax on doing business imposed in lieu thereof) and all related interest and penalties.

(q)          “Indebtedness” of any Person means, without duplication (i) all indebtedness for borrowed money, (ii) all obligations issued, undertaken or assumed as the deferred purchase price of property or services (other than trade payables entered into in the ordinary course of business and not outstanding for more than 120 days after the date such payable was created), (iii) all reimbursement or payment obligations with respect to letters of credit, surety bonds and other similar instruments, (iv) all obligations evidenced by notes, bonds, debentures or similar instruments, including obligations so evidenced incurred in connection with the acquisition of property, assets or businesses, (v) all indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to any property or assets acquired with the proceeds of such indebtedness (even though the rights and remedies of the seller or bank under such agreement in the event of default are limited to repossession or sale of such property), (vi) all monetary obligations under any leasing or similar arrangement which, in accordance with GAAP consistently applied for the periods covered thereby, is classified as a “capital lease”, (vii) all indebtedness referred to in clauses (i) through (vi) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any mortgage, lien, pledge, charge, security interest or other encumbrance upon or in any property or assets (including accounts and contract rights) owned by any Person, even though the Person which owns such assets or property has not assumed or become liable for the payment of such indebtedness, and (viii) all Contingent Obligations in respect of indebtedness or obligations of others of the kinds referred to in clauses (i) through (vii) above.

(r)          “Inventory” means, with respect to any Person, all goods and merchandise of such Person, including, without limitation, all raw materials, work-in-process, packaging, supplies, materials and finished goods of every nature used or usable in connection with the shipping, storing, advertising or sale of such goods and merchandise, whether now owned or hereafter acquired, and all such other property the sale or other disposition of which would give rise to an Account Receivable or cash.

(s)          “IPO” means an initial offering of the Common Stock or any other equity securities of the Company pursuant to an effective registration statement filed under the Securities Act.

(t)          “Monthly Period” means each of: the period beginning on and including the first day of each month and ending on and including the last day of each month.

(u)          “Nexsan” means Nexsan Corporation.

(v)         “Options” means any rights, warrants or options to subscribe for or purchase Common Stock or Convertible Securities.

(w)          “Permitted Indebtedness” means (A) the principal of (and premium, if any), interest on, and all fees and other amounts (including, without limitation, any reasonable out-of-pocket costs, enforcement expenses (including reasonable out-of-pocket legal fees and disbursements), collateral protection expenses and other reimbursement or indemnity obligations relating thereto) payable by Company and/or its Subsidiaries under or in connection with any Indebtedness entered into by the Company and/or its Subsidiaries with one or more financial institutions, in form and substance reasonably satisfactory to the Holder, including, without limitation, the terms and conditions of any intercreditor arrangements relating to any Collateral securing both the Note and such Indebtedness; provided, however, that (1) the aggregate outstanding amount of such Indebtedness permitted hereunder (taking into account the maximum amounts which may be advanced under the loan documents evidencing such Indebtedness) does not at any time exceed US $500,000, (2) such Indebtedness does not provide at any time for the payment, prepayment, repayment, repurchase or defeasance, directly or indirectly, of any principal or premium, if any, thereon until ninety-one (91) days after the Maturity Date (as may be extended pursuant to Section 1) or later and (3) to the extent such Indebtedness is secured by any assets or equity interests held by the Company, such security interest shall be a second priority (or more junior priority) security interest, (B) unsecured Indebtedness incurred by the Company that is made expressly subordinate in right of payment to the Indebtedness evidenced by this Note, as reflected in a written agreement acceptable to the Holder and approved by the Holder in writing, and which Indebtedness does not provide at any time for the payment, prepayment, repayment, repurchase or defeasance, directly or indirectly, of any principal or premium, if any, thereon until ninety-one (91) days after the Maturity Date (as may be extended pursuant to Section 1) or later, (C) Indebtedness secured by Permitted Liens, (D) Contingent Obligations of the Company and/or its Subsidiaries consisting of guarantees or indemnities within the ordinary course of business of such Person or otherwise within the scope of the business plan of the Company (which business plan shall have been approved by the Holder in writing), (E) the Note, and (F) extensions, refinancings and renewals of items of Permitted Indebtedness set forth in clauses (A), (B) and (C), provided that the principal amount thereof is not increased or the terms thereof modified to impose more burdensome terms upon the Company or its Subsidiary, as the case may be.

(x)          “Permitted Investments” means marketable direct obligations issued or unconditionally guaranteed by the United States Government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case, maturing within six months from the date of acquisition thereof; provided, however, that, for avoidance of doubt, Permitted Investments shall not include any securities or other obligations issued by the Federal National Mortgage Association or the Federal Home Loan Mortgage Corporation or any successors thereto.

(y)          “Permitted Liens” means (i) any Lien for taxes not yet due or delinquent or being contested in good faith by appropriate proceedings for which adequate reserves have been established in accordance with GAAP, (ii) any statutory Lien arising in the ordinary course of business by operation of law with respect to a liability that is not yet due or delinquent, (iii) any Lien created by operation of law, such as materialmen’s liens, mechanics’ liens and other similar liens, arising in the ordinary course of business with respect to a liability that is not yet due or delinquent or that are being contested in good faith by appropriate proceedings, (iv) Liens (A) upon or in any equipment acquired or held by the Company or any of its Subsidiaries to secure the purchase price of such equipment or indebtedness incurred solely for the purpose of financing the acquisition or lease of such equipment, or (B) existing on such equipment at the time of its acquisition, provided that the Lien is confined solely to the property so acquired and improvements thereon, and the proceeds of such equipment, (v) Liens securing obligations arising under the Note, (vi) Liens incurred in connection with the extension, renewal or refinancing of the indebtedness secured by Liens of the type described in clauses (i) and (iv) above, provided that any extension, renewal or replacement Lien shall be limited to the property encumbered by the existing Lien and the principal amount of the Indebtedness being extended, renewed or refinanced does not increase, (vii) leases or subleases and licenses and sublicenses granted to others in the ordinary course of the Company’s business, not interfering in any material respect with the business of the Company and its Subsidiaries taken as a whole, (viii) Liens in favor of customs and revenue authorities arising as a matter of law to secure payments of custom duties in connection with the importation of goods and (ix) Liens arising from judgments, decrees or attachments in circumstances not constituting an Event of Default under Section 4(a)(ix).

(z)          “Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity and a government or any department or agency thereof.

(aa)         “Quarterly Period” means each of: the period beginning on and including January 1 and ending on and including March 31, the period beginning on and including April 1 and ending on and including June 30, the period beginning on and including July 1 and ending on September 30 and the period beginning on and including October 1 and ending on and including December 31.

(bb)         “Stock Purchase Agreement” means that certain Stock Purchase Agreement entered into as of November ___, 2016, by and between Imation Corp. (as Seller thereunder) and the Company (as Purchaser thereunder), pursuant to which this Note was issued.

(cc)         “Subsidiary” means any entity in which the Company, directly or indirectly, owns capital stock or holds an equity or similar interest of such entity.

(dd)         “Successor Entity” means the Person, which may be the Company, formed by, resulting from or surviving any Fundamental Transaction or the Person with which such Fundamental Transaction shall have been made.

IN WITNESS WHEREOF, the Company has caused this Note to be duly executed as of the Issuance Date set out above.

NXSN Acquisition Corp.

By:
Name:
Title:

AGREED AND ACCEPTED

as of the ____ day of [            ], 2017

IMATION CORP.

By:
Name:
Title:

SCHEDULE 13(e)

Investments

SCHEDULE 13(g)

Nature of Business

EXHIBIT A

NXSN ACQUISITION CORP.

CONVERSION NOTICE

Reference is made to the Senior Secured Convertible Note (the “Note”) issued to the undersigned by [NXSN Acquisition Corp.] (the “Company”). In accordance with and pursuant to the Note, the undersigned hereby elects to convert the Conversion Amount (as defined in the Note) of the Note indicated below into shares of common stock, par value $0.001 per share (the “Common Stock”), as of the date specified below.

Date of Conversion:

Aggregate Conversion Amount to be converted:

Please confirm the following information:

Conversion Price:

Number of shares of Common Stock to be issued:

Please issue the Common Stock into which the Note is being converted in the following name and to the following address:

Issue to:

Facsimile Number:

Authorization:

By:

Title:

Dated:

Account Number:

(if electronic book entry transfer)

Transaction Code Number:

(if electronic book entry transfer)

GUARANTY AND SECURITY AGREEMENT

Dated as of [Closing Date under SPA]

by and among

NxSN Acquisition Corp.

and

Nexsan corporation

and

Each Other Grantor
From Time to Time Party Hereto

and

IMATION CORP.,
as Lender

 i

 ii

ANNEXES AND SCHEDULES

Annex 1	Form of Pledge Amendment
Annex 2	Form of Joinder Agreement
Annex 3	Form of Intellectual Property Security Agreement

Schedule 1	Commercial Tort Claims
Schedule 2	Filings
Schedule 3	Location of Inventory, Equipment, Books and Records
Schedule 4	Pledged Collateral
Schedule 5	Intellectual Property

 iii

GUARANTY AND SECURITY AGREEMENT, dated as of [Closing Date under SPA], by NXSN Acquisition Corp., a Delaware corporation (“Borrower”), and Nexsan Corporation, a Delaware corporation ( “Nexsan”), and each of the other entities listed on the signature pages hereof or that becomes a party hereto pursuant to Section 8.6 (together with Nexsan and the Borrower, the “Grantors” and each, a “Grantor”), Imation Corp., a Delaware corporation ( “Lender” or “Secured Party”).

WITNESSETH:

WHEREAS, pursuant to the Senior Secured Convertible Note dated as of the date hereof (as the same may be amended, restated, supplemented and/or modified from time to time, the “Note”) issued by the Borrower in favor of Lender, whereby the Borrower agreed to certain repayment terms for amounts owing to Lender (the “Loan”) upon the terms and subject to the conditions set forth therein;

WHEREAS, each Grantor has agreed to guaranty the obligations of Borrower under the Note (the “Obligations”) and secure all of their Obligations under the Note by granting to Lender a security interest in and lien upon substantially all of their Property;

WHEREAS, each Grantor will derive substantial direct and indirect benefits from the making of the extensions of credit under the Note; and

WHEREAS, it is a condition precedent to the obligation of the Lender to make its extension of credit to the Borrower under the Note that the Grantors shall have executed and delivered this Agreement to Lender;

NOW, THEREFORE, in consideration of the premises and to induce the Lender to enter into the Loan Documents and to induce the Lender to make its extension of credit to the Borrower thereunder, each Grantor hereby agrees with Lender as follows:

ARTICLE I

DEFINED TERMS

Section 1.1           Definitions. (a) Capitalized terms used herein without definition are used as defined in the Note.

(b)          The following terms have the meanings given to them in the UCC and terms used herein without definition that are defined in the UCC have the meanings given to them in the UCC (such meanings to be equally applicable to both the singular and plural forms of the terms defined): “account”, “account debtor”, “as-extracted collateral”, “certificated security”, “chattel paper”, “commercial tort claim”, “commodity contract”, “deposit account”, “electronic chattel paper”, “equipment”, “farm products”, “fixture”, “general intangible”, “goods”, “health-care-insurance receivable”, “instruments”, “inventory”, “investment property”, “letter-of-credit right”, “proceeds”, “record”, “securities account”, “security”, “supporting obligation” and “tangible chattel paper”.

(c)          The following terms shall have the following meanings:

“Agreement” means this Guaranty and Security Agreement.

“Applicable IP Office” means the United States Patent and Trademark Office, the United States Copyright Office or any similar office or agency within or outside the United States.

“Cash Collateral Account” means a deposit account or securities account subject, in each instance, to a Control Agreement.

“Cash Equivalents” means (a) any readily-marketable securities (i) issued by, or directly, unconditionally and fully guaranteed or insured by the United States federal government or (ii) issued by any agency of the United States federal government the obligations of which are fully backed by the full faith and credit of the United States federal government, (b) any readily-marketable direct obligations issued by any other agency of the United States federal government, any state of the United States or any political subdivision of any such state or any public instrumentality thereof, in each case having a rating of at least “A-1” from S&P or at least “P-1” from Moody’s, (c) any commercial paper rated at least “A-1” by S&P or “P-1” by Moody’s and issued by any Person organized under the laws of any state of the United States, (d) any Dollar-denominated time deposit, insured certificate of deposit, overnight bank deposit or bankers’ acceptance issued or accepted by (i) any Lender or (ii) any commercial bank that is (A) organized under the laws of the United States, any state thereof or the District of Columbia, (B) “adequately capitalized” (as defined in the regulations of its primary federal banking regulators) and (C) has Tier 1 capital (as defined in such regulations) in excess of $250,000,000 and (e) shares of any United States money market fund that (i) has substantially all of its assets invested continuously in the types of investments referred to in clause (a), (b), (c) or (d) above with maturities as set forth in the proviso below, (ii) has net assets in excess of $500,000,000 and (iii) has obtained from either S&P or Moody’s the highest rating obtainable for money market funds in the United States; provided, however, that the maturities of all obligations specified in any of clauses (a), (b), (c) or (d) above shall not exceed 365 days.

“Collateral” has the meaning specified in Section 3.1.

“Contractual Obligations” means, as to any Person, any provision of any security (whether in the nature of Stock, Stock Equivalents or otherwise) issued by such Person or of any agreement, undertaking, contract, indenture, mortgage, deed of trust or other instrument, document or agreement (other than a Loan Document) to which such Person is a party or by which it or any of its Property is bound or to which any of its Property is subject.

“Control Agreement” means each agreement establishing control over such bank accounts and lockboxes of the Grantors with financial institutions reasonably satisfactory to Lender,

“Controlled Securities Account” means each securities account (including all financial assets held therein and all certificates and instruments, if any, representing or evidencing such financial assets) that is the subject of an effective Control Agreement.

2

“Copyright License” means any agreement now or hereafter in existence, providing for the grant by, or to, any rights (including, without limitation, the grant of rights for a party to be designated as an author or owner and/or to enforce, defend, use, display, copy, manufacture, distribute, exploit and sell, make derivative works, and require joinder in suit and/or receive assistance from another party) covered in whole or in part by a Copyright.

“Copyrights” means, collectively, all of the following of any Grantor: (i) all copyrights, works protectable by copyright, copyright registrations and copyright applications anywhere in the world, (ii) all derivative works, counterparts, extensions and renewals of any of the foregoing, (iii) all income, royalties, damages and payments now or hereafter due and/or payable under any of the foregoing or with respect to any of the foregoing, including, without limitation, damages or payments for past, present and future infringements, violations or misappropriations of any of the foregoing, (iv) the right to sue for past, present and future infringements, violations or misappropriations of any of the foregoing and (v) all rights corresponding to any of the foregoing throughout the world.

“Domestic Subsidiary” means any Subsidiary incorporated, organized or otherwise formed under the laws of the United States, any state thereof or the District of Columbia.

“Excluded Equity” means any voting stock in excess of 65% of the outstanding voting stock of any Excluded Foreign Subsidiary. For the purposes of this definition, “voting stock” means, with respect to any issuer, the issued and outstanding shares of each class of Stock of such issuer entitled to vote (within the meaning of Treasury Regulations § 1.956-2(c)(2)).

“Excluded Foreign Subsidiary” means a Foreign Subsidiary which is (a) a controlled foreign corporation (as defined in the Code) that has not guaranteed or pledged any of its assets to secure, or with respect to which there shall not have been pledged two-thirds or more of the voting Stock and Stock Equivalents to secure, any Indebtedness (other than the Loan) of a Grantor or (b) a Foreign Subsidiary owned by a Foreign Subsidiary described in clause (a) of this definition.

“Excluded Property” means, collectively, (i) Excluded Equity, (ii) any permit or license or any Contractual Obligation entered into by any Grantor (A) that prohibits or requires the consent of any Person other than the Borrower and its Affiliates which has not been obtained as a condition to the creation by such Grantor of a Lien on any right, title or interest in such permit, license or Contractual Obligation or any Stock or Stock Equivalent related thereto or (B) to the extent that any Requirement of Law applicable thereto prohibits the creation of a Lien thereon, but only, with respect to the prohibition in (A) and (B), to the extent, and for as long as, such prohibition is not terminated or rendered unenforceable or otherwise deemed ineffective by the UCC or any other Requirement of Law, (iii) Property owned by any Grantor that is subject to a purchase money Lien or a capital lease permitted under the Note if the Contractual Obligation pursuant to which such Lien is granted (or in the document providing for such capital lease) prohibits or requires the consent of any Person other than the Borrower and its Affiliates which has not been obtained as a condition to the creation of any other Lien on such equipment and (iv) any “intent to use” Trademark applications for which a statement of use has not been filed (but only until such statement is filed); provided, however, “Excluded Property” shall not include any proceeds, products, substitutions or replacements of Excluded Property (unless such proceeds, products, substitutions or replacements would otherwise constitute Excluded Property).

3

“Foreign Subsidiary” means, with respect to any Person, a Subsidiary of such Person, which Subsidiary is not a Domestic Subsidiary.

“Fraudulent Transfer Laws” has the meaning set forth in Section 2.2.

“Governmental Authority” means any nation, sovereign or government, any state or other political subdivision thereof, any agency, authority or instrumentality thereof and any entity or authority exercising executive, legislative, taxing, judicial, regulatory or administrative functions of or pertaining to government, including any state attorney general, state Medicaid fraud unit, central bank, stock exchange, regulatory body, arbitrator, public sector entity, supra-national entity (including the European Union and the European Central Bank), any self-regulatory organization (including the National Association of Insurance Commissioners) and any Medicare administrator or other contractor acting on behalf of a Governmental Authority, including any recovery audit contractor or zone program integrity contractor.

“Guaranteed Obligations” has the meaning set forth in Section 2.1.

“Guarantor” means each Grantor.

“Guaranty” means the guaranty of the Guaranteed Obligations made by the Guarantors as set forth in this Agreement.

“Intellectual Property” means, collectively, all of the following of any Grantor: (i) all systems software and applications software (including source code and object code), all documentation for such software, including, without limitation, user manuals, flowcharts, functional specifications, operations manuals, and all formulas, processes, ideas and know-how embodied in any of the foregoing, (ii) concepts, discoveries, improvements and ideas, know-how, technology, reports, design information, Trade Secrets, practices, specifications, test procedures, maintenance manuals, research and development, inventions (whether or not patentable), blueprints, drawings, data, customer lists, catalogs, and all physical embodiments of any of the foregoing, (iii) Patents and Patent Licenses, Copyrights and Copyright Licenses, Trademarks and Trademark Licenses and (iv) other agreements with respect to any rights in any of the items described in the foregoing clauses (i), (ii), and (iii).

“Internet Domain Name” means all right, title and interest (and all related IP Ancillary Rights) arising under any Requirement of Law in or relating to Internet domain names.

“IP Agreement” means any license or other written agreement under which any Grantor’s right to use any Material Intellectual Property arose or pursuant to which such Grantor licenses or otherwise distributes any Material Intellectual Property to any third party, including, without limitation, all Copyright Licenses, Patent Licenses and Trademark Licenses.

“Loan Documents” means this Agreement, the Note, the Control Agreement and any other agreement, document, certificate or other instrument delivered in connection with the transactions contemplated hereby and thereby to which the Lender is a party.

4

“Material Intellectual Property” means (i) all Intellectual Property consisting of patents and related items listed in Schedule 5 hereto and (ii) all Intellectual Property that is owned by or licensed to a Grantor and used in the Grantor’s business.

“Ordinary Course of Business” means, in respect of any transaction involving any Person, the ordinary course of such Person’s business, as conducted by any such Person in accordance with past practice and undertaken by such Person in good faith and not for purposes of evading any covenant or restriction in any Loan Document.

“Organization Documents” means, (a) for any corporation, the certificate or articles of incorporation, the bylaws, any certificate of determination or instrument relating to the rights of preferred shareholders of such corporation, and any shareholder rights agreement, (b) for any partnership, the partnership agreement and, if applicable, certificate of limited partnership, (c) for any limited liability company, the operating agreement and articles or certificate of formation or (d) any other document setting forth the manner of election or duties of the officers, directors, managers or other similar persons, or the designation, amount or relative rights, limitations and preference of the Stock of a Person.

“Patent License” means any agreement, now or hereafter in existence, providing for the grant by, or to, any Grantor of any rights (including, without limitation, the right for a party to be designated as an owner and/or to enforce, defend, make, have made, make improvements, manufacture, use, sell, import, export, and require joinder in suit and/or receive assistance from another party) covered in whole or in part by a Patent.

“Patents” means collectively, all of the following of any Grantor: (i) all patents, all inventions and patent applications anywhere in the world, (ii) all improvements, counterparts, reissues, divisional, re-examinations, extensions, continuations (in whole or in part) and renewals of any of the foregoing and improvements thereon, (iii) all income, royalties, damages or payments now or hereafter due and/or payable under any of the foregoing or with respect to any of the foregoing, including, without limitation, damages or payments for past, present or future infringements, violations or misappropriations of any of the foregoing, (iv) the right to sue for past, present and future infringements, violations or misappropriations of any of the foregoing and (v) all rights corresponding to any of the foregoing throughout the world.

“Person” means any individual, partnership, corporation (including a business trust and a public benefit corporation), professional corporation or association, joint stock company, estate, association, firm, enterprise, trust, limited liability company, unincorporated association, joint venture and any other entity or Governmental Authority.

“Pledged Certificated Stock” means all certificated securities and any other Stock or Stock Equivalent of any Person evidenced by a certificate, instrument or other similar document (as defined in the UCC), in each case owned by any Grantor, and any distribution of property made on, in respect of or in exchange for the foregoing from time to time, including all Stock and Stock Equivalents listed on Schedule 4. Pledged Certificated Stock excludes any Excluded Property and any Cash Equivalents that are not held in Controlled Securities Accounts to the extent permitted by Section 5.10 hereof.

5

“Pledged Collateral” means, collectively, the Pledged Stock and the Pledged Debt Instruments.

“Pledged Debt Instruments” means all right, title and interest of any Grantor in instruments evidencing any Indebtedness owed to such Grantor or other obligations owed to such Grantor, and any distribution of property made on, in respect of or in exchange for the foregoing from time to time, including all Indebtedness described on Schedule 4, issued by the obligors named therein. Pledged Debt Instruments excludes any Cash Equivalents that are not held in Controlled Securities Accounts to the extent permitted by Section 5.10 hereof.

“Pledged Investment Property” means any investment property of any Grantor, and any distribution of property made on, in respect of or in exchange for the foregoing from time to time, other than any Pledged Stock or Pledged Debt Instruments. Pledged Investment Property excludes any Cash Equivalents that are not held in Controlled Securities Accounts to the extent permitted by Section 5.10 hereof.

“Pledged Stock” means all Pledged Certificated Stock and all Pledged Uncertificated Stock.

“Pledged Uncertificated Stock” means any Stock or Stock Equivalent of any Person that is not Pledged Certificated Stock, including all right, title and interest of any Grantor as a limited or general partner in any partnership not constituting Pledged Certificated Stock or as a member of any limited liability company, all right, title and interest of any Grantor in, to and under any Organization Document of any partnership or limited liability company to which it is a party, and any distribution of property made on, in respect of or in exchange for the foregoing from time to time, including in each case those interests set forth on Schedule 4, to the extent such interests are not certificated. Pledged Uncertificated Stock excludes any Excluded Property and any Cash Equivalents that are not held in Controlled Securities Accounts to the extent permitted by Section 5.10 hereof.

“Property” means any interest in any kind of property or asset, whether real, personal or mixed, and whether tangible or intangible.

“Requirement of Law” means, with respect to any Person, the common law and any federal, state, local, foreign, multinational or international laws, statutes, codes, treaties, standards, rules and regulations, guidelines, ordinances, orders, judgments, writs, injunctions, decrees (including administrative or judicial precedents or authorities) and the interpretation or administration thereof by, and other determinations, directives, requirements or requests of, any Governmental Authority, in each case whether or not having the force of law and that are applicable to or binding upon such Person or any of its Property or to which such Person or any of its Property is subject.

“Related Persons” means, with respect to any Person, each Affiliate of such Person and each director, officer, employee, agent, sub-agent, trustee, representative, attorney, accountant and each insurance, environmental, legal, financial and other advisor (including those retained in connection with the satisfaction or attempted satisfaction of any condition set forth in Article III) and other consultants and agents of or to such Person or any of its Affiliates.

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“Secured Obligations” has the meaning set forth in Section 3.2.

“Securities Act” means the Securities Act of 1933 (as amended).

“Software” means (a) all computer programs, including source code and object code versions, (b) all data, databases and compilations of data, whether machine readable or otherwise, and (c) all documentation, training materials and configurations related to any of the foregoing.

“Stock” means all shares of capital stock (whether denominated as common stock or preferred stock), equity interests, beneficial, partnership or membership interests, joint venture interests, participations or other ownership or profit interests in or equivalents (regardless of how designated) of or in a Person (other than an individual), whether voting or non-voting.

“Stock Equivalents” means all securities convertible into or exchangeable for Stock or any other Stock Equivalent and all warrants, options or other rights to purchase, subscribe for or otherwise acquire any Stock or any other Stock Equivalent, whether or not presently convertible, exchangeable or exercisable.

“Stock Purchase Agreement” means that certain Stock Purchase Agreement entered into as of November ___, 2016, by and between the Lender (as Seller thereunder) and the Borrower (as Purchaser thereunder), pursuant to which the Note was issued.

“Trademark License” means any agreement, now or hereafter in existence, providing for the grant by, or to, any Grantor of any rights in (including, without limitation, the right for a party to be designated as an owner and/or to enforce, defend, use, mark, police, and require joinder in suit and/or receive assistance from another party) covered in whole, or in part, by a Trademark.

“Trademarks” means, collectively, all of the following of any Grantor: (i) all trademarks, trade names, corporate names, company names, business names, fictitious business names, internet domain names, trade styles, service marks, logos, other business identifiers, whether registered or unregistered, all registrations and recordings thereof, and all applications in connection therewith (other than each United States application to register any trademark or service mark prior to the filing under applicable Law of a verified statement of use for such trademark or service mark) anywhere in the world, (ii) all counterparts, extensions and renewals of any of the foregoing, (iii) all income, royalties, damages and payments now or hereafter due and/or payable under any of the foregoing or with respect to any of the foregoing, including, without limitation, damages or payments for past, present or future infringements, violations, dilutions or misappropriations of any of the foregoing, (iv) the right to sue for past, present or future infringements, violations, dilutions or misappropriations of any of the foregoing and (v) all rights corresponding to any of the foregoing (including the goodwill) throughout the world.

“Trade Secret License” means any agreement, now or hereafter in existence, providing for the grant by, or to, any Grantor of any rights in (including without limitation, the right for a party to be designated as an owner and/or to enforce, defend, use, mark, police, and require joinder in suit and/or receive assistance from another party) covered in whole, or in part, by a Trade Secret.

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“Trade Secrets” mean all confidential and proprietary information, including, without limitation, know-how, trade secrets, manufacturing and production processes and techniques, inventions, research and development information, databases and data, including, without limitation, technical data, financial, marketing and business data, pricing and cost information, business and marketing plans and customer and supplier lists and information.

“UCC” means the Uniform Commercial Code as from time to time in effect in the State of Delaware; provided, however, that, in the event that, by reason of mandatory provisions of any applicable Requirement of Law, any of the attachment, perfection or priority of Lender’s security interest in any Collateral is governed by the Uniform Commercial Code of a jurisdiction other than the State of Delaware, “UCC” shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such attachment, perfection or priority and for purposes of the definitions related to or otherwise used in such provisions.

“Vehicles” means all vehicles covered by a certificate of title law of any state.

Section 1.2           Certain Other Terms.

(a)          The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms. References herein to an Annex, Schedule, Article, Section or clause refer to the appropriate Annex or Schedule to, or Article, Section or clause in this Agreement. Where the context requires, provisions relating to any Collateral when used in relation to a Grantor shall refer to such Grantor’s Collateral or any relevant part thereof.

(b)          Other Interpretive Provisions.

(i)          Defined Terms. Unless otherwise specified herein or therein, all terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto.

(ii)         The Agreement. The words “hereof”, “herein”, “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement.

(iii)        Certain Common Terms. The term “including” is not limiting and means “including without limitation.”

(iv)        Performance; Time. Whenever any performance obligation hereunder shall be stated to be due or required to be satisfied on a day other than a Business Day, such performance shall be made or satisfied on the next succeeding Business Day. In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including”; the words “to” and “until” each mean “to but excluding”, and the word “through” means “to and including.” If any provision of this Agreement refers to any action taken or to be taken by any Person, or which such Person is prohibited from taking, such provision shall be interpreted to encompass any and all means, direct or indirect, of taking, or not taking, such action.

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(v)         Contracts. Unless otherwise expressly provided herein, references to agreements and other contractual instruments, including this Agreement, the Note and any other Loan Documents, shall be deemed to include all subsequent amendments, thereto, restatements and substitutions thereof and other modifications and supplements thereto which are in effect from time to time, but only to the extent such amendments and other modifications are not prohibited by the terms of any Loan Document.

(vi)        Laws. References to any statute or regulation are to be construed as including all statutory and regulatory provisions related thereto or consolidating, amending, replacing, supplementing or interpreting the statute or regulation.

ARTICLE II

GUARANTY

Section 2.1           Guaranty. To induce the Lender to enter into the Loan Documents and to make the Loan to or for the benefit of one or more Grantors, each Guarantor hereby, jointly and severally, absolutely, unconditionally and irrevocably guarantees, as primary obligor and not merely as surety, the full and punctual payment when due, whether at stated maturity or earlier, by reason of acceleration, mandatory prepayment or otherwise in accordance with any Loan Document, of all the Obligations of the Borrower whether existing on the date hereof or hereinafter incurred or created (the “Guaranteed Obligations”). This Guaranty by each Guarantor hereunder constitutes a guaranty of payment and not of collection.

Section 2.2           Limitation of Guaranty. Any term or provision of this Guaranty or any other Loan Document to the contrary notwithstanding, the maximum aggregate amount for which any Guarantor shall be liable hereunder shall not exceed the maximum amount for which such Guarantor can be liable without rendering this Guaranty or any other Loan Document, as it relates to such Guarantor, subject to avoidance under applicable Requirements of Law relating to fraudulent conveyance or fraudulent transfer (including the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act and Section 548 of title 11 of the United States Code or any applicable provisions of comparable Requirements of Law) (collectively, “Fraudulent Transfer Laws”).Any analysis of the provisions of this Guaranty for purposes of Fraudulent Transfer Laws shall take into account the right of contribution established in Section 2.3 and, for purposes of such analysis, give effect to any discharge of intercompany debt as a result of any payment made under the Guaranty.

Section 2.3           Contribution. To the extent that any Guarantor shall be required hereunder to pay any portion of any Guaranteed Obligation exceeding the greater of (a) the amount of the value actually received by such Guarantor and its Subsidiaries from the Loan and other Obligations and (b) the amount such Guarantor would otherwise have paid if such Guarantor had paid the aggregate amount of the Guaranteed Obligations (excluding the amount thereof repaid by the Borrower that received the benefit of the funds advanced that constituted Guaranteed Obligations) in the same proportion as such Guarantor’s net worth on the date enforcement is sought hereunder bears to the aggregate net worth of all the Guarantors on such date, then such Guarantor shall be reimbursed by such other Guarantors for the amount of such excess, pro rata, based on the respective net worth of such other Guarantors on such date.

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Section 2.4           Authorization; Other Agreements. Lender is hereby authorized, without notice to or demand upon any Guarantor and without discharging or otherwise affecting the obligations of any Guarantor hereunder and without incurring any liability hereunder, from time to time, to do each of the following:

(a)          (i) modify, amend, supplement or otherwise change, (ii) accelerate or otherwise change the time of payment or (iii) waive or otherwise consent to noncompliance with, any Guaranteed Obligation or any Loan Document (to the extent the Lender may do so under the Note);

(b)          apply to the Guaranteed Obligations any sums by whomever paid or however realized to any Guaranteed Obligation in such order as provided in the Loan Documents;

(c)          refund at any time any payment received by any Secured Party in respect of any Guaranteed Obligation;

(d)          (i) sell, exchange, enforce, waive, substitute, liquidate, terminate, release, abandon, fail to perfect, subordinate, accept, substitute, surrender, exchange, affect, impair or otherwise alter or release any Collateral for any Guaranteed Obligation or any other guaranty therefor in any manner, (ii) receive, take and hold additional Collateral to secure any Guaranteed Obligation, (iii) add, release or substitute any one or more other Guarantors, makers or endorsers of any Guaranteed Obligation or any part thereof and (iv) otherwise deal in any manner with the Borrower or any other Guarantor, maker or endorser of any Guaranteed Obligation or any part thereof; and

(e)          settle, release, compromise, collect or otherwise liquidate the Guaranteed Obligations.

Section 2.5           Guaranty Absolute and Unconditional. Each Guarantor (other than the Borrower) hereby waives and agrees not to assert any defense, whether arising in connection with or in respect of any of the following or otherwise, and hereby agrees that its obligations under this Guaranty are irrevocable, absolute and unconditional and shall not be discharged as a result of or otherwise affected by any of the following (which may not be pleaded and evidence of which may not be introduced in any proceeding with respect to this Guaranty, in each case except as otherwise agreed in writing by Lender):

(a)          the invalidity or unenforceability of any obligation of the Borrower or any other Guarantor under any Loan Document or any other agreement or instrument relating thereto (including any amendment, consent or waiver thereto), or any security for, or other guaranty of, any Guaranteed Obligation or any part thereof, or the lack of perfection or continuing perfection or failure of priority of any security for the Guaranteed Obligations or any part thereof; provided, however, that none of the Borrower’s rights of set-off or recoupment under the Stock Purchase Agreement are hereby waived;

(b)          the absence of (i) any attempt to collect any Guaranteed Obligation or any part thereof from the Borrower or any other Guarantor or other action to enforce the same or (ii) any action to enforce any Loan Document or any Lien thereunder;

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(c)          the failure by any Person to take any steps to perfect and maintain any Lien on, or to preserve any rights with respect to, any Collateral;

(d)          any workout, insolvency, bankruptcy proceeding, reorganization, arrangement, liquidation or dissolution by or against the Borrower, any other Guarantor or any of the Borrower’s other Subsidiaries or any procedure, agreement, order, stipulation, election, action or omission thereunder, including any discharge or disallowance of, or bar or stay against collecting, any Guaranteed Obligation (or any interest thereon) in or as a result of any such proceeding;

(e)          any foreclosure, whether or not through judicial sale, and any other sale or other disposition of any Collateral or any election following the occurrence of an Event of Default by any Secured Party to proceed separately against any Collateral in accordance with such Secured Party’s rights under any applicable Requirement of Law; or

(f)          any other defense, setoff, counterclaim or any other circumstance that might otherwise constitute a legal or equitable discharge of the Borrower, any other Guarantor or any other Subsidiary of the Borrower, in each case other than the payment in full of the Guaranteed Obligations.

Section 2.6           Waivers. Each Guarantor (other than the Borrower) hereby unconditionally and irrevocably waives and agrees not to assert any claim, defense, setoff or counterclaim based on diligence, promptness, presentment, requirements for any demand or notice hereunder including any of the following: (a) any demand for payment or performance and protest and notice of protest; (b) any notice of acceptance; (c) any presentment, demand, protest or further notice or other requirements of any kind with respect to any Guaranteed Obligation (including any accrued but unpaid interest thereon) becoming immediately due and payable; and (d) any other notice in respect of any Guaranteed Obligation or any part thereof, and any defense arising by reason of any disability or other defense of the Borrower or any other Guarantor. Each Guarantor (other than the Borrower) further unconditionally and irrevocably agrees not to (x) enforce or otherwise exercise any right of subrogation or any right of reimbursement or contribution or similar right against the Borrower or any other Guarantor by reason of any Loan Document or any payment made thereunder or (y) assert any claim, defense, setoff or counterclaim it may have against any other Grantor or set off any of its obligations to such other Grantor against obligations of such Grantor to such Guarantor. No obligation of any Guarantor hereunder shall be discharged other than by complete performance. Each Guarantor further waives any right such Guarantor may have under any applicable Requirement of Law to require any Secured Party to seek recourse first against the Borrower or any other Person, or to realize upon any Collateral for any of the Obligations, as a condition precedent to enforcing such Guarantor’s liability and obligations under this Guaranty.

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Section 2.7           Reliance. Each Guarantor hereby assumes responsibility for keeping itself informed of the financial condition of the Borrower, each other Guarantor and any other guarantor, maker or endorser of any Guaranteed Obligation or any part thereof, and of all other circumstances bearing upon the risk of nonpayment of any Guaranteed Obligation or any part thereof that diligent inquiry would reveal, and each Guarantor hereby agrees that no Secured Party shall have any duty to advise any Guarantor of information known to it regarding such condition or any such circumstances. In the event any Secured Party, in its sole discretion, undertakes at any time or from time to time to provide any such information to any Guarantor, such Secured Party shall be under no obligation to (a) undertake any investigation not a part of its regular business routine, (b) disclose any information that such Secured Party, pursuant to accepted or reasonable commercial finance or banking practices, wishes to maintain confidential or (c) make any future disclosures of such information or any other information to any Guarantor.

ARTICLE III

GRANT OF SECURITY INTEREST

Section 3.1           Collateral. For the purposes of this Agreement, all of the following property now owned or at any time hereafter acquired by a Grantor or in which a Grantor now has or at any time in the future may acquire any right, title or interests is collectively referred to as the “Collateral”:

(a)          all accounts, chattel paper, deposit accounts, documents (as defined in the UCC), equipment, goods, money, general intangibles, instruments, Intellectual Property, inventory, investment property, letter of credit rights, Software, all insurance policies covering the Collateral, and any supporting obligations related to any of the foregoing;

(b)          the commercial tort claims described on Schedule 1 and on any supplement thereto received by Lender pursuant to Section 5.9;

(c)          all books and records pertaining to the other property described in this Section 3.1;

(d)          all property of such Grantor held by any Secured Party, including all property of every description, in the custody of or in transit to such Secured Party for any purpose, including safekeeping, collection or pledge, for the account of such Grantor or as to which such Grantor may have any right or power, including but not limited to cash;

(e)          all other goods (including but not limited to fixtures) and personal property of such Grantor, whether tangible or intangible and wherever located; and

(f)          to the extent not otherwise included, all proceeds of the foregoing;

Section 3.2           Grant of Security Interest in Collateral. Each Grantor, as collateral security for the prompt and complete payment and performance when due (whether at stated maturity, by acceleration or otherwise) of the Obligations (the “Secured Obligations”), hereby mortgages, pledges and hypothecates to Lender, for the benefit of the Lender, and grants to Lender, for the benefit of the Lender, a Lien on and security interest in, all of its right, title and interest in, to and under the Collateral of such Grantor; provided, however, notwithstanding the foregoing, no Lien or security interest is hereby granted on any Excluded Property; provided, further, that if and when any property shall cease to be Excluded Property, a Lien on and security interest in such property shall be deemed granted therein. Each Grantor hereby represents and warrants that the Excluded Property, when taken as a whole, is not material to the business operations or financial condition of the Grantors, taken as a whole.

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ARTICLE IV

Representations and Warranties

To induce the Lender to enter into the Loan Documents, each Grantor hereby represents and warrants each of the following to Lender:

Section 4.1           Title; No Other Liens. Except for the Lien granted to Lender pursuant to this Agreement and other Permitted Liens (except for those Permitted Liens not permitted to exist on any Collateral) under any Loan Document (including Section 4.2), such Grantor owns each item of the Collateral free and clear of any and all Liens or claims of others. Such Grantor (a) is the sole, record and beneficial owner of the Collateral pledged by it hereunder constituting instruments or certificates and (b) has rights in or the power to transfer each other item of Collateral in which a Lien is granted by it hereunder, free and clear of any other Lien other than Permitted Liens. Such Grantor is the sole and exclusive owner of all Intellectual Property pledged by it hereunder and no Intellectual Property pledged by such Grantor is jointly owned.

Section 4.2           Perfection and Priority. The security interest granted pursuant to this Agreement constitutes a valid and continuing perfected security interest in favor of Lender in all Collateral subject, for the following Collateral, to the occurrence of the following: (a) in the case of all Collateral in which a security interest may be perfected by filing a financing statement under the UCC, the completion of the filings and other actions specified on Schedule 2 (which, in the case of all filings and other documents referred to on such schedule, have been delivered to Lender in completed and duly authorized form), (b) with respect to any deposit account, the execution of Control Agreements, (c) in the case of all Copyrights, Trademarks and Patents for which UCC filings are insufficient, all appropriate filings having been made with the United States Copyright Office or the United States Patent and Trademark Office, as applicable, and all required fees and taxes to maintain and protect such Grantor’s interest in the Intellectual Property having been paid, (d) in the case of letter-of-credit rights that are not supporting obligations of Collateral, the execution of a Contractual Obligation granting control to Lender over such letter-of-credit rights, (e) in the case of electronic chattel paper, the completion of all steps necessary to grant control to Lender over such electronic chattel paper and (f) in the case of Vehicles, the actions required under Section 5.1(e). Such security interest shall be prior to all other Liens on the Collateral except for Permitted Liens having priority over Lender’s Lien by operation of law upon (i) in the case of all Pledged Certificated Stock, Pledged Debt Instruments and Pledged Investment Property, the delivery thereof to Lender of such Pledged Certificated Stock, Pledged Debt Instruments and Pledged Investment Property consisting of instruments and certificates, in each case properly endorsed for transfer to Lender or in blank, (ii) in the case of all Pledged Investment Property not in certificated form, the execution of Control Agreements with respect to such investment property and (iii) in the case of all other instruments and tangible chattel paper that are not Pledged Certificated Stock, Pledged Debt Instruments or Pledged Investment Property, the delivery thereof to Lender of such instruments and tangible chattel paper. Except as set forth in this Section 4.2, all actions by each Grantor necessary or desirable to protect and perfect the Lien granted hereunder on the Collateral have been duly taken.

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Section 4.3           Locations of Inventory, Equipment and Books and Records. On the date hereof, such Grantor’s inventory and equipment (other than inventory or equipment in transit) and books and records concerning the Collateral are kept at the locations listed on Schedule 3.

Section 4.4           Pledged Collateral. (a) The Pledged Stock pledged by such Grantor hereunder (i) is listed on Schedule 4 and constitutes that percentage of the issued and outstanding equity of all classes of each issuer thereof as set forth on Schedule 4, (ii) has been duly authorized, validly issued and is fully paid and non-assessable (other than Pledged Stock in limited liability companies and partnerships) and (iii) constitutes the legal, valid and binding obligation of the obligor with respect thereto, enforceable in accordance with its terms.

(b)          As of the Closing Date, all Pledged Collateral (other than Pledged Uncertificated Stock) and all Pledged Investment Property consisting of instruments and certificates has been delivered to Lender in accordance with Section 5.3(a).

(c)          Upon the occurrence and during the continuance of an Event of Default, Lender shall be entitled to exercise all of the rights of the Grantor granting the security interest in any Pledged Stock, and a transferee or assignee of such Pledged Stock shall become a holder of such Pledged Stock to the same extent as such Grantor and be entitled to participate in the management of the issuer of such Pledged Stock and, upon the transfer of the entire interest of such Grantor, such Grantor shall, by operation of law, cease to be a holder of such Pledged Stock.

Section 4.5           Instruments and Tangible Chattel Paper Formerly Accounts. No amount payable to such Grantor under or in connection with any account is evidenced by any instrument or tangible chattel paper that has not been delivered to Lender, properly endorsed for transfer, to the extent delivery is required by Section 5.6(a).

Section 4.6           Intellectual Property

(a)          Schedule 5 sets forth a true and complete list of the following Intellectual Property such Grantor owns, licenses or otherwise has the right to use: (i) Intellectual Property that is registered or subject to applications for registration, (ii) Internet Domain Names and (iii) Material Intellectual Property and Software, separately identifying that owned and licensed to such Grantor and including for each of the foregoing items (1) the owner, (2) the title, (3) the jurisdiction in which such item has been registered or otherwise arises or in which an application for registration has been filed, (4) as applicable, the registration or application number and registration or application date and (5) any IP Agreements or other rights (including franchises) granted by the Grantor with respect thereto.

(b)          On the Closing Date, all Material Intellectual Property owned by such Grantor is valid, in full force and effect, subsisting, unexpired and enforceable, and no Material Intellectual Property has been abandoned.

(c)          No breach or default of any IP Agreement shall be caused by any of the following, and none of the following shall limit or impair the ownership, use, validity or enforceability of, or any rights of such Grantor in, any Intellectual Property: (i) the consummation of the transactions contemplated by any Loan Document or (ii) any holding, decision, judgment or order rendered by any Governmental Authority.

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(d)          There are no pending (or, to the knowledge of such Grantor, threatened) actions, investigations, suits, proceedings, audits, claims, demands, orders or disputes challenging the ownership, use, validity, enforceability of, or such Grantor’s rights in, any Material Intellectual Property of such Grantor.

(e)          To such Grantor’s knowledge, no Person has been or is infringing, misappropriating, diluting, violating, conflicting with or otherwise impairing any Intellectual Property of such Grantor.

(f)          Such Grantor, and to such Grantor’s knowledge each other party thereto, is not in breach or default of any IP Agreement.

(g)          All applications pertaining to the Copyrights, Patents and Trademarks of each Grantor have been duly and properly filed, and all registrations or letters pertaining to such Copyrights, Patents and Trademarks have been duly and properly filed and issued.

(h)          No Grantor has made an assignment or agreement in conflict with the security interest in the Intellectual Property of any Grantor hereunder.

(i)          Each Grantor and each of its Subsidiaries, own, or possess the right to use, all of the Intellectual Property that is reasonably necessary for the operation of their respective businesses, without conflict with the rights of any other Person.

(j)          No slogan or other advertising device, product, process, method, substance, part or other material now employed, or now contemplated to be employed by any Grantor or any of its Subsidiaries infringes upon any rights held by any other Person.

(k)          With respect to each IP Agreement, (i) such IP Agreement is valid and binding and in full force and effect and represents the entire agreement between such Grantor and, to such Grantor’s knowledge, the other parties thereto with respect to the subject matter thereof, (ii) such IP Agreement will not cease to be valid and binding and in full force and effect on terms identical to those currently in effect as a result of the rights and interest granted herein, nor will the grant of such rights and interest constitute a breach or default under such IP Agreement or otherwise give any party thereto a right to terminate such IP Agreement, (iii) such Grantor has not received any written notice of termination or cancellation under such IP Agreement, (iv) such Grantor has not received any notice of a breach or default under such IP Agreement, which breach or default has not been cured, (v) such Grantor has not granted to any other third party any rights, adverse or otherwise, under such IP Agreement, except duly authorized licenses and sublicenses and as permitted under the Loan Documents, and (vii) neither such Grantor nor, to such Grantor’s knowledge, any other party to such IP Agreement is in breach or default thereof in any respect, and no event has occurred that, with notice or lapse of time or both, would constitute such a breach or default or permit termination, modification or acceleration under such IP Agreement. Except as set forth in Schedule 5, none of the Intellectual Property owned or used by such Grantor in the operation of such Grantor’s business as presently conducted or intended to be conducted is the subject of any IP Agreement.

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Section 4.7           Commercial Tort Claims. The only commercial tort claims of any Grantor existing on the date hereof (regardless of whether the amount, defendant or other facts can be determined and regardless of whether such commercial tort claim has been asserted, threatened or has otherwise been made known to the obligee thereof or whether litigation has been commenced for such claims) are those listed on Schedule 1, which sets forth such information separately for each Grantor.

Section 4.8           Specific Collateral. None of the Collateral is or is proceeds or products of farm products, as-extracted collateral, health-care-insurance receivables or timber to be cut.

Section 4.9           Enforcement. No Permit, notice to or filing with any Governmental Authority or any other Person or any consent from any Person is required for the exercise by Lender of its rights (including voting rights) provided for in this Agreement or the enforcement of remedies in respect of the Collateral pursuant to this Agreement, including the transfer of any Collateral, except (i) as may be required in connection with the disposition of any portion of the Pledged Collateral by laws affecting the offering and sale of securities generally or any approvals that may be required to be obtained from any bailees or landlords to collect the Collateral, and (ii) any restrictions on foreclosure and transfer of any IP Agreements under which Grantors are licensees or any other Contractual Obligations of Grantors (not in any event applying to Intellectual Property owned by any Grantor) which require third party consents for transfer of Grantors’ rights and obligations thereunder.

Section 4.10         Exception. Notwithstanding anything in this Agreement or any other Loan Document to the contrary, no misrepresentation or breach of any representation or warranty made by the Borrower, or any other Grantor in this Agreement or in any of the other Loan Documents shall constitute an Event of Default if such misrepresentation or breach was due to (in whole or in part) a misrepresentation or breach of any representation or warranty made by the Lender in the Stock Purchase Agreement.

ARTICLE V

Covenants

Each Grantor agrees with Lender to the following, as long as any Obligation remains outstanding (other than contingent indemnification Obligations to the extent no claim giving rise thereto has been asserted):

Section 5.1           Maintenance of Perfected Security Interest; Further Documentation and Consents. (a) Generally. Such Grantor shall (i) not use or permit any Collateral to be used unlawfully or in violation of any provision of any Loan Document, any Requirement of Law or any policy of insurance covering the Collateral and (ii) not enter into any Contractual Obligation or undertaking restricting the right or ability of such Grantor or Lender to sell, assign, convey or transfer any Collateral.

(b)          Such Grantor shall maintain the security interest created by this Agreement as a perfected security interest having at least the priority described in Section 4.2 and shall defend such security interest and such priority against the claims and demands of all Persons.

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(c)          Such Grantor shall furnish to Lender from time to time statements and schedules further identifying and describing the Collateral and such other documents in connection with the Collateral as Lender may reasonably request, all in reasonable detail and in form and substance satisfactory to Lender.

(d)          At any time and from time to time, upon the written request of Lender, such Grantor shall, for the purpose of obtaining or preserving the full benefits of this Agreement and of the rights and powers herein granted, (i) promptly and duly execute and deliver, and have recorded, such further documents, including an authorization to file (or, as applicable, the filing) of any financing statement or amendment under the UCC (or other filings under similar Requirements of Law) in effect in any jurisdiction with respect to the security interest created hereby and (ii) take such further action as Lender may reasonably request, including (A) using its commercially reasonable best efforts to secure all approvals necessary or appropriate for the assignment to or for the benefit of Lender of any Contractual Obligation, including any IP Agreement, held by such Grantor and to enforce the security interests granted hereunder and (B) executing and delivering any Control Agreements with respect to deposit accounts and securities accounts.

(e)          If requested by Lender, the Grantor shall arrange for Lender’s first priority security interest to be noted on the certificate of title of each Vehicle and shall file any other necessary documentation in each jurisdiction that Lender shall deem advisable to perfect its security interests in any Vehicle.

(f)          To ensure that a Lien and security interest is granted on any of the Excluded Property set forth in clause (ii) of the definition of “Excluded Property”, such Grantor shall use its commercially reasonable best efforts to obtain any required consents from any Person other than the Borrower and its Affiliates with respect to any permit or license or any Contractual Obligation with such Person entered into by such Grantor that requires such consent as a condition to the creation by such Grantor of a Lien on any right, title or interest in such permit, license or Contractual Obligation or any Stock or Stock Equivalent related thereto.

Section 5.2           Changes in Locations, Name, Etc. Except upon 20 days’ prior written notice to Lender and delivery to Lender of (a) all documents reasonably requested by Lender to maintain the validity, perfection and priority of the security interests provided for herein and (b) if applicable, a written supplement to Schedule 3 showing any additional locations at which inventory or equipment shall be kept, such Grantor shall not do any of the following:

(i)          permit any inventory or equipment to be kept at a location other than those listed on Schedule 3, except for inventory or equipment in transit; or

(ii)         change its legal name or organizational identification number, if any, or corporation, limited liability company, partnership or other organizational structure to such an extent that any financing statement filed in connection with this Agreement would become misleading.

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Section 5.3           Pledged Collateral. (a) Delivery of Pledged Collateral. Such Grantor shall (i) deliver to Lender, in suitable form for transfer and in form and substance satisfactory to Lender, (A) all Pledged Certificated Stock, (B) all Pledged Debt Instruments and (C) all certificates and instruments evidencing Pledged Investment Property and (ii) maintain all other Pledged Investment Property in a Controlled Securities Account.

(b)          Event of Default. During the continuance of an Event of Default, Lender shall have the right, at any time in its discretion and without notice to the Grantor, to (i) transfer to or to register in its name or in the name of its nominees any Pledged Collateral or any Pledged Investment Property and (ii) exchange any certificate or instrument representing or evidencing any Pledged Collateral or any Pledged Investment Property for certificates or instruments of smaller or larger denominations.

(c)          Cash Distributions with respect to Pledged Collateral. Except as provided in Article VI and subject to the limitations set forth in the Note, such Grantor shall be entitled to receive all cash distributions paid in respect of the Pledged Collateral.

(d)          Voting Rights. Except as provided in Article VI, such Grantor shall be entitled to exercise all voting, consent and corporate, membership, partnership, limited liability company and similar rights with respect to the Pledged Collateral; provided, however, that no vote shall be cast, consent given or right exercised or other action taken by such Grantor that would impair the Collateral or be inconsistent with or result in any violation of any provision of any Loan Document.

(e)          UCC Section 8. To the extent any of the Pledged Collateral constitutes an “uncertificated security” (as defined in Section 8-102(a)(18) of the UCC), each Grantor shall cause the issuer thereof to acknowledge to the Lender the registration on the books of such issuer of the pledge and security interest hereby created in the manner required by Section 8-301(b) of the UCC.

(f)          Membership Interest.

(i)          No Pledged Stock that is Stock or Stock Equivalent in any limited liability company (the “Pledged Membership Interest”) shall be (i) held in a securities account as defined under Article 8 of the Uniform Commercial Code as in effect from time to time in the jurisdiction applicable to such limited liability company, (ii) dealt in or traded on an securities exchange or in a securities market, or (iii) an investment company security as defined under Article 8 of the Uniform Commercial Code as in effect from time to time in the jurisdiction applicable to such limited liability company. The pledge of any Pledged Membership Interest made by a Grantor hereunder shall be a pledge not only of profits and losses of the Person having issued the Pledged Membership Interest (the “Pledged LLC Entity”), but also a pledge of all rights and obligations of the Pledged LLC Entity. Such pledge or assignment shall include all voting, management and control rights and is not limited to economic rights.

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(ii)         No Pledged Membership Interest by its terms expressly provides that it is a “security” within the meaning of (i) Section 8-102(a)(15) of the Uniform Commercial Code as in effect from time to time in the State of Delaware and (ii) the Uniform Commercial Code of any other applicable jurisdiction that now or hereafter substantially includes the 1994 revisions to Article 8 thereof as adopted by the American Law Institute and the National Conference of Commissioners on Uniform State Laws and approved by the American Bar Association on February 14, 1995.

(iii)        Notwithstanding anything contained to the contrary in the LLC Agreement, until such time as the Obligations under the Note have been repaid in full:

(1)         Lender (or its designee) may, upon a foreclosure, sale or other transfer of any Pledged Membership Interest pursuant to this Agreement, (A) become a substitute member with respect to the Pledged Membership Interest subject to this Agreement, (B) exercise any and all voting rights allowed to the holder of any Pledged Membership Interest subject to this Agreement, (C) transfer its interest in the Pledged LLC Entity, subject to the provisions of this Agreement, and/or (D) succeed to all other rights or interests associated with any Pledged Membership Interest subject to this Agreement, or any part thereof, as may be provided in this Agreement;

(2)         no new or additional membership interest shall be created, issued, redeemed, exchanged, diluted or modified;

(3)         no Grantor shall sell, convey, transfer, assign, pledge, encumber, grant a security interest in or otherwise dispose of any Pledged Membership Interest, except as permitted by the LLC Agreement subject to the terms of the Loan Documents;

(4)         a Grantor shall give Lender not fewer than thirty (30) days prior written notice of any proposed change in the name of the Pledged LLC Entity or such Grantor and any proposed change in the location of any Pledged Membership Interest or of such records, and no Grantor will, without the prior written consent of Lender, move any Pledged Membership Interest or such records to a location not previously identified to Lender or keep duplicate records with respect to any Pledged Membership Interest at any address outside such county; and

(5)         except as it relates to Lender and as otherwise may be permitted under the LLC Agreement subject to the terms of the Loan Documents, no Grantor shall consent to or permit to occur the admission of any new member in the Pledged LLC Entity, or the issuance of any additional membership interests or any other equity interest in the Pledged LLC Entity that would have the effect of diluting such Grantor’s interest in the Pledged LLC Entity.

(iv)        Without limiting the generality of anything in the LLC Agreement, none of the following types of provisions will be deemed to restrict, or be applicable to, Lender or any other Secured Party in any way:

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(1)         confidentiality clauses;

(2)         transfer restrictions, including without limitation: (A) requirements to offer interests to the Pledged LLC Entity, to other members or to affiliates; (B) provisions that trigger offers or deem offers of interests to have been made; (C) provisions related to the purchase price of interests or the payment terms of a sale of interests; (D) provisions requiring consent from other members or managers to transfer interests; (E) drag along rights and tag along rights; (F) restrictions on transferring only a portion of a member’s interests; and (G) restrictions on transferring voting rights;

(3)         provisions waiving rights to maintain an action for dissolution or partition;

(4)         provisions requiring the consent of any person other than a member of the Pledged LLC Entity to amend the limited liability company operating agreement of the Pledged LLC Entity; or

(5)         clauses that provide: (A) that a creditor will have no rights under such LLC Agreement; or (B) that none of the provisions of such LLC Agreement are for the benefit of creditors or enforceable by a creditor.

Section 5.4           Accounts.

(a)          Such Grantor shall not, other than in the Ordinary Course of Business, (i) grant any extension of the time of payment of any account, (ii) compromise or settle any account for less than the full amount thereof, (iii) release, wholly or partially, any Person liable for the payment of any account, (iv) allow any credit or discount on any account or (v) amend, supplement or modify any account in any manner that could adversely affect the value thereof.

(b)          So long as an Event of Default is continuing, Lender shall have the right to make test verifications of the Accounts in any manner and through any medium that it reasonably considers advisable, and such Grantor shall furnish all such assistance and information as Lender may reasonably require in connection therewith. Upon Lender’s reasonable request, such Grantor shall cause independent public accountants or others satisfactory to Lender to furnish to Lender reports showing reconciliations, aging and test verifications of, and trial balances for, the accounts.

Section 5.5           Commodity Contracts. Such Grantor shall not have any commodity contract unless subject to a Control Agreement.

Section 5.6           Delivery of Instruments and Tangible Chattel Paper and Control of Investment Property, Letter-of-Credit Rights and Electronic Chattel Paper. (a) If any amount in excess of $10,000 payable under or in connection with any Collateral owned by such Grantor shall be or become evidenced by an instrument or tangible chattel paper other than such instrument delivered in accordance with Section 5.3(a) and in the possession of Lender, such Grantor shall mark all such instruments and tangible chattel paper with the following legend: “This writing and the obligations evidenced or secured hereby are subject to the security interest of Imation Corp., as Lender” and, at the request of Lender, shall immediately deliver such instrument or tangible chattel paper to Lender, duly indorsed in a manner satisfactory to Lender.

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(b)          Such Grantor shall not grant “control” (within the meaning of such term under Article 9-106 of the UCC) over any investment property to any Person other than Lender.

(c)          If such Grantor is or becomes the beneficiary of a letter of credit that is (i) not a supporting obligation of any Collateral and (ii) in excess of $10,000, such Grantor shall promptly, and in any event within 2 Business Days after becoming a beneficiary, notify Lender thereof and enter into a Contractual Obligation with Lender, the issuer of such letter of credit or any nominated person with respect to the letter-of-credit rights under such letter of credit. Such Contractual Obligation shall assign such letter-of-credit rights to Lender and such assignment shall be sufficient to grant control for the purposes of Section 9-107 of the UCC (or any similar section under any equivalent UCC). Such Contractual Obligation shall also direct all payments thereunder to a Cash Collateral Account. The provisions of the Contractual Obligation shall be in form and substance reasonably satisfactory to Lender.

(d)          If any amount in excess of $10,000 payable under or in connection with any Collateral owned by such Grantor shall be or become evidenced by electronic chattel paper, such Grantor shall take all steps necessary to grant Lender control of all such electronic chattel paper for the purposes of Section 9-105 of the UCC (or any similar section under any equivalent UCC) and all “transferable records” as defined in each of the Uniform Electronic Transactions Act and the Electronic Signatures in Global and National Commerce Act.

Section 5.7           Intellectual Property. (a) Within 30 days after any change to Schedule 5 for such Grantor, such Grantor shall provide Lender notification thereof and the short-form intellectual property agreements and assignments as described in this Section 5.7 and any other documents that Lender reasonably requests with respect thereto.

(b)          Such Grantor shall (and shall cause all its licensees to): (i) (1) continue to use each Trademark included in the Material Intellectual Property in order to maintain such Trademark in full force and effect with respect to each class of goods for which such Trademark is currently used, free from any claim of abandonment for non-use, (2) maintain at least the same standards of quality of products and services offered under such Trademark as are currently maintained, (3) use such Trademark with the appropriate notice of registration and all other notices and legends required by applicable Requirements of Law, (4) not adopt or use any other mark that is confusingly similar or a colorable imitation of such Trademark unless Lender shall obtain a perfected security interest in such mark pursuant to this Agreement and (ii) not do any act or omit to do any act whereby (A) such Trademark (or any goodwill associated therewith) may become destroyed, invalidated, impaired or harmed in any way, (B) any Patent included in the Material Intellectual Property may become forfeited, misused, unenforceable, abandoned or dedicated to the public, (C) any Trade Secret that is Material Intellectual Property may become publicly available or otherwise unprotectable, or (D) any Copyright may become invalidated, otherwise impaired or injected into the public domain.

(c)          Such Grantor shall not make any assignment or agreement in conflict with the security interest in the Intellectual Property of each Grantor hereunder (except as permitted by the Note).

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(d)          Such Grantor shall notify Lender immediately if it knows, or has reason to know, that any application or registration relating to any Intellectual Property may become forfeited, misused, unenforceable, abandoned or dedicated to the public, injected into the public domain or of any adverse determination or development regarding the validity or enforceability or such Grantor’s ownership of, interest in, right to use, register, own or maintain any Intellectual Property (including the institution of, or any such determination or development in, any proceeding relating to the foregoing in any Applicable IP Office). Such Grantor, at its own expense, shall take all actions that are necessary or reasonably requested by Lender, including, without limitation, in the Applicable IP Office, to maintain and pursue each application (and to obtain the relevant registration or recordation) and to maintain each registration and recordation included in the Material Intellectual Property, including, without limitation, the payment of required fees and taxes, the filing of responses to office actions issued by the Applicable IP Office or other Governmental Authorities, the filing of applications for renewal or extension, the filing of affidavits under Sections 8 and 15 of the U.S. Trademark Act, the filing of divisional, continuation, continuation-in-part, reissue and renewal applications or extensions, the payment of maintenance fees and the participation in interference, reexamination, opposition, cancellation, infringement and misappropriation proceedings.

(e)          Such Grantor shall not knowingly do any act or omit to do any act to infringe, misappropriate, dilute, violate or otherwise impair the Intellectual Property of any other Person. In the event that any Intellectual Property of such Grantor is or has been infringed, misappropriated, violated, diluted or otherwise impaired by a third party, such Grantor shall notify Lender immediately and take such action as it or the Lender reasonably deems appropriate under the circumstances in response thereto, including promptly bringing suit and recovering all damages therefor.

(f)          Grantor shall not sell or transfer any Intellectual Property.

(g)          Such Grantor shall execute and deliver to Lender in form and substance reasonably acceptable to Lender and suitable for (i) filing in the Applicable IP Office the short-form intellectual property security agreements in the form attached hereto as Annex 3 for all Copyrights, Trademarks, Patents and IP Agreements of such Grantor and (ii) recording with the appropriate Internet domain name registrar, a duly executed form of assignment for all Internet Domain Names of such Grantor (together with appropriate supporting documentation as may be requested by Lender).

(h)          Upon the request of Lender, such Grantor shall execute and deliver, and have recorded, any and all agreements, instruments, documents, and papers as Lender may request to evidence Lender’s Lien upon such registered Intellectual Property and the goodwill and general intangibles of such Grantor relating thereto or represented thereby consistent with the terms of this Agreement.

(i)          Such Grantor shall promptly notify Lender in writing if any Intellectual Property owned now or in the future ceases to be owned solely and exclusively by such Grantor.

Section 5.8           Notices. Such Grantor shall promptly notify Lender in writing of its acquisition of any interest hereafter in property that is of a type where a security interest or lien must be or may be registered, recorded or filed under, or notice thereof given under, any federal statute or regulation.

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Section 5.9           Notice of Commercial Tort Claims. Such Grantor agrees that, if it shall acquire any interest in any commercial tort claim (whether from another Person or because such commercial tort claim shall have come into existence), (i) such Grantor shall, immediately upon such acquisition, deliver to Lender, in each case in form and substance satisfactory to Lender, a notice of the existence and nature of such commercial tort claim and a supplement to Schedule 1 containing a specific description of such commercial tort claim, (ii) Section 3.1 shall apply to such commercial tort claim and (iii) such Grantor shall execute and deliver to Lender, in each case in form and substance satisfactory to Lender, any document, and take all other action, deemed by Lender to be reasonably necessary or appropriate for Lender to obtain a perfected security interest having at least the priority set forth in Section 4.2 in all such commercial tort claims. Any supplement to Schedule 1 delivered pursuant to this Section 5.9 shall, after the receipt thereof by Lender, become part of Schedule 1 for all purposes hereunder other than in respect of representations and warranties made prior to the date of such receipt.

Section 5.10         Controlled Securities Account. Each Grantor shall deposit all of its Cash Equivalents in securities accounts that are Controlled Securities Accounts except for Cash Equivalents the aggregate value of which does not exceed $10,000.

ARTICLE VI

Remedial Provisions

Section 6.1           Code and Other Remedies. (a) UCC Remedies. During the continuance of an Event of Default, Lender may exercise, in addition to all other rights and remedies granted to it in this Agreement and in any other instrument or agreement securing, evidencing or relating to any Secured Obligation, all rights and remedies of a secured party under the UCC or any other applicable law.

(b)          Disposition of Collateral. Without limiting the generality of the foregoing, Lender may, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law referred to below) to or upon any Grantor or any other Person (all and each of which demands, defenses, advertisements and notices are hereby waived), during the continuance of any Event of Default (personally or through its agents or attorneys), (i) enter upon the premises where any Collateral is located, without any obligation to pay rent, through self-help, without judicial process, without first obtaining a final judgment or giving any Grantor or any other Person notice or opportunity for a hearing on Lender’s claim or action, (ii) collect, receive, appropriate and realize upon any Collateral and (iii) sell, assign, convey, transfer, grant option or options to purchase and deliver any Collateral (enter into Contractual Obligations to do any of the foregoing), in one or more parcels at public or private sale or sales, at any exchange, broker’s board or office of any Secured Party or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk. Lender shall have the right, upon any such public sale or sales and, to the extent permitted by the UCC and other applicable Requirements of Law, upon any such private sale, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption of any Grantor, which right or equity is hereby waived and released.

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(c)          Management of the Collateral. Each Grantor further agrees, that, during the continuance of any Event of Default, (i) at Lender’s request, it shall assemble the Collateral and make it available to Lender at places that Lender shall reasonably select, whether at such Grantor’s premises or elsewhere, (ii) without limiting the foregoing, Lender also has the right to require that each Grantor store and keep any Collateral pending further action by Lender and, while any such Collateral is so stored or kept, provide such guards and maintenance services as shall be necessary to protect the same and to preserve and maintain such Collateral in good condition, (iii) until Lender is able to sell, assign, convey or transfer any Collateral, Lender shall have the right to hold or use such Collateral to the extent that it deems appropriate for the purpose of preserving the Collateral or its value or for any other purpose deemed appropriate by Lender and (iv) Lender may, if it so elects, seek the appointment of a receiver or keeper to take possession of any Collateral and to enforce any of Lender’s remedies, with respect to such appointment without prior notice or hearing as to such appointment. Lender shall not have any obligation to any Grantor to maintain or preserve the rights of any Grantor as against third parties with respect to any Collateral while such Collateral is in the possession of Lender.

(d)          Application of Proceeds. Lender shall apply the cash proceeds of any action taken by it pursuant to this Section 6.1, after deducting all reasonable costs and expenses of every kind incurred in connection therewith or incidental to the care or safekeeping of any Collateral or in any way relating to the Collateral or the rights of Lender and any other Secured Party hereunder, including reasonable attorneys’ fees and disbursements, to the payment in whole or in part of the Secured Obligations, as set forth in the Note, and only after such application and after the payment by Lender of any other amount required by any Requirement of Law, need Lender account for the surplus, if any, to any Grantor.

(e)          Direct Obligation. Neither Lender nor any other Secured Party shall be required to make any demand upon, or pursue or exhaust any right or remedy against, any Grantor or any other Person with respect to the payment of the Obligations or to pursue or exhaust any right or remedy with respect to any Collateral therefor or any direct or indirect guaranty thereof. All of the rights and remedies of Lender and any other Secured Party under any Loan Document shall be cumulative, may be exercised individually or concurrently and not exclusive of any other rights or remedies provided by any Requirement of Law. To the extent it may lawfully do so, each Grantor absolutely and irrevocably waives and relinquishes the benefit and advantage of, and covenants not to assert against Lender or any other Secured Party, any valuation, stay, appraisement, extension, redemption or similar laws and any and all rights or defenses it may have as a surety, now or hereafter existing, arising out of the exercise by them of any rights hereunder. If any notice of a proposed sale or other disposition of any Collateral shall be required by law, such notice shall be deemed reasonable and proper if given at least 10 days before such sale or other disposition.

(f)          Commercially Reasonable. To the extent that applicable Requirements of Law impose duties on Lender to exercise remedies in a commercially reasonable manner, each Grantor acknowledges and agrees that it is not commercially unreasonable for Lender to do any of the following:

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(i)          fail to incur significant costs, expenses or other Liabilities reasonably deemed as such by Lender to prepare any Collateral for disposition or otherwise to complete raw material or work in process into finished goods or other finished products for disposition;

(ii)         fail to obtain Permits, or other consents, for access to any Collateral to sell or for the collection or sale of any Collateral, or, if not required by other Requirements of Law, fail to obtain Permits or other consents for the collection or disposition of any Collateral;

(iii)        fail to exercise remedies against account debtors or other Persons obligated on any Collateral or to remove Liens on any Collateral or to remove any adverse claims against any Collateral;

(iv)        advertise dispositions of any Collateral through publications or media of general circulation, whether or not such Collateral is of a specialized nature, or to contact other Persons, whether or not in the same business as any Grantor, for expressions of interest in acquiring any such Collateral;

(v)         exercise collection remedies against account debtors and other Persons obligated on any Collateral, directly or through the use of collection agencies or other collection specialists, hire one or more professional auctioneers to assist in the disposition of any Collateral, whether or not such Collateral is of a specialized nature, or, to the extent deemed appropriate by Lender, obtain the services of other brokers, investment bankers, consultants and other professionals to assist Lender in the collection or disposition of any Collateral, or utilize Internet sites that provide for the auction of assets of the types included in the Collateral or that have the reasonable capacity of doing so, or that match buyers and sellers of assets to dispose of any Collateral;

(vi)        dispose of assets in wholesale rather than retail markets;

(vii)       disclaim disposition warranties, such as title, possession or quiet enjoyment; or

(viii)      purchase insurance or credit enhancements to insure Lender against risks of loss, collection or disposition of any Collateral or to provide to Lender a guaranteed return from the collection or disposition of any Collateral.

Each Grantor acknowledges that the purpose of this Section 6.1 is to provide a non-exhaustive list of actions or omissions that are commercially reasonable when exercising remedies against any Collateral and that other actions or omissions by any Secured Party shall not be deemed commercially unreasonable solely on account of not being indicated in this Section 6.1. Without limitation upon the foregoing, nothing contained in this Section 6.1 shall be construed to grant any rights to any Grantor or to impose any duties on Lender that would not have been granted or imposed by this Agreement or by applicable Requirements of Law in the absence of this Section 6.1.

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(g)          IP Agreements. For the purpose of enabling Lender to exercise rights and remedies under this Section 6.1 (including in order to take possession of, collect, receive, assemble, process, appropriate, remove, realize upon, sell, assign, convey, transfer or grant options to purchase any Collateral) at such time as Lender shall be lawfully entitled to exercise such rights and remedies, each Grantor hereby grants to Lender (i) an irrevocable, nonexclusive, worldwide license (exercisable without payment of royalty or other compensation to such Grantor), including in such license the right to sublicense, use and practice any Intellectual Property now owned or hereafter acquired by such Grantor and access to all media in which any of the licensed items may be recorded or stored and to all Software and programs used for the compilation or printout thereof and (ii) an irrevocable license (without payment of rent or other compensation to such Grantor) to use, operate and occupy all real Property owned, operated, leased, subleased or otherwise occupied by such Grantor.

Section 6.2           Accounts and Payments in Respect of General Intangibles. (a) In addition to, and not in substitution for, any similar requirement in the Note, if required by Lender at any time during the continuance of an Event of Default, any payment of accounts or payment in respect of general intangibles, when collected by any Grantor, shall be promptly (and, in any event, within 2 Business Days) deposited by such Grantor in the exact form received, duly indorsed by such Grantor to Lender, in a Cash Collateral Account, subject to withdrawal by Lender as provided in Section 6.4. Until so turned over, such payment shall be held by such Grantor in trust for Lender, segregated from other funds of such Grantor. Each such deposit of proceeds of accounts and payments in respect of general intangibles shall be accompanied by a report identifying in reasonable detail the nature and source of the payments included in the deposit.

(b)          At any time during the continuance of an Event of Default:

(i)          each Grantor shall, upon Lender’s request, deliver to Lender all original and other documents evidencing, and relating to, the Contractual Obligations and transactions that gave rise to any account or any payment in respect of general intangibles, including all original orders, invoices and shipping receipts and notify account debtors that the accounts or general intangibles have been collaterally assigned to Lender and that payments in respect thereof shall be made directly to Lender;

(ii)         Lender may, without notice, at any time, limit or terminate the authority of a Grantor to collect its accounts or amounts due under general intangibles or any thereof and, in its own name or in the name of others, communicate with account debtors to verify with them to Lender’s satisfaction the existence, amount and terms of any account or amounts due under any general intangible. In addition, Lender may at any time enforce such Grantor’s rights against such account debtors and obligors of general intangibles; and

(iii)        each Grantor shall take all actions, deliver all documents and provide all information necessary or reasonably requested by Lender to ensure any Internet Domain Name is registered.

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(c)          Anything herein to the contrary notwithstanding, each Grantor shall remain liable under each account and each payment in respect of general intangibles to observe and perform all the conditions and obligations to be observed and performed by it thereunder, all in accordance with the terms of any agreement giving rise thereto. No Secured Party shall have any obligation or liability under any agreement giving rise to an account or a payment in respect of a general intangible by reason of or arising out of any Loan Document or the receipt by any Secured Party of any payment relating thereto, nor shall any Secured Party be obligated in any manner to perform any obligation of any Grantor under or pursuant to any agreement giving rise to an account or a payment in respect of a general intangible, to make any payment, to make any inquiry as to the nature or the sufficiency of any payment received by it or as to the sufficiency of any performance by any party thereunder, to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts that may have been assigned to it or to which it may be entitled at any time or times.

Section 6.3           Pledged Collateral. (a) Voting Rights. During the continuance of an Event of Default, upon notice by Lender to the relevant Grantor or Grantors, Lender or its nominee may exercise (A) any voting, consent, corporate and other right pertaining to the Pledged Collateral at any meeting of shareholders, partners or members, as the case may be, of the relevant issuer or issuers of Pledged Collateral or otherwise and (B) any right of conversion, exchange and subscription and any other right, privilege or option pertaining to the Pledged Collateral as if it were the absolute owner thereof (including the right to exchange at its discretion any Pledged Collateral upon the merger, amalgamation, consolidation, reorganization, recapitalization or other fundamental change in the corporate or equivalent structure of any issuer of Pledged Stock, the right to deposit and deliver any Pledged Collateral with any committee, depositary, transfer agent, registrar or other designated agency upon such terms and conditions as Lender may determine), all without liability except to account for property actually received by it; provided, however, that Lender shall have no duty to any Grantor to exercise any such right, privilege or option and shall not be responsible for any failure to do so or delay in so doing.

(b)          Proxies. In order to permit Lender to exercise the voting and other consensual rights that it may be entitled to exercise pursuant hereto and to receive all dividends and other distributions that it may be entitled to receive hereunder, (i) each Grantor shall promptly execute and deliver (or cause to be executed and delivered) to Lender all such proxies, dividend payment orders and other instruments as Lender may from time to time reasonably request and (ii) without limiting the effect of clause (i) above, such Grantor hereby grants to Lender an irrevocable proxy to vote all or any part of the Pledged Collateral and to exercise all other rights, powers, privileges and remedies to which a holder of the Pledged Collateral would be entitled (including giving or withholding written consents of shareholders, partners or members, as the case may be, calling special meetings of shareholders, partners or members, as the case may be, and voting at such meetings), which proxy shall be effective, automatically and without the necessity of any action (including any transfer of any Pledged Collateral on the record books of the issuer thereof) by any other person (including the issuer of such Pledged Collateral or any officer or agent thereof) during the continuance of an Event of Default and which proxy shall only terminate upon the payment in full of the Secured Obligations (other than contingent indemnification obligations to the extent no claim giving rise thereto has been asserted).

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(c)          Authorization of Issuers. Each Grantor hereby expressly and irrevocably authorizes and instructs, without any further instructions from such Grantor, each issuer of any Pledged Collateral pledged hereunder by such Grantor to (i) comply with any instruction received by it from Lender in writing that states that an Event of Default is continuing and is otherwise in accordance with the terms of this Agreement and each Grantor agrees that such issuer shall be fully protected from Liabilities to such Grantor in so complying and (ii) unless otherwise expressly permitted hereby or the Note, pay any dividend or make any other payment with respect to the Pledged Collateral directly to Lender.

Section 6.4           Proceeds to be Turned over to and Held by Lender. Unless otherwise expressly provided in the Note or this Agreement, all proceeds of any Collateral received by any Grantor hereunder in cash or Cash Equivalents shall be held by such Grantor in trust for Lender, segregated from other funds of such Grantor, and shall, promptly upon receipt by any Grantor, be turned over to Lender in the exact form received (with any necessary endorsement). All such proceeds of Collateral and any other proceeds of any Collateral received by Lender in cash or Cash Equivalents shall be held by Lender in a Cash Collateral Account. All proceeds being held by Lender in a Cash Collateral Account (or by such Grantor in trust for Lender) shall continue to be held as collateral security for the Secured Obligations and shall not constitute payment thereof until applied as provided in the Note.

Section 6.5           Sale of Pledged Collateral. (a) Each Grantor recognizes that Lender may be unable to effect a public sale of any Pledged Collateral by reason of certain prohibitions contained in the Securities Act and applicable state or foreign securities laws or otherwise or may determine that a public sale is impracticable, not desirable or not commercially reasonable and, accordingly, may resort to one or more private sales thereof to a restricted group of purchasers that shall be obliged to agree, among other things, to acquire such securities for their own account for investment and not with a view to the distribution or resale thereof. Each Grantor acknowledges and agrees that any such private sale may result in prices and other terms less favorable than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner. Lender shall be under no obligation to delay a sale of any Pledged Collateral for the period of time necessary to permit the issuer thereof to register such securities for public sale under the Securities Act or under applicable state securities laws even if such issuer would agree to do so.

(b)          Each Grantor agrees to use its commercially reasonable best efforts to do or cause to be done all such other acts as may be necessary to make such sale or sales of any portion of the Pledged Collateral pursuant to Section 6.1 and this Section 6.5 valid and binding and in compliance with all applicable Requirements of Law. Each Grantor further agrees that a breach of any covenant contained herein will cause irreparable injury to Lender, that Lender has no adequate remedy at law in respect of such breach and, as a consequence, that each and every covenant contained herein shall be specifically enforceable against such Grantor, and such Grantor hereby waives and agrees not to assert any defense against an action for specific performance of such covenants except for a defense that no Event of Default has occurred under the Note. Each Grantor waives any and all rights of contribution or subrogation upon the sale or disposition of all or any portion of the Pledged Collateral by Lender.

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Section 6.6           Deficiency. Each Grantor shall remain liable for any deficiency if the proceeds of any sale or other disposition of any Collateral are insufficient to pay the Secured Obligations and the fees and disbursements of any attorney employed by Lender or any other Secured Party to collect such deficiency.

ARTICLE VII

Agent

Section 7.1           Lender’s Appointment as Attorney-in-Fact. (a) Each Grantor hereby irrevocably constitutes and appoints Lender and any Related Person thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of such Grantor and in the name of such Grantor or in its own name, for the purpose of carrying out the terms of the Loan Documents, to take any appropriate action and to execute any document or instrument that may be necessary or desirable to accomplish the purposes of the Loan Documents, and, without limiting the generality of the foregoing, each Grantor hereby gives Lender and its Related Persons the power and right, on behalf of such Grantor, without notice to or assent by such Grantor, to do any of the following when an Event of Default shall be continuing:

(i)          in the name of such Grantor, in its own name or otherwise, take possession of and indorse and collect any check, draft, note, acceptance or other instrument for the payment of moneys due under any account or general intangible or with respect to any other Collateral and file any claim or take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by Lender for the purpose of collecting any such moneys due under any account or general intangible or with respect to any other Collateral whenever payable;

(ii)         in the case of any Intellectual Property owned by or licensed to such Grantor, execute, deliver and have recorded any document that Lender may request to evidence, effect, publicize or record Lender’s security interest in such Intellectual Property and the goodwill and general intangibles of such Grantor relating thereto or represented thereby;

(iii)        pay or discharge taxes and Liens levied or placed on or threatened against any Collateral, effect any repair or pay any insurance called for by the terms of the Note (including all or any part of the premiums therefor and the costs thereof);

(iv)        execute, in connection with any sale provided for in Section 6.1 or Section 6.5, any document to effect or otherwise necessary or appropriate in relation to evidence the sale of any Collateral; or

29

(v)         (A) direct any party liable for any payment under any Collateral to make payment of any moneys due or to become due thereunder directly to Lender or as Lender shall direct, (B) ask or demand for, and collect and receive payment of and receipt for, any moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Collateral, (C) sign and indorse any invoice, freight or express bill, bill of lading, storage or warehouse receipt, draft against debtors, assignment, verification, notice and other document in connection with any Collateral, (D) commence and prosecute any suit, action or proceeding at law or in equity in any court of competent jurisdiction to collect any Collateral and to enforce any other right in respect of any Collateral, (E) defend any actions, suits, proceedings, audits, claims, demands, orders or disputes brought against such Grantor with respect to any Collateral, (F) settle, compromise or adjust any such actions, suits, proceedings, audits, claims, demands, orders or disputes and, in connection therewith, give such discharges or releases as Lender may deem appropriate, (G) assign any Intellectual Property owned by such Grantor or any IP Agreements of such Grantor throughout the world on such terms and conditions and in such manner as Lender shall in its sole discretion determine, including the execution and filing of any document necessary to effectuate or record such assignment and (H) generally, sell, assign, convey, transfer or grant a Lien on, make any Contractual Obligation with respect to and otherwise deal with, any Collateral as fully and completely as though Lender were the absolute owner thereof for all purposes and do, at Lender’s option, at any time or from time to time, all acts and things that Lender deems necessary to protect, preserve or realize upon any Collateral and the Secured Parties’ security interests therein and to effect the intent of the Loan Documents, all as fully and effectively as such Grantor might do.

(vi)        If any Grantor fails to perform or comply with any Contractual Obligation contained herein, Lender, at its option, but without any obligation so to do, may perform or comply, or otherwise cause performance or compliance, with such Contractual Obligation.

(b)          The expenses of Lender incurred in connection with actions undertaken as provided in this Section 7.1, together with interest thereon at a rate set forth in the Note, from the date of payment by Lender to the date reimbursed by the relevant Grantor, shall be payable by such Grantor to Lender on demand.

(c)          Each Grantor hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue of this Section 7.1. All powers, authorizations and agencies contained in this Agreement are coupled with an interest and are irrevocable until this Agreement is terminated and the security interests created hereby are released.

Section 7.2           Authorization to File Financing Statements. Each Grantor authorizes Lender and its Related Persons, at any time and from time to time, to file or record financing statements, amendments thereto, and other filing or recording documents or instruments with respect to any Collateral in such form and in such offices as Lender reasonably determines appropriate to perfect, or continue or maintain perfection of, the security interests of Lender under this Agreement, and such financing statements and amendments may describe the Collateral covered thereby as “all assets of the debtor” or words of similar import. A copy of this Agreement shall be sufficient as a financing statement or other filing or recording document or instrument for filing or recording in any jurisdiction. Such Grantor also hereby ratifies its authorization for Lender to have filed any initial financing statement or amendment thereto under the UCC (or other similar laws) in effect in any jurisdiction if filed prior to the date hereof. Each Grantor hereby (i) waives any right under the UCC or any other Requirement of Law to receive notice and/or copies of any filed or recorded financing statements, amendments thereto, continuations thereof or termination statements and (ii) releases and excuses each Secured Party from any obligation under the UCC or any other Requirement of Law to provide notice or a copy of any such filed or recorded documents.

30

Section 7.3           Authority of Lender. Each Grantor acknowledges that the rights and responsibilities of Lender under this Agreement with respect to any action taken by Lender or the exercise or non-exercise by Lender of any option, voting right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Agreement shall, as between Lender and the other Secured Parties, be governed by the Note and by such other agreements with respect thereto as may exist from time to time among them, but, as between Lender and any Grantor, Lender shall be conclusively presumed to be acting as agent for the Secured Parties with full and valid authority so to act or refrain from acting, and no Grantor shall be under any obligation or entitlement to make any inquiry respecting such authority.

Section 7.4           Duty; Obligations and Liabilities. (a) Duty of Lender. Lender’s sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession shall be to deal with it in the same manner as Lender deals with similar property for its own account. The powers conferred on Lender hereunder are solely to protect Lender’s interest in the Collateral and shall not impose any duty upon Lender to exercise any such powers. Lender shall be accountable only for amounts that it receives as a result of the exercise of such powers, and neither it nor any of its Related Persons shall be responsible to any Grantor for any act or failure to act hereunder, except for their own gross negligence or willful misconduct as finally determined by a court of competent jurisdiction. In addition, Lender shall not be liable or responsible for any loss or damage to any Collateral, or for any diminution in the value thereof, by reason of the act or omission of any warehousemen, carrier, forwarding agency, consignee or other bailee if such Person has been selected by Lender in good faith.

(b)          Obligations and Liabilities with respect to Collateral. No Secured Party and no Related Person thereof shall be liable for failure to demand, collect or realize upon any Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of any Grantor or any other Person or to take any other action whatsoever with regard to any Collateral. The powers conferred on Lender hereunder shall not impose any duty upon any other Secured Party to exercise any such powers. The other Secured Parties shall be accountable only for amounts that they actually receive as a result of the exercise of such powers, and neither they nor any of their respective officers, directors, employees or agents shall be responsible to any Grantor for any act or failure to act hereunder, except for their own gross negligence or willful misconduct as finally determined by a court of competent jurisdiction.

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ARTICLE VIII

Miscellaneous

Section 8.1           Reinstatement. Each Grantor agrees that, if any payment made by any Grantor or other Person and applied to the Secured Obligations is at any time annulled, avoided, set aside, rescinded, invalidated, declared to be fraudulent or preferential or otherwise required to be refunded or repaid, or the proceeds of any Collateral are required to be returned by any Secured Party to such Grantor, its estate, trustee, receiver or any other party, including any Grantor, under any bankruptcy law, state or federal law, common law or equitable cause, then, to the extent of such payment or repayment, any Lien or other Collateral securing such liability shall be and remain in full force and effect, as fully as if such payment had never been made. If, prior to any of the foregoing, (a) any Lien or other Collateral securing such Grantor’s liability hereunder shall have been released or terminated by virtue of the foregoing or (b) any provision of the Guaranty hereunder shall have been terminated, cancelled or surrendered, such Lien, other Collateral or provision shall be reinstated in full force and effect and such prior release, termination, cancellation or surrender shall not diminish, release, discharge, impair or otherwise affect the obligations of any such Grantor in respect of any Lien or other Collateral securing such obligation or the amount of such payment.

Section 8.2           Release of Collateral. (a) At the time provided in the Note, the Collateral shall be released from the Lien created hereby and this Agreement and all obligations (other than those expressly stated to survive such termination) of Lender and each Grantor hereunder shall terminate, all without delivery of any instrument or performance of any act by any party, and all rights to the Collateral shall revert to the Grantors. Each Grantor is hereby authorized to file UCC amendments at such time evidencing the termination of the Liens so released. At the request of any Grantor following any such termination, Lender shall deliver to such Grantor any Collateral of such Grantor held by Lender hereunder and execute and deliver to such Grantor such documents as such Grantor shall reasonably request to evidence such termination.

(b)          If Lender shall be directed or permitted pursuant to the Note to release any Lien or any Collateral, such Collateral shall be released from the Lien created hereby to the extent provided under, and subject to the terms and conditions set forth in, such subsection. In connection therewith, Lender, at the request of any Grantor, shall execute and deliver to such Grantor such documents as such Grantor shall reasonably request to evidence such release.

(c)          At the time provided in the Note and at the request of the Borrower Representative, a Grantor shall be released from its obligations hereunder in the event that all the Stock and Stock Equivalents of such Grantor shall be sold to any Person that is not an Affiliate of the Borrower or the Subsidiaries of the Borrower in a transaction permitted by the Loan Documents.

Section 8.3           Independent Obligations. The obligations of each Grantor hereunder are independent of and separate from the Secured Obligations and the Guaranteed Obligations. If any Secured Obligation or Guaranteed Obligation is not paid when due, or upon any Event of Default, Lender may, at its sole election, proceed directly and at once, without notice, against any Grantor and any Collateral to collect and recover the full amount of any Secured Obligation or Guaranteed Obligation then due, without first proceeding against any other Grantor, or any other Collateral and without first joining any other Grantor in any proceeding.

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Section 8.4           No Waiver by Course of Conduct. No Secured Party shall by any act (except by a written instrument pursuant to Section 8.5 hereof), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default. No failure to exercise, nor any delay in exercising, on the part of any Secured Party, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by any Secured Party of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy that such Secured Party would otherwise have on any future occasion.

Section 8.5           Amendments in Writing. None of the terms or provisions of this Agreement may be waived, amended, supplemented or otherwise modified except in accordance with the consent of the Lender and the Borrower; provided, however, that annexes to this Agreement may be supplemented (but no existing provisions may be modified and no Collateral may be released) through Pledge Amendments and Joinder Agreements, in substantially the form of Annex 1 and Annex 2, respectively, in each case duly executed by Lender and each Grantor directly affected thereby.

Section 8.6           Additional Grantors; Additional Pledged Collateral. (a) Joinder Agreements. If, at the option of the Borrower or as required pursuant to the Note, the Borrower shall cause any Subsidiary that is not a Grantor to become a Grantor hereunder, such Subsidiary shall execute and deliver to Lender a Joinder Agreement substantially in the form of Annex 2 (each, a “Joinder Agreement”) and shall thereafter for all purposes be a party hereto and have the same rights, benefits and obligations as a Grantor party hereto on the Closing Date.

(b)          Pledge Amendments. To the extent any Pledged Collateral has not been delivered as of the Closing Date, such Grantor shall deliver a pledge amendment duly executed by the Grantor in substantially the form of Annex 1 (each, a “Pledge Amendment”). Such Grantor authorizes Lender to attach each Pledge Amendment to this Agreement.

Section 8.7           Notices. All notices, requests and demands to or upon Lender or any Grantor hereunder shall be effected in the manner provided for in the Note; provided, however, that any such notice, request or demand to or upon any Grantor shall be addressed to the Borrower’s notice address set forth in the Note.

Section 8.8           Successors and Assigns. This Agreement shall be binding upon the successors and assigns of each Grantor and shall inure to the benefit of each Secured Party and their successors and assigns; provided, however, that no Grantor may assign, transfer or delegate any of its rights or obligations under this Agreement without the prior written consent of Lender.

Section 8.9           Counterparts. This Agreement may be executed in any number of counterparts and by different parties in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Signature pages may be detached from multiple separate counterparts and attached to a single counterpart. Delivery of an executed signature page of this Agreement by facsimile transmission or by Electronic Transmission shall be as effective as delivery of a manually executed counterpart hereof.

Section 8.10         Severability. Any provision of this Agreement being held illegal, invalid or unenforceable in any jurisdiction shall not affect any part of such provision not held illegal, invalid or unenforceable, any other provision of this Agreement or any part of such provision in any other jurisdiction.

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Section 8.11         Governing Law. This Agreement and the rights and obligations of the parties hereto shall be governed by, and construed and interpreted in accordance with, the law of the State of Delaware without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.

Section 8.12         No Effect on Stock Purchase Agreement; No Waiver of Rights. Notwithstanding anything in this Agreement or any other Loan Document to the contrary, no term or provision of this Agreement or any other Loan Document shall have the effect of modifying or amending any of the rights of the Borrower (as Purchaser) under the Stock Purchase Agreement, including, without limitation, any rights to set-off or recoup amounts under the Note or any of the obligations, including, without limitation, the indemnity obligations, of the Lender (as Seller) under the Stock Purchase Agreement.

Section 8.13         Waiver of Jury Trial. THE PARTIES HERETO, TO THE EXTENT PERMITTED BY LAW, WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT, OR PROCEEDING ARISING OUT OF, IN CONNECTION WITH OR RELATING TO, THIS AGREEMENT, THE OTHER LOAN DOCUMENTS AND ANY OTHER TRANSACTION CONTEMPLATED HEREBY AND THEREBY. THIS WAIVER APPLIES TO ANY ACTION, SUIT OR PROCEEDING WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE.

EACH GRANTOR AGREES TO BE BOUND BY THE PROVISIONS OF SECTION (29) OF THE NOTE.

[SIGNATURE PAGES FOLLOW]

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IN WITNESS WHEREOF, each of the undersigned has caused this Guaranty and Security Agreement to be duly executed and delivered as of the date first above written.

BORROWER:

NXSN ACQUISITION CORP.

By:
Name:
Title:

[Signature Page to Guaranty and Security Agreement – [SP Holdco]]

NEXSAN CORPORATION

By:
Name:
Title:

NEXSAN TECHNOLOGIES, INC.

By:
Name:
Title:

CONNECTED DATA, INC.

By:
Name:
Title:

[Signature Page to Guaranty and Security Agreement –[SP Holdco]]

ACCEPTED AND AGREED

as of the date first above written:

IMATION CORP.,

as Lender

By:
Name:
Title:

[Signature Page to Guaranty and Security Agreement –[SP Holdco]]

ANNEX 1

TO

GUARANTY AND SECURITY AGREEMENT1

FORM OF PLEDGE AMENDMENT

This Pledge Amendment, dated as of __________ __, 201_, is delivered pursuant to Section 8.6 of the Guaranty and Security Agreement, dated as of [Closing Date under SPA] by NXSN Acquisition Corp. and the other Grantors party thereto, the undersigned Grantor and the other Affiliates of the Borrower from time to time party thereto as Grantors in favor of Imation Corp., as Lender (the “Guaranty and Security Agreement”). Capitalized terms used herein without definition are used as defined in the Guaranty and Security Agreement.

The undersigned hereby agrees that this Pledge Amendment may be attached to the Guaranty and Security Agreement and that the Pledged Collateral listed on Annex 1-A to this Pledge Amendment shall be and become part of the Collateral referred to in the Guaranty and Security Agreement and shall secure all of the Secured Obligations.

The undersigned hereby represents and warrants that each of the representations and warranties contained in Sections 4.1, 4.2, 4.4 and 4.9 of the Guaranty and Security Agreement is true and correct on and as of the date hereof as if made on and as of such date.

[GRANTOR]

By:
Name:
Title:

1 Separate agreements should be executed relating to each Grantor’s respective Copyrights, Patents, and Trademarks.

A1-1

Annex 1-A

PLEDGED STOCK

ISSUER	CLASS	CERTIFICATE NO(S).	PAR VALUE	NO. OF SHARES, UNITS OR INTERESTS

PLEDGED DEBT INSTRUMENTS

ISSUER	DESCRIPTION OF DEBT	CERTIFICATE NO(S).	FINAL MATURITY	PRINCIPAL AMOUNT

A1-2

ACKNOWLEDGED AND AGREED

as of the date first above written:

IMATION CORP.,

as Lender

By:
Name:
Title:

A1-3

ANNEX 2

TO

GUARANTY AND SECURITY AGREEMENT

FORM OF JOINDER AGREEMENT

This JOINDER AGREEMENT, dated as of _________ __, 201_, is delivered pursuant to Section 8.6 of the Guaranty and Security Agreement, dated as of [Closing Date under SPA], by NXSN Acquisition Corp. and the other Persons from time to time party thereto as Grantors in favor of Imation Corp., as Lender (as such agreement may be amended, restated, supplemented and/or otherwise modified from time to time, the “Guaranty and Security Agreement”). Capitalized terms used herein without definition are used as defined in the Guaranty and Security Agreement.

By executing and delivering this Joinder Agreement, the undersigned, as provided in Section 8.6 of the Guaranty and Security Agreement, hereby becomes a party to the Guaranty and Security Agreement as a Grantor thereunder with the same force and effect as if originally named as a Grantor therein and, without limiting the generality of the foregoing, as collateral security for the prompt and complete payment and performance when due (whether at stated maturity, by acceleration or otherwise) of the Secured Obligations, hereby mortgages, pledges and hypothecates to Lender and grants to Lender a lien on and security interest in, all of its right, title and interest in, to and under the Collateral of the undersigned and expressly assumes all obligations and liabilities of a Grantor thereunder. The undersigned hereby agrees to be bound as a Grantor for the purposes of the Guaranty and Security Agreement.

The information set forth in Annex 1-A is hereby added to the information set forth in Schedules 1 through 5 to the Guaranty and Security Agreement. By acknowledging and agreeing to this Joinder Agreement, the undersigned hereby agrees that this Joinder Agreement may be attached to the Guaranty and Security Agreement and that the Collateral listed on Annex 1-A to this Joinder Amendment shall be and become part of the Collateral referred to in the Guaranty and Security Agreement and shall secure all Secured Obligations of the undersigned.

The undersigned hereby represents and warrants that each of the representations and warranties contained in Article IV of the Guaranty and Security Agreement applicable to it is true and correct on and as of the date hereof as if made on and as of such date.

A2-1

In witness whereof, the undersigned has caused this Joinder Agreement to be duly executed and delivered as of the date first above written.

[ADDITIONAL GRANTOR]

By:
Name:
Title:

A2-2

ACKNOWLEDGED AND AGREED

as of the date first above written:

IMATION CORP.,

as Lender

By:
Name:
Title:

A2-3

ANNEX 3

TO

GUARANTY AND SECURITY AGREEMENT

FORM OF INTELLECTUAL PROPERTY SECURITY AGREEMENT1

THIS [COPYRIGHT] [PATENT] [TRADEMARK] SECURITY AGREEMENT, dated as of _________ __, 201_, is made by each of the entities listed on the signature pages hereof (each a “Grantor” and, collectively, the “Grantors”), in favor of Imation Corp (“Lender”), as lender.

WITNESSETH:

WHEREAS, pursuant to the Senior Secured Convertible Note dated as of [Closing Date under SPA] (as the same may be amended, restated, supplemented and/or modified from time to time, the “Note”) issued by the Borrower for the benefit of the Lender, the Lender has agreed to enter into the Loan Documents and to make a loan to the Borrower upon the terms and subject to the conditions set forth in the Note;

WHEREAS, each Grantor has agreed, pursuant to a Guaranty and Security Agreement dated [Closing Date under SPA], in favor of Lender (as such agreement may be amended, restated, supplemented or otherwise modified from time to time, the “Guaranty and Security Agreement”), to guarantee the Obligations of Borrower;

WHEREAS, all of the Grantors are party to the Guaranty and Security Agreement pursuant to which the Grantors are required to execute and deliver this [Copyright] [Patent] [Trademark] Security Agreement; and

WHEREAS, it is a condition precedent to the obligation of the Lender to enter into the Loan Documents and make the loan to the Borrower that the Borrower shall have executed and delivered this Agreement to Lender;

NOW, THEREFORE, in consideration of the premises and to induce the Lender and Lender to enter into the Loan Documents and to induce the Lender to make its loan to the Borrower, each Grantor hereby agrees with Lender as follows:

Section 1. Defined Terms. Capitalized terms used herein without definition are used as defined in the Guaranty and Security Agreement.

Section 2. Grant of Security Interest in [Copyright] [Trademark] [Patent] Collateral. Each Grantor, as collateral security for the prompt and complete payment and performance when due (whether at stated maturity, by acceleration or otherwise) of the Secured Obligations (as defined in the Guaranty and Security Agreement), hereby mortgages, pledges and hypothecates to Lender and grants to Lender a Lien on and security interest in, all of its right, title and interest in, to and under the following Collateral of such Grantor (the “[Copyright] [Patent] [Trademark] Collateral”):

1 Separate agreements should be executed relating to each Grantor’s respective Copyrights, Patents, and Trademarks.

A3-1

(a)          [all of its Copyrights and all IP Agreements providing for the grant by or to such Grantor of any right under any Copyright, including, without limitation, those referred to on Schedule 1 hereto;

(b)          all renewals, reversions and extensions of the foregoing; and

(c)          all income, royalties, proceeds and Liabilities at any time due or payable or asserted under and with respect to any of the foregoing, including, without limitation, all rights to sue and recover at law or in equity for any past, present and future infringement, misappropriation, dilution, violation or other impairment thereof.]

or

(a)          [all of its Patents and all IP Agreements providing for the grant by or to such Grantor of any right under any Patent, including, without limitation, those referred to on Schedule 1 hereto;

(b)          all reissues, reexaminations, continuations, continuations-in-part, divisionals, renewals and extensions of the foregoing; and

(c)          all income, royalties, proceeds and Liabilities at any time due or payable or asserted under and with respect to any of the foregoing, including, without limitation, all rights to sue and recover at law or in equity for any past, present and future infringement, misappropriation, dilution, violation or other impairment thereof.]

or

(a)          [all of its Trademarks and all IP Agreements providing for the grant by or to such Grantor of any right under any Trademark, including, without limitation, those referred to on Schedule 1 hereto;

(b)          all renewals and extensions of the foregoing;

(c)          all goodwill of the business connected with the use of, and symbolized by, each such Trademark; and

(d)          all income, royalties, proceeds and Liabilities at any time due or payable or asserted under and with respect to any of the foregoing, including, without limitation, all rights to sue and recover at law or in equity for any past, present and future infringement, misappropriation, dilution, violation or other impairment thereof.]

Section 3. Guaranty and Security Agreement. The security interest granted pursuant to this [Copyright] [Patent] [Trademark] Security Agreement is granted in conjunction with the security interest granted to Lender pursuant to the Guaranty and Security Agreement and each Grantor hereby acknowledges and agrees that the rights and remedies of Lender with respect to the security interest in the [Copyright] [Patent] [Trademark] Collateral made and granted hereby are more fully set forth in the Guaranty and Security Agreement, the terms and provisions of which are incorporated by reference herein as if fully set forth herein.

A3-2

Section 4. Grantor Remains Liable. Each Grantor hereby agrees that, anything herein to the contrary notwithstanding, such Grantor shall assume full and complete responsibility for the prosecution, defense, enforcement or any other necessary or desirable actions in connection with their [Copyrights] [Patents] [Trademarks] and IP Agreements subject to a security interest hereunder.

Section 5. Counterparts. This [Copyright] [Patent] [Trademark] Security Agreement may be executed in any number of counterparts and by different parties in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Signature pages may be detached from multiple separate counterparts and attached to a single counterpart.

Section 6. Governing Law. This [Copyright] [Patent] [Trademark] Security Agreement and the rights and obligations of the parties hereto shall be governed by, and construed and interpreted in accordance with, the law of the State of Delaware without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.

[SIGNATURE PAGES FOLLOW]

A3-3

IN WITNESS WHEREOF, each Grantor has caused this [Copyright] [Patent] [Trademark] Security Agreement to be executed and delivered by its duly authorized officer as of the date first set forth above.

[GRANTOR]
as Grantor

By:
Name:
Title:

ACCEPTED AND AGREED

as of the date first above written:

imation corp.,

as Lender

By:
Name:
Title:

A3-4

SCHEDULE I

TO

[COPYRIGHT] [PATENT] [TRADEMARK] SECURITY AGREEMENT

[Copyright] [Patent] [Trademark] Registrations

1.          REGISTERED [COPYRIGHTS] [PATENTS] [TRADEMARKS]

[Include Registration Number and Date]

2.          [COPYRIGHT] [PATENT] [TRADEMARK] APPLICATIONS

[Include Application Number and Date]

3.          IP AGREEMENTS

[Include complete legal description of agreement (name of agreement, parties and date)]

Schedule 1 to Guaranty and Security Agreement

Commercial Tort Claims

None.

Schedule 2 to Guaranty and Security Agreement

Filings

ENTITY	JURISDICTIONS
Nexsan Corporation	Delaware
Nexsan Technologies, Inc.	Delaware
Connected Data, Inc.	California

NXSN Acquisition Corp.	Delaware

Schedule 3

Location of Inventory, Equipment, Books and Records

All books and records are located either the locations set forth below or located at ____________. All inventory and equipment is located at the following:

Grantor	Use	Location	Landlord

Schedule 4 to Guaranty and Security Agreement

Pledged Collateral

Entity	Jurisdiction	Stock	Issued Shares/Units	Cert #	Ownership (org chart)

Nexsan Corporation	Delaware

Nexsan Technologies, Inc.	Delaware

Connected Data, Inc.	California

Schedule 5 to Guaranty and Security Agreement

Intellectual Property